UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material under § 240.14a-12

FORTIVE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026 Proxy

Statement

and Notice of Annual Meeting of Shareholders

We compete for

shareholders.

We believe in prioritizing

trust, sustainability, and positive

impact to create long-term value

for all of our stakeholders, including

our shareholders, our employees, our

customers and our communities.

Customer success inspires our innovation.

We believe our most important

breakthroughs are the ones that help

our customers succeed, and we

strive to break down barriers and

forge new paths to world-changing

innovations to move our

customers forward.

Kaizen is our way of life.

We know we can always do

and be better. Our commitment

to continuous improvement,

grounded in our Fortive Business

System Inspires us to approach

our work with curiosity. We are

always growing and learning.

We build extraordinary teams for extraordinary results.

We believe we are more together,

and we all have something unique

to offer as we come together to

solve problems no one could

solve alone, committed to a

strong and inclusive culture.

Our Values

Extraordinary Teams
Customer Success
Kaizen
Shareholders
Quality
Delivery
Cost
Innovation

FORTIVE CORPORATION

6920 Seaway Blvd

Everett, WA 98203

Notice of 2026 Annual Meeting of Shareholders

ITEMS OF BUSINESS	BOARD RECOMMENDATION	PAGE

When:

June 9, 2026 at

3:00 p.m., PDT.

Items of Business:

3 proposals as listed here

Date of Mailing:

The date of mailing of this Proxy Statement is on or about April 29, 2026.

Who Can Vote:

Shareholders of Fortive’s

common stock at the

close of business on

April 13, 2026.

Virtual-Only Meeting:

The 2026 Annual Meeting

of Shareholders will be

held in a virtual-only

meeting format.

Where:

www.virtualshareholder

meeting.com/FTV2026

1. To elect the eight director nominees named in this Proxy Statement, each for a one-year term expiring at the 2027 annual meeting and until his or her respective successor is duly elected and qualified.	FOR	7
2. To approve on an advisory basis Fortive’s named executive officer compensation.	FOR	43
3. To ratify the appointment of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2026.	FOR	98

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Most shareholders have a choice of voting in advance over the Internet, by telephone or by using a traditional proxy card or voting instruction form. You may also vote during the annual meeting by following the instructions available on the meeting website during the meeting. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

The rules and procedures applicable to the 2026 Annual Meeting, together with a list of shareholders of record for inspection for any legally valid purpose, will be available at the 2026 Annual Meeting for shareholders of record at www.virtualshareholdermeeting.com/FTV2026. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit questions and receive technical support during the virtual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON June 9, 2026:

The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and the Annual Report are available at: http://www.proxyvote.com.

By Order of the Board of Directors,

Daniel B. Kim

Secretary

April 29, 2026

Proxy Summary

About Fortive

Our Company

Fortive Corporation (“Fortive” or “Company”) innovates essential technologies to keep our world safe and productive. Fortive’s strategic segments - Intelligent Operating Solutions and Advanced Healthcare Solutions - include iconic inventor brands with leading positions in their markets. The company’s businesses design, develop, manufacture, and market products, software, and services, building on leading brand names, innovative technologies, and strong market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 10,000 research and development, manufacturing, sales, distribution, service, and administrative team members in approximately 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System.

Ralliant Separation

On June 28, 2025, we completed the separation (the “Separation”) of our former Precision Technologies segment (the “PT Segment”) by distributing to our shareholders on a pro rata basis all of the issued and outstanding common stock of Ralliant Corporation (“Ralliant”), the entity incorporated to hold the businesses of the PT Segment. The requirements for reporting the Ralliant business as discontinued operations were met upon completion of the Separation. Unless otherwise indicated, all our financial results in this Proxy Statement refer to our results presented on a continuing operations basis.

Fortive Business System

Our teams across our operating companies are united by our culture of continuous improvement – characterized by the high expectations, inclusion, humility, and transparency embodied in the Fortive Business System (“FBS”). This cultural foundation is reinforced by the rigor of our disciplined operating cadence. FBS enables us to operate our businesses with a focus on relentless execution, powered by our mindset and a set of tools and best practices consistently applied across our portfolio. We are continually evolving FBS to accelerate and sustain progress in every aspect of our business and deliver on our “Fortive Accelerated” strategy of faster profitable growth, disciplined capital allocation and building and maintaining investor trust. In doing so, we have incorporated new technology enablers, like artificial intelligence and machine learning and are building new capabilities to drive accelerated innovation, greater commercial success and more recurring customer value. FBS is a critical component of how we achieve sustained success over time.

2 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Fortive Accelerated

Following the Separation on June 28, 2025, we embarked on our journey as the new Fortive - guided by our Fortive Accelerated strategy to drive profitable organic growth, allocate capital with discipline, and build investor trust. Early results are encouraging: in the second half of 2025 we delivered accelerating growth and strong financial results, while investing in initiatives that support our multi‑year financial framework. We also deployed capital strategically, including $1.3 billion for share repurchases in the second half of 2025. And in keeping with our commitment to investor trust, we are pleased to have exceeded expectations in our first two fiscal quarters as the new Fortive.

FY 2025
Revenue	$4.2B
GAAP EPS	$1.59
Adj. Net EPS*	$2.71
Operating Cash Flow	$1.0B
Free Cash Flow*	$0.9B

1H 2025 vs 2H 2025

	1H 2025	2H 2025
Reported Revenue Growth	+0.3%	+3.5%
GAAP EPS Growth	+30.0%	+9.2%

Core Revenue Growth*

0.7%
2.6%
1H 2025
2H 2025

Adj. Net EPS Growth*

10.8%
13.7%
1H 2025
2H 2025

FCF Conversion on Adj. Net Income*

90.2%
112.1%
1H 2025
2H 2025

(*) The results are presented on a continuing operations basis to reflect the Separation. Core revenue growth, adjusted net EPS, adjusted net EPS growth, free cash flow, and FCF conversion are non-GAAP financial measures. Core revenue growth and adjusted net EPS growth reflect corresponding comparison to the respective measure from the prior year. For the definition of these non-GAAP financial measures and the reconciliation to the corresponding GAAP measures, please refer to “Non-GAAP Financial Measures” in Appendix A.

2026 Proxy Statement | 3

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Proxy Voting Roadmap

PROPOSAL 1: Election of Directors (page 7) >

Overview of Director Nominees

Our eight director nominees are comprised of current directors with a broad range of skills, background, and experience, which the Board of Directors (“Board”) believes contributes to the effective oversight of the Company. Additional details on board membership criteria are set forth on page 28 under “Corporate Governance – Director Nomination Process.”

Skills and Attributes

	Daniel Comas	Sharmistha Dubey	Rejji Hayes	Wright Lassiter	Kate Mitchell	Gregory Moore	Jeannine Sargent	OLUMIDE sOROYE
Global Experience
Senior Executive Leadership Experience
Relevant Industry Experience
Sustainability Experience
Technology Management Experience
Cybersecurity Experience
Financial Literacy or Public Accounting Experience
Human Capital Management Experience
Mergers and Acquisition Experience
Public Company Board Experience
Legal and Corporate Governance Experience
Capital Markets and Corporate Finance Experience
Operational and Risk Management Experience

Indicates Experienced	Indicates Expertise

The Board of Directors recommends that shareholders vote “FOR” the election of each of the Director Nominees to the Board.

4 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

PROPOSAL 2: Advisory Vote on Executive Compensation (page 43) >

2025 Compensation Mix (At Target)1

Our 2025 executive compensation program aligned compensation with the creation of long-term value for our shareholders. As shown below, the significant majority of our 2025 executive compensation was performance-based (including compensation that was dependent on performance of our stock price).

CEO Target Pay Mix	All Other NEO Target Pay Mix

(1)
Compensation reflects target grant values and may differ from values disclosed in the Summary Compensation Table. Percentages are rounded to the nearest whole number. Additional information can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Board of Directors recommends that shareholders vote “FOR” the approval on an advisory basis of Fortive's named executive officer compensation.

2026 Proxy Statement | 5

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

PROPOSAL 3: Ratification of Independent Registered Public Accounting Firm (page 98) >

After careful consideration of the independence and performance of the Company’s independent registered public accounting firm, the Audit Committee believes that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Consequently, the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2026.

6 | Fortive Corporation

PROPOSAL 1:

Election of Directors

At the Annual Meeting, shareholders will be asked to elect Daniel L. Comas, Sharmistha Dubey, Rejji P. Hayes, Wright L. Lassiter III, Kate D. Mitchell, Gregory J. Moore, Jeannine Sargent, and Olumide Soroye (each of whom has been recommended by the Nominating and Governance Committee, has been nominated by the Board and currently serves as a director of Fortive) to serve a one-year term until the 2027 Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.

Eric Branderiz will not stand for re-election and will retire from our Board as of the 2026 Annual Meeting. Although, as of the date of this Proxy Statement, the number of directors is fixed at nine, the Board has adopted a resolution that, effective as of the retirement of Mr. Branderiz at the 2026 Annual Meeting, the size of the Board will be reduced to eight directors.

In the event a nominee declines or is unable to serve, the proxies may be voted at the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this would occur.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the Director Nominees to the Board.

2026 Proxy Statement | 7

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Directors

Overview of Director Nominees

Our eight director nominees are comprised of current directors with a broad range of skills, background, and experience, which the Board believes contributes to the effective oversight of the Company. Additional details on board membership criteria are set forth on page 28 under “Corporate Governance – Director Nomination Process.”

Independence	Tenure

7 DIRECTORS are independent	<5 YRS average tenure

Industry Experience	Operational and Risk Management Experience

8 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Skills and Attributes

	Daniel Comas	Sharmistha Dubey	Rejji Hayes	Wright Lassiter	Kate Mitchell	Gregory Moore	Jeannine Sargent	OLUMIDE sOROYE
Global Experience
Senior Executive Leadership Experience
Relevant Industry Experience
Sustainability Experience
Technology Management Experience
Cybersecurity Experience
Financial Literacy or Public Accounting Experience
Human Capital Management Experience
Mergers and Acquisition Experience
Public Company Board Experience
Legal and Corporate Governance Experience
Capital Markets and Corporate Finance Experience
Operational and Risk Management Experience

Indicates Experienced	Indicates Expertise

Board Refreshment

MAJORITY OF THE BOARD appointed since 2021

Chair Refreshment

2026 Proxy Statement | 9

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Director Nominees

We have included information as of the date of this Proxy Statement relating to each nominee for election as director, including his or her age, the year in which he or she became a director, his or her principal occupation, any board memberships at other public companies (to the extent required under Item 401(e)(2) of Regulation S-K) currently ("Other Current US Listed Public Company Directorships") and during the past five years, and the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should continue to serve as a director of Fortive. Please see “Corporate Governance – Director Nomination Process” for a further discussion of the Board’s process for nominating Board candidates. In the event a nominee declines or is unable to serve, the proxies may be voted at the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

Director Qualifications

•   Deep expertise in finance, strategy, corporate development, capital allocation, accounting, human capital management, and risk management

•   Through his extensive leadership experience at Danaher, direct understanding of the principles of the Fortive Business System and our culture of continuous improvement

Background

•   Previously served as Executive Vice President of Danaher Corporation (“Danaher”), a global science and technology company, from April 2005 to December 2020, including as Chief Financial Officer through December 2018

•   Had served in various other roles at Danaher, including in roles with responsibilities over corporate development, treasury, finance and risk management after joining Danaher in 1991

•   Currently serves as an advisor to Danaher since 2021 and is an adjunct professor at Georgetown University since 2018

•   Currently serves as a director of Veralto Corporation, a water and product quality solutions company, since 2023

•   Holds a Bachelor’s degree in Economics from Georgetown University and a Master’s degree in Business Administration from Stanford University

10 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Director Qualifications

•   Extensive experience and leadership in operation, innovative product development, competitive strategy and marketing in the technology industry

•   Extensive significant experience in governance, data privacy, cybersecurity, human capital management, scaling of new technologies into new markets, financial reporting, and execution of portfolio and investment strategies

Background

•   Currently serves as the Chair of the Board of Fortive since 2025

•   Currently serves as an operating partner of Advent International LP, a global private equity firm, since 2022

•   Previously served as the Chief Executive Officer of Match Group, Inc., a publicly-traded provider of global dating products, from March 2020 to May 2022, overseeing growth for the portfolio of brands, including Tinder, Match, Meetic, OkCupid, Hinge, Pairs, PlentyOfFish, and OurTime

•   Had served in various other senior leadership positions at Match Group, Inc., including as Match Group’s President, Chief Operating Officer of Tinder, President of Match Group Americas, Chief Product Officer of Match, and Chief Product Officer and EVP of The Princeton Review after joining Match Group in 2016

•   Announced retirement from the board of Match Group, Inc. at Match Group, Inc.’s upcoming 2026 annual meeting.

•   Currently serves as a director of Naspers Limited, a technology investment company, and Prosus N.V., a global consumer internet group that is majority-owned by Naspers, since 2022

•   Holds an undergraduate degree in Engineering from the Indian Institute of Technology and a master’s degree in Engineering from Ohio State University

2026 Proxy Statement | 11

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Director Qualifications

•   Extensive experience in finance, strategy, capital markets, accounting, financial reporting, mergers & acquisitions, risk management, ESG, regulatory matters, cybersecurity, and corporate governance

•   Significant expertise in capital allocation

•   Deep expertise in the power and energy sector

Background

•   Currently serves as Executive Vice President and Chief Financial Officer of CMS Energy Corporation, a publicly-traded power and energy company, since 2017, overseeing the treasury, tax, investor relations, accounting, financial planning and analysis, internal audit services, supply chain, facilities, fleet, and mergers & acquisitions functions

•   Also serves as Chairman of NorthStar Clean Energy, a CMS Energy subsidiary, which develops, owns and operates independent power generation assets in service of large commercial and industrial companies across the U.S.

•   Previously served as Chairman of the Board of EnerBank USA®, a nationwide provider of home improvement loans and former CMS Energy subsidiary

•   Had served as the Chief Financial Officer of ITC Holdings Corp, a publicly-traded electric transmission company, from 2014 to 2016, and as its Vice President, Finance and Treasurer from 2012 to 2014

•   Held strategy and financial leadership roles for Exelon Corporation, Lazard Freres & Co., and Bank of America Securities prior to joining ITC Holdings Corp.

•   Holds a bachelor’s degree from Amherst College and a master’s degree in business from Harvard Business School

Director Qualifications

•   Extensive experience and leadership in healthcare services

•   Extensive experience in innovation, strategic planning, operation, and execution, corporate governance, ESG, human capital management, finance and community service

Background

•   Currently serves as CEO of Common Spirit Health, a private, integrated health system comprising more than 2,200 care sites in 24 states, since 2022

•   Serves as the chair of The American Hospital Association Board of Trustees, a national organization that represents America’s hospitals and health systems to advance health in America

•   Previously served as President and CEO of Henry Ford Health System, a $7 billion, private, not-for-profit health system comprised of six hospitals, a health plan and wide range of ambulatory and retail health services, from 2014 to 2022

•   Serves as a director of Quest Diagnostics, a publicly-traded diagnostic information services company, since 2020

•   Previously served as the lead independent director of DT Midstream, a publicly-traded energy company, from 2021 to 2023

•   Had also served as a Director of the Federal Reserve Bank of Chicago from 2018 to 2021

12 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Director Qualifications

•   Over 40 years of extensive experience in the technology industry, with a focus on building and investing in high growth, innovative software companies solving business problems at scale

•   Expertise in digital transformation through technology cycles, including the current wave driven by artificial intelligence

•   Deep experience as a director, investor and senior executive in the areas of governance, finance, product development, business management, investment and acquisition strategy, cybersecurity, and executive compensation

Background

•   Currently serves as a founding partner of Scale Venture Partners, a Silicon Valley-based firm that invests in early-stage technology companies, since 1997

•   Previously served with Bank of America from 1988 to 1996, most recently as Senior Vice President for Bank of America Online Banking

•   Serves as a director, including as chair of the compensation committee, of Ralliant Corporation since 2025

•   Had served as director of SVB Financial Group from 2010 to 2024

•   Serves as Chairman and Founder of Venture Forward, a non-profit affiliate of the National Venture Capital Association (NVCA) where she also served as Chair and board member from 2007 to 2016

•   Serves as a member of the board, including as a member of the executive committee, of Silicon Valley Community Foundation and as a member of the investment committee of the San Francisco Museum of Modern Art

•   Holds a BA from Stanford University, an MBA from the Evening Program Golden Gate University, and has attended Executive programs at Harvard Business School (strategic marketing) and MIT CSAIL/Sloan (artificial intelligence)

Director Qualifications

•   Board certified in Diagnostic Radiology, Neuroradiology and Clinical informatics

•   Substantial experience both in the medical field as a practitioner and as a technology executive experienced in digital health and AI

Background

•   Serves as a senior advisor to Gates Ventures, a venture capital firm focused on health and global development

•   Previously served as the Corporate Vice President of Microsoft Health & Life Sciences at Microsoft Corporation, from 2019 to 2023

•   Had also served as the Vice President and Founder of Google Cloud Healthcare & Life Sciences at Google Inc., a multinational technology company that specializes in Internet-related products and services, from 2016 to 2019

•   Had also served as the Chief Emerging Technology and Informatics Officer at Geisinger Health System, a regional healthcare provider

•   Serves as an Associate Fellow at Stanford University’s Center for Artificial Intelligence in Medicine and Imaging

•   Currently serves as a director of Davita, Inc., a health care provider, since 2021

•   Previously served as a director of Olink Holding AB and Hill-Rom Holdings, Inc.

•   Holds a PhD in Radiological Sciences from Massachusetts Institute of Technology, and MD from Wayne State University School of Medicine

2026 Proxy Statement | 13

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Director Qualifications

•   Over 30 years of experience encompassing leadership, operations, marketing, and engineering roles with a wide mix of high technology hardware and software companies across multiple industries

•   Significant experience in development and global commercialization and scaling of disruptive technologies with varied business and go-to-market models, execution of investment and acquisition strategies, corporate governance, cybersecurity, and executive compensation

Background

•   Previously served as president of Energy and as president of Innovation and New Ventures at Flex, a leader in global design and manufacturing, from 2012 to 2017

•   Had also served as the chief executive officer at Oerlikon Solar, a thin-film silicon solar photovoltaic module manufacturer and a wholly owned subsidiary of Oerlikon, a publicly-traded Swiss company, and Voyan Technology, an embedded systems software provider

•   Serves as an Operating Partner at G2 Venture Partners since 2024 focused on transformational technology in industrial and energy sectors, and a Venture Partner and Senior Advisor at Breakthrough Energy Ventures since 2019 focused on energy innovations to transform the economy

•   Previously served as a Senior Advisor to Generation Investment Management, LLC from 2017 to 2026, a pioneer in sustainable investing

•   Serves as a director of Synopsys, Inc., an electronic design automation company, since 2020

•   Serves as a Trustee of Northeastern University since 2017, a leader in interdisciplinary research and co-operative education

•   Previously served as a director of Cypress Semiconductor Corp., Proterra, Inc. and Queens’ Gambit Growth Capital

Director Qualifications

•   Extensive experience in senior leadership positions, including as a CEO and President of both segments of Fortive

•   Through his various senior leadership positions at Fortive, CoreLogic, Inc. and McKinsey & Company, broad strategic, operating and functional experience with, and deep knowledge of, growth innovation, technology, strategy, capital allocation, acquisitions, marketing, and purpose driven leadership

Background

•   Currently serves as the Chief Executive Officer and President of Fortive since June 2025

•   Previously served as CEO and President of Fortive’s IOS segment from January 2021 to June 2025 and Fortive’s AHS segment from January 2025 to June 2025

•   Prior to joining Fortive, served as Managing Director of the PIRM segment of CoreLogic, Inc. an analytics and software company, from 2013 to 2021 when CoreLogic was a publicly traded company

•   Serves as a director of Verisk Analytics, a provider of data analytics and technology for the insurance industry, since 2022

•   Holds an MBA from Harvard Business School and JD from Loyola Law School

14 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Corporate Governance

Corporate Governance Overview

Governance Highlights

Board Composition

We have engaged in rigorous refreshment of the Board, with a majority of the Board appointed in or after 2021
We have fully declassified the Board to provide for the election of all directors for one-year terms

We have adopted proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years, to nominate and include in our proxy materials director nominees constituting up to 20% of the Board, as further detailed in our Bylaws

We maintain a majority vote requirement for the election of directors in uncontested elections

Board Structure

We have separated our Chair and CEO positions, with an independent Chair

Board Oversight of Strategy and Risk

We provide detailed review and oversight of the development and execution of our strategy at every Board meeting, organized around the three pillars of the Fortive Accelerated Strategy: Faster Profitable Organic Growth, Disciplined Capital Allocation, and Build and Maintain Investor Trust.

We have formalized and documented in the Compensation Committee Charter oversight of our human capital management by the Compensation Committee, including matters related to overall employee retention and company culture, with annual review by the full Board

We have formalized and documented in the Nominating and Governance Committee Charter oversight of our CEO succession planning by the Nominating and Governance Committee, with annual review by the full Board

We have formalized and documented in the Nominating and Governance Committee Charter oversight of sustainability risk management and strategies by the Nominating and Governance Committee, with annual review by the full Board

We have formalized and documented in the Audit Committee Charter oversight of our cybersecurity by the Audit Committee, with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls and annual review by the full Board

Other Governance Policies and Practices

We have no shareholder rights plan
We have implemented the right of shareholders to call a special meeting
We have eliminated all supermajority voting requirements
We have adopted a Political Contribution Policy overseen by the Nominating and Governance Committee
We have an absolute prohibition against pledging of our stock by our director and executive officers
We have implemented rigorous stock ownership requirements for directors and executive officers
We have implemented a robust annual shareholder engagement program

2026 Proxy Statement | 15

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Corporate Governance Guidelines, Committee Charters and Code of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and adopted written charters for each of its committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Board of Directors has also adopted our Code of Conduct that includes, among other things, a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Code of Conduct referenced above are each available in the “Investors – Corporate Governance” section of our website at http://www.fortive.com.

Board Leadership Structure

The Board has separated the positions of Chair and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our shareholders.

The entire Board selects its Chair, and our Board has selected Sharmistha Dubey, an independent director, as its Chair, in light of Ms. Dubey’s independence and her deep experience and knowledge with CEO leadership, strategy, corporate governance, public board management, risk management, and Fortive’s various businesses and industries.

As the independent Chair of the Board, Ms. Dubey leads the activities of the Board, including:

•
Calling, and presiding over, all meetings of the Board;
•
Together with the CEO and the Corporate Secretary, setting the agenda for the Board;
•
Calling, and presiding over, the executive sessions of the independent directors;
•
Advising the CEO on strategic aspects of the Company’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;
•
Acting as a liaison, as necessary, between the non-management directors and the management of the Company; and
•
Acting as a liaison, as necessary, between the Board and the committees of the Board.

In the event that the Chair of the Board is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select by majority vote an independent director to serve as the Lead Independent Director with the authority to:

•
Preside over all meetings of the Board at which the Chair is not present, including the executive sessions;
•
Call meetings of the independent directors;
•
Act as a liaison, as necessary, between the independent directors and the CEO; and
•
Advise with respect to the Board’s agenda.

The Board’s non-management directors meet in executive session following the Board’s regularly scheduled meetings, with the executive sessions chaired by the independent Chair. In addition, the independent directors meet as a group in executive session at least once a year.

16 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Board Oversight

The Board’s role in strategy and risk oversight of the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for developing and executing the Company’s strategy and assessing and managing the Company’s risk exposure and with the Board and its committees conducting in-depth review of the Company’s strategy and the Company’s risk assessment and management.

Strategy Oversight

At every Board meeting, the Board conducts a detailed review of the development and execution of our Fortive Accelerated Strategy, which is centered around the goals of Faster Profitable Organic Growth, Disciplined Capital Allocation, and Build and Maintain Investor Trust. This review includes business and operational updates for the Company and each segment, presented by executive officers and senior business leaders. In addition, the Board holds an annual full-day working session with executive officers and senior leaders to review and align on the Company's goals and priorities. At the enterprise level, these sessions cover capital allocation, financial performance, investor relations, and Fortive Business System strategies. At the segment level, they cover growth and innovation, new product development, human capital management, technology and artificial intelligence, and financial goals. During these sessions, the Board engages with our executive leadership team, senior business leaders, and outside advisers on business objectives, the competitive landscape, and economic and market trends.

Strategy Spotlight

STrategy category	board oversight responsibility	director expertise

Faster Profitable Organic Growth	Board of Directors	All Directors
Disciplined Capital Allocation	Board of Directors Audit Committee	All Directors

Build and Maintain Investor Trust	Board of Directors Audit Committee	All Directors

Faster Profitable Organic Growth

At each Board meeting, the Board oversees the Company's performance and execution against its strategic goal of achieving faster profitable organic growth. Management provides updates on each operating segment's performance against strategic targets across several areas, including: innovation, including product development and adoption of artificial intelligence; commercial execution, including global commercial expansion; and delivery of recurring and critical value to our customers. In each of these areas, the Board reviews with management how the application and evolution of the Fortive Business System contribute to achievement of our strategic growth targets.

Disciplined Capital Allocation

The full Board and our Audit Committee oversee the Company's capital allocation strategy, including how we deploy our capital, manage our balance sheet, and deliver performance against strategic and financial goals. To this end, our SVP - Chief Financial Officer reviews with the full Board and Audit Committee the allocation of capital across organic investments, acquisitions, share repurchases, and cash dividends, with details on their respective performance and returns. Our Chief Financial Officer also reviews the Company's capitalization and leverage position with the board regularly.

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Build and Maintain Investor Trust

The full Board and our Audit Committee oversee the Company's investor relations strategy, including how we build credibility with our investors through setting clear expectations and executing consistently. Our Chief Financial Officer and our VP - Investor Relations review with the full Board and Audit Committee our public disclosure strategies, including how we communicate with clarity and credibility to our investors. Our Chief Financial Officer also reviews in detail with the full Board and Audit Committee investor feedback, ownership dynamics among our shareholder base as well as financial performance relative to peer companies and relevant benchmarks.

Risk Oversight

The Board oversees the Company’s risk management processes directly and through each of its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses on a consolidated basis, by each operating segment and by key corporate functions. In addition, the enterprise risk oversight includes review of the risks and opportunities related to the implementation by the Company of its strategic plan, its capital allocation program, its capital structure and liquidity and its organizational structure. Furthermore, through the Audit Committee, the Board oversees the Company’s enterprise risk management process and policies. At least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews in depth with senior leaders of the Company the Company’s enterprise risk management, with particular focus on the enterprise risks and opportunities with the greatest impact and highest probability. In addition, the chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee review with each other and with the rest of the Board during executive sessions of Board meetings as appropriate updates to the Company’s enterprise risk management discussed during the corresponding committee meetings. Furthermore, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews with the VP - Corporate Secretary our insurance policies, including our D&O insurance policy, general liability policy, and our information security risk insurance policy.

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Committees’ Role in Risk Oversight

Each committee reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities.

Internal Risk Committee

The Company’s Risk Committee (consisting of members of senior management) inventories, assesses, and prioritizes the most significant risks facing the Company as well as related mitigation efforts, and, on at least an annual basis, provides a report to the Board and provides a report of the process to the Audit Committee.

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Risk Spotlight

Risk category	board oversight responsibility	director expertise

Cybersecurity and Product Security	Board of Directors Audit Committee	Sharmistha Dubey Rejji Hayes Kate Mitchell Gregory Moore Jeannine Sargent

Artificial Intelligence Governance	Board of Directors	Eric Branderiz* Sharmistha Dubey Kate Mitchell Gregory Moore Jeannine Sargent Olumide Soroye
Human Capital Management	Board of Directors Compensation Committee	All Directors
Sustainability Reporting and Climate-Related Risk	Board of Directors Nominating and Governance Committee	Eric Branderiz* Rejji Hayes Jeannine Sargent

CEO Succession Planning	Board of Directors Nominating and Governance Committee	All Directors

* Mr. Branderiz will retire from the Board at the 2026 Annual Meeting.

Cybersecurity and Product Security

The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and risk controls. Our Chief Information Officer and our Chief Information Security Officer report to the Audit Committee and to the Board regarding cybersecurity threat, risks, and other cybersecurity related matters. Our Chief Information Officer and our Chief Information Security Officer are informed about and monitor the prevention, mitigation, detection, and remediation of cybersecurity incidents through their management of, and participation in, cybersecurity risk management and strategy processes, including the operation of our incident response plan and oversight of the IT function. In addition, our Chief Information Officer and our Chief Information Security Officer review with the Audit Committee the results of certain cybersecurity-related assessments including, the annual risk assessment and penetration test performed by an independent third party. The incident response and escalation procedures are tested through our annual tabletop exercises with senior management and our quarterly tabletop exercises with the IT operations teams. The Company’s security framework is based on the National Institute of Security and Technology (NIST) Frameworks, Generally Accepted Privacy Program (GAPP) guiding principles, and ISO 27001/2 standards.

Artificial Intelligence Governance

The full Board oversees the Company's use of artificial intelligence, including how artificial intelligence (“AI”) is integrated into our products and operations. At least annually, the Board reviews the impact, development, utilization, and governance of artificial intelligence, including compliance with the Company's AI ethics and governance policies.

Human Capital Management

The Board has delegated to the Compensation Committee the responsibility of exercising oversight of the Company’s human capital and compensation risks, including oversight of risks related to overall compensation, retention and company culture. Our SVP - Chief People Officer provides regular reports on compensation and other human capital management risks, trends, best practices, strategies and disclosure to the Compensation Committee. While the Board has delegated these responsibilities to the Compensation Committee, the Board remains actively involved and receives additional reports throughout the year on employee engagement, inclusion, talent development, company culture and alignment of human capital strategies and risks with the Company’s overall growth, innovation, and operational strategies.

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Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Sustainability Reporting and Climate-Related Risk

The Board has delegated to the Nominating and Governance Committee the responsibility of exercising oversight with respect to the reporting of our Sustainability disclosure as well as oversight of our climate-related risk management and performance. Consistent with such delegation, our SVP – Chief Legal Officer provides frequent reports and updates to the Nominating and Governance Committee, and a report to the Board on an annual basis, regarding the Company’s Sustainability program, including the corresponding climate-related risks and opportunities, sustainability goals, progress, shareholder engagement and disclosure. See “Sustainability” for further discussion on governance structure of our Sustainability program.

CEO Succession Planning

The entire Board oversees the recruitment, development, retention, and succession planning of our executive officer positions, with the responsibilities of oversight of CEO succession planning delegated to the Nominating and Governance Committee, and the responsibilities of ensuring appropriate compensation strategies and programs to align with the retention and recruitment delegated to the Compensation Committee. Our SVP - Chief People Officer provides regular reports on the CEO succession planning process and strategies to the Nominating and Governance Committee and on compensation strategies and programs to assist in retention and recruitment of future leaders to the Compensation Committee. The SVP - Chief People Officer also provides additional reports throughout the year to the full Board on short-term and long-term readiness of potential successors, outside recruitment to populate the succession funnel as necessary, and development plans of future leaders. In addition to the formal activities noted below, the Board and its committee members engage and assess our executive officers and high-potential employees during management presentations, our annual multi-day leadership conference, our annual strategy sessions for the Board, regular visits to our operating companies, and periodic informal meetings and communications.

As a result of this rigorous, thoughtful, and well-designed approach to succession planning, on June 27, 2025, the Board appointed Olumide Soroye as CEO and President of Fortive, consistent with long-term planning and advance notice to the investors, upon the completion of the separation of Ralliant into a new, publicly-traded company.

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Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that eight out of our nine current directors, including Mses. Sharmistha Dubey, Kate D. Mitchell, and Jeannine Sargent and Messrs. Eric Branderiz, Daniel L. Comas, Rejji P. Hayes, Wright Lassiter III, and Gregory J. Moore, are independent within the meaning of the listing standards of the NYSE. The Board also previously determined that Alan Spoon, who served on the Board until the 2025 Annual Meeting of Shareholders, was independent within the meaning of the listing standards of the NYSE.

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Board of Directors and

Committees of the Board

Director Attendance

In 2025, the Board met five times and acted by unanimous written consent two times. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which they served during 2025. As a general matter, directors are expected to attend annual meetings of shareholders. Each of our current directors who were serving on the Board at the time attended our virtual 2025 Annual Meeting of Shareholders.

Committee Membership

The membership of each of the Audit, Compensation, Nominating and Governance, and Finance Committees as of the date of this Proxy Statement is set forth below.

Name of Director	Audit	Compensation	Nominating and Governance

Eric Branderiz*	Member		Member

Daniel L. Comas		Member

Sharmistha Dubey

Rejji P. Hayes	Chair

Wright Lassiter III		Member

Kate D. Mitchell	Member	Chair

Gregory J. Moore, M.D., Ph.D.		Member	Member

Jeannine Sargent	Member		Chair

Olumide Soroye

*Mr. Branderiz will retire from the Board at the 2026 Annual Meeting.

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The Audit Committee is responsible for:

•
Assessing the qualifications and independence of Fortive’s independent auditors;
•
Appointing, compensating, retaining, and evaluating Fortive’s independent auditors;
•
Overseeing the quality and integrity of Fortive’s financial statements and making a recommendation to the Board regarding the inclusion of the audited financial statements in Fortive’s Annual Report on Form 10-K;
•
Overseeing Fortive’s internal auditing processes;
•
Overseeing management’s assessment of the effectiveness of Fortive’s internal control over financial reporting;
•
Overseeing management’s assessment of the effectiveness of Fortive’s disclosure controls and procedures;
•
Overseeing risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks;
•
Overseeing Fortive’s risk assessment and risk management policies;
•
Overseeing Fortive’s compliance with legal and regulatory requirements;
•
Overseeing Fortive’s cybersecurity and product security risk management and risk controls;
•
Overseeing swap and derivative transactions and related policies and procedures; and
•
Preparing a report as required by the SEC to be included in this Proxy Statement.

The Board has determined that each member of the Audit Committee is:

•
Independent for purposes of Rule 10A-3(b)(1) under the Exchange Act and the NYSE listing standards;
•
Qualified as an audit committee financial expert as that term is defined in SEC rules; and
•
Financially literate within the meaning of the NYSE listing standards.

As of the date of this Proxy Statement, no Audit Committee member serves on the audit committee of more than three public companies.

The Audit Committee typically meets in executive session, without the presence of management, at regularly scheduled meetings, and reports to the Board on its actions and recommendations at regularly scheduled Board meetings.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Fortive’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Fortive’s system of internal control over financial reporting. Fortive’s independent auditor, Ernst & Young LLP, is responsible for performing independent audits of Fortive’s financial statements and internal control over financial reporting and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

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The Compensation Committee is responsible for:

•
Determining and approving the form and amount of annual compensation of the CEO and our other executive officers, including evaluating the performance of, and approving the compensation paid to, our CEO and other executive officers;
•
Reviewing and making recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercising all authority with respect to the administration of such plans;
•
Reviewing and making recommendations to the Board with respect to the form and amounts of director compensation;
•
Overseeing and monitoring compliance with Fortive’s compensation clawback policy;
•
Overseeing and monitoring compliance by directors and executive officers with Fortive’s stock ownership requirements;
•
Overseeing risks associated with Fortive’s compensation policies and practices;
•
Overseeing our engagement with shareholders and proxy advisory firms regarding executive compensation matters;
•
Assisting the Board in oversight of our human capital management practices, including strategies, risk management, culture;
•
Overseeing the Company’s reporting on the Company’s human capital management practices; and
•
Reviewing and discussing with management the Compensation Discussion & Analysis (“CD&A”) in the annual proxy statement and recommending to the Board the inclusion of the CD&A in the proxy statement.

Each member of the Compensation Committee is:

•
Independent under NYSE listing standards and under Rule 10C-1 under the Exchange Act.

The Chair of the Compensation Committee works with our SVP-Chief People Officer, VP-Total Rewards, and our VP-Corporate Secretary to schedule the Compensation Committee’s meetings and set the agenda for each meeting. Our SVP-Chief People Officer, VP-Total Rewards, SVP-Chief Legal Officer, and VP-Corporate Secretary generally attend, and from time-to-time our CEO and CFO attend, the Compensation Committee meetings and support the Compensation Committee in preparing meeting materials and taking meeting minutes. In particular, our CEO provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy; participates in the Compensation Committee’s discussions regarding the performance and compensation of the other executive officers; and provides recommendations to the Compensation Committee regarding all significant elements of compensation paid to such other executive officers, their annual strategic performance objectives and his evaluation of their performance. The Compensation Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendation at regularly scheduled Board meetings.

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Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Compensation Committee. Following the assessment and determination of Pearl Meyer & Partners, LLC’s (“Pearl Meyer”) independence from Fortive’s management, the Compensation Committee engaged Pearl Meyer as the Compensation Committee’s independent compensation consultant for 2025. The Compensation Committee had the sole discretion and authority to select, retain and terminate Pearl Meyer as well as to approve any fees, terms and other conditions of its services. Pearl Meyer reported directly to the Compensation Committee and took its direction solely from the Compensation Committee. Pearl Meyer’s primary responsibilities in 2025 were to provide advice and data in connection with the selection of Fortive’s peer group for assessing executive compensation, the structuring of the executive compensation programs in 2025 and 2026, the compensation levels for our executive officers, including in connection with the separation of the Precision Technologies segment and CEO transition, and the compensation levels for our directors; assess our executive compensation program in the context of market practices and corporate governance best practices; and advise the Compensation Committee regarding our proposed executive compensation public disclosures. In the course of discharging its responsibilities, the Compensation Committee’s independent compensation consultant may, from time to time and with the Compensation Committee’s consent, request from management certain information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of our executive officer responsibilities and other business information. Pearl Meyer did not provide any services to Fortive or its management in 2025, and the Compensation Committee is not aware of any work performed by Pearl Meyer that raises any conflicts of interest.

Compensation Committee Interlocks and Insider Participation

During 2025, none of the members of the Compensation Committee was an officer or employee of Fortive. No executive officer of Fortive served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity having an executive officer who served on the Compensation Committee.

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The Nominating and Governance Committee is responsible for:

•
Reviewing and making recommendations to the Board regarding the size, classification and composition of the Board;
•
Assisting the Board in identifying individuals qualified to become Board members;
•
Assisting the Board in identifying characteristics, skills, and experiences for the Board with the objective of having a Board with a broad range of backgrounds, experiences, skills, and perspectives;
•
Proposing to the Board the director nominees for election by our shareholders at each annual meeting;
•
Overseeing and reviewing the process for, and making recommendations to the Board relating to the management of, the Company’s CEO succession planning;
•
Assisting the Board in determining the independence and qualifications of the Board and Committee members and making recommendations to the Board regarding committee membership;
•
Developing and making recommendations to the Board regarding a set of corporate governance guidelines and reviewing such guidelines on an annual basis;
•
Overseeing compliance with the corporate governance guidelines;
•
Overseeing director education and director orientation process and programs;
•
Overseeing Fortive’s Sustainability reporting;
•
Overseeing sustainability risk management and strategies;
•
Reviewing and making recommendation to the Board relating to the governance matters set forth in the Company’s Certificate of Incorporation and Bylaws;
•
Administrating the Company’s Political Contribution Policy;
•
Assisting the Board and the Committees in engaging in annual self-assessment of their performance; and
•
Administering Fortive’s Related Person Transactions Policy.

The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the NYSE listing standards.

The Nominating and Governance Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting and reports to the Board on its actions and recommendations at regularly scheduled Board meetings.

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Director Nomination Process

The Nominating and Governance Committee recommends to the Board director candidates for nomination and election at the annual meeting of shareholders and, in the event of vacancies between annual meetings of shareholders, for appointment to fill such vacancies.

Board Membership Criteria

In assessing the candidates for recommendation to the Board as director nominees, the Nominating and Governance Committee will evaluate such candidates against the standards and qualifications set out in our Corporate Governance Guidelines, including:

• Personal and professional integrity and character

• Skills, knowledge, broad range of background and experience, and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of our business

• The extent to which the interplay of the candidate’s skills, knowledge, expertise and broad range of background and experience with that of the other Board members will help build a Board that is effective in collectively meeting our strategic needs and serving the long-term interests of the shareholders

• Prominence and reputation in the candidate’s profession

• The capacity and desire to represent the interests of the shareholders as a whole

• Availability to devote sufficient time to the affairs of Fortive

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Skills and Attributes

The Nominating and Governance Committee annually reviews with the Board the skills, knowledge, experience, background and attributes required of Board nominees, considering current Board composition and the Company’s circumstances. In making its recommendations to our Board, the Nominating and Governance Committee considers the criteria noted above, as well as, among others, the following skills, knowledge, experience, background, and attributes:

Independence	Sustainability Experience	Mergers and Acquisition Experience

Perspective	Technology Management Experience	Public Company Board Experience

Global Experience and International Exposure	Financial Literacy or Public Accounting Experience	Legal and Corporate Governance Experience

Senior Executive Leadership Experience	Cybersecurity Experience	Capital Markets and Corporate Finance Experience

Relevant Industry Experience	Human Capital Management and Organizational Development Experience	Operational and Risk Management Experience

The Nominating and Governance Committee takes into account a candidate’s ability to contribute to the variety of perspective and analysis of the Board and, as such, believes it is important to consider attributes such as professional experience in evaluating candidates who may be able to contribute to the perspective and practical insight of the Board as a whole.

Limits on Other Public Board Memberships

Under our Corporate Governance Guidelines, our directors are restricted from serving on more than three other boards of public companies; provided, however, that if a director serves as an executive officer of a public company, such director is further restricted from serving on more than one other board of a public company.

Board and Peer Assessment and Board Refreshment Process

On an annual basis, the Nominating and Governance Committee reviews and assesses, with input from the various other committees, the process for the annual self-assessment of the full Board and each of the committees of the Board. The process assessment takes into account the feedback from the directors on the effectiveness of the prior self-assessment process, incremental perspective and expertise a new director may bring, and input from the shareholder engagement process.

For 2025, the Nominating and Governance Committee engaged Boardspan, an independent board governance company with deep expertise in board performance assessment, to assist in conducting a facilitated interview of each director to conduct an assessment of the full Board (including each committee) and each individual director and to assist in Board succession planning.

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The following describes the self-assessment process implemented and conducted by the Board and the committees of the Board in 2025.

Shareholder Recommendations on Director Nomination

Shareholders may recommend a director nominee to the Nominating and Governance Committee. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “— Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation is based primarily on the Nominating and Governance Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, and the likelihood that the prospective nominee can satisfy the evaluation factors described above under “— Board Membership Criteria” and any such other factors as the Nominating and Governance Committee may deem appropriate. The Nominating and Governance Committee takes into account whatever information is provided to it with the recommendation of the prospective candidate and any additional inquiries the Nominating and Governance Committee may in its discretion conduct or have conducted with respect to such prospective nominee.

The Nominating and Governance Committee evaluates director nominees in the same manner whether a shareholder or the Board has recommended the candidate.

Proxy Access

Pursuant to the proxy access provisions in Section 2.12 of our Amended and Restated Bylaws, a shareholder, or group of up to 20 shareholders, owning 3% or more of Fortive’s outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials directors constituting up to 20% of the Board. With respect to the 2027 Annual Meeting of Shareholders, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by Fortive’s Secretary in writing between November 28, 2026 and December 28, 2026 (or, if the 2027 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2027 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2027 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws. Our Amended and Restated Bylaws are available at “Investor – Governance” section of our corporate website, http://www.fortive.com.

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Majority Voting for Directors

Our Amended and Restated Bylaws provide for majority voting in uncontested director elections, and our Board has adopted a related director resignation policy. Under the policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

At any meeting of shareholders for which Fortive’s Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with our Amended and Restated Bylaws and such nomination has not been withdrawn on or before the tenth day before we first mail our notice of meeting to our shareholders, the directors will be elected by a plurality of the votes cast (which means that the nominees who receive the most affirmative votes would be elected to serve as directors).

Shareholder Engagement

SPRING We publish our proxy statement and our annual report We continue our discussions with our largest shareholders, as warranted We publish our annual sustainability report	SUMMER We conduct our annual meeting We assess how our shareholders voted on our proposals at our annual meeting

Spring
Summer
Annual
Shareholder
Engagement
Cycle
Winter
Fall

WINTER	FALL
We assess governance best practices We review policy updates from stakeholders We update our annual governance framework and policies

The Board and the committees approve the self-assessment process, which includes considerations from the shareholder engagement process

The Board conducts the annual self-assessment

We conduct our annual shareholder

outreach

In addition, throughout the year, senior members of management engage in extensive discussions with our investor community to discuss our strategy, our results, our operations, our product offerings, our end markets, our Sustainability efforts, and our outlook through numerous investor conferences, investor calls, investor meetings, investor events, and earnings calls.

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2025 Annual Shareholder Outreach

In 2025, as part of our annual shareholder outreach, we invited our top 25 shareholders, representing approximately 80 percent of our outstanding shares, and leading proxy advisory firms to discuss Corporate Governance, Board Composition, Risk Oversight, Executive Compensation, Human Capital Management, Sustainability, and CEO, CFO and Chair Transitions. With a significant number of our investors accepting our invitation, our senior leaders met with investors holding approximately 40 percent of our shares outstanding during our 2025 annual shareholder outreach.

Consistent with our prior practice, our management team shared the feedback from our shareholder outreach process with our Board for potential responsive actions. We have identified below feedback we have received from our shareholders in the past years during our annual shareholder outreach and the corresponding actions taken by the Board:

Shareholder Feedback	Responsive Actions
Increase shareholder rights and board accountability	● We declassified the Board
● We provided proxy access
● We provided right of shareholders to call a special meeting
● We eliminated the supermajority voting requirements
● We provided for majority vote requirement for director election
Increase the level of independence on the Board	● We refreshed our Board, with 8 out of our 9 current directors (and 7 out of our 8 director nominees) independent, with only our CEO representing a non-independent director on the Board
● We maintained an independent Chair of the Board, with the CEO and the Chair positions separated
Provide transparency in workforce demographics	● We publish our annual EEO-1 report on our website
Increase the percentage of long-term equity awards dependent on relative total shareholder return and include additional performance measures	● Since 2022, we increased the allocation of PSUs that are dependent on relative TSR from 35% to 60% and added three-year average core revenue growth as an incremental performance measure

●   We increased the emphasis on Company financial performance results for annual incentives by adjusting the weighting from 60% to 100% of the overall award, with personal performance factor impacting only a potential 10% modifier beginning in 2026

● We eliminated the ability to earn incremental RSUs beginning in 2026
● We adjusted the relative TSR structure to eliminate the ability to earn a payout of 25% of target PSUs if absolute TSR performance is positive, but relative performance is below threshold
Aligned with standardized disclosure for sustainability efforts	● We have aligned our Sustainability disclosures with GRI since 2020 and SASB since 2021; we continue our alignment with the Task Force on Climate-related Financial Disclosure (TCFD)
● We became a United Nations Global Compact (UNGC) signatory in 2021
● Our Sustainability Goals are aligned with the United Nations Sustainable Development Goals (UN SDGs)
Disclose climate change data through CDP	● We submit the CDP Corporate Questionnaire annually for scoring on climate change and water topics
Provide transparency in political contributions	● We maintained a political contribution policy resulting in 94.3 score on the CPA-Zicklin Index in 2025 and identification as a CPA-Zicklin Trendsetter every year since 2021

Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board or with individual directors, the independent Chair of the Board or, if the Chair is not independent, the Lead Independent Director, or the non-management directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management directors, as applicable, c/o Secretary, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

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Sustainability

At Fortive, our commitment to Sustainability is inextricably linked with our shared purpose: innovating essential technologies to keep our world safe and productive. The work we do, and how we do it, centers around growing our positive impact for our world, our customers, our teams, and our shareholders.

Sustainability augments and enhances the Fortive Accelerated strategy and serves as an extension FBS, our engine for growth and innovation. As such, we are able to scale our impact and capitalize on the Sustainability opportunities in our current markets and drive growth and long-term value in new markets.

Our Commitment to Sustainability

Our Sustainability Pillars guide our strategy and define goals to drive progress. We focus our resources on continuous improvement in these areas, knowing they drive business value while proactively mitigating risk. The Sustainability Pillars reflect the issues that are most relevant to our business, as identified through our materiality assessment process and stakeholder demand.

Innovate for Impact • Sustainability impact of products • Product design, development, enhancement • Digital transformation	Work & Source Responsibly • Employee well-being, health & safety • Responsible Supply Chain & Procurement

Empower Inclusive Teams • Talent Management • Inclusive Growth Culture • Community Investment	Operate with Principle • Ethics & compliance • Digital Privacy & Security • Business Resilience • AI Governance

Protect the Planet • Climate change & GHG emissions • Energy management • Water management • Waste management

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Innovate for Impact

From factory floors to operating rooms, the demand for safety and productivity has never been greater. Fortive’s innovations propel enhancements within vital workflows by optimizing essential resources, contributing to a better, safer, and more productive future.

In 2025, over 65% of revenue generated was attributed to sales of products and services that enable sustainability-related outcomes and are aligned with the United Nations Sustainable Development Goals (UN SDGs). These outcomes range from improved human health and safety to efficient use of necessary natural resources and operational productivity to data security, privacy, and the safety of critical infrastructure.

Empower Inclusive Teams

At Fortive, we recognize that an inclusive growth culture fuels our innovation engine, allowing our teams to develop world class solutions for our customers. Part of our ability to do this depends on attracting and retaining top talent from a wide variety of candidate sources, and sustaining policies and practices that ensure no group is inadvertently disadvantaged.

Our teams are committed to being engaged, responsible neighbors and citizens. Across Fortive, we actively contribute to and have a positive impact in the communities around the world where we live and work:

•
The Fortive Foundation – In 2025, the Foundation donated more than $1.4 million to non-profits whose missions and purpose focus on advancing STEM education, community resilience, and environmental stewardship.
•
Day of Caring – Through 2025 employee volunteer events, over 2,000 of our people dedicated more than 10,000 hours to support non-profit organizations in over 100 communities across the globe.
•
Fortive Scholarship Program – For the 2025-26 academic year, the Scholarship Program granted 20 new scholarships and 32 renewals to support students’ post-secondary education.

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Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Protect the Planet

Fortive’s sustainability strategy leverages our core strengths – our data-driven culture, scaling smart and impactful results using FBS, and our commitment to kaizen to improve and sustain performance across our value chain.

In 2025, we reduced our absolute Scope 1 and 2 greenhouse gas (GHG) emissions by 51.4% from 2019 levels, achieving our 2029 target four years early. Fortive is now focused on our future target setting and will announce our next GHG target before the end of 2026.

In 2023, we announced our commitment to reduce absolute water use 10% by 2029, from 2022 levels. Following the Ralliant separation in 2025, a comprehensive reprofiling and evaluation process was conducted. The results show a much lower water consumption profile for Fortive post-separation. Going forward, Fortive will follow a “maintain and reduce” approach, with particular emphasis on high-risk areas for water scarcity, as defined by the World Resources Institute (WRI) Aqueduct 4.0 Water Risk Atlas.

Work & Source Responsibly

We are committed to cultivating a culture of respect, integrity, and fairness. This applies to our employees as well as the suppliers, business partners, and other third parties we partner with to serve our customers on time, within budget, and at the highest standard of quality.

To drive accountability, we strive to have 100% of our operating companies in the top quartile for standard EHS metrics, namely total recordable incident rate (TRIR) and days away, restricted or transferred (DART).

Our focus on safety, health, and well-being extends to our suppliers as well. The Fortive Supplier Code is available in 15 languages and provided to every supplier and articulates our expectations and standards for conduct and transparency, which includes but is not limited to, worker health and safety. The tenets of the Fortive Supplier Code are:

•
Clearly articulate our values, standards, and expectations
•
Ensure all partners operate in accordance with our priorities for safe and fair working conditions
•
Follow production practices that ensure quality and protect the safety and rights of all people, and the environment.

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Operate with Principle

We are committed to operating with integrity and set these same high expectations for those who do business on our behalf. The Fortive Code of Conduct, available in 23 languages and signed by every employee, is a clear guide to act with integrity in everything we do. Our industry leading compliance program includes SpeakUp!, a confidential channel for employees or partners to raise issues and concerns at any time.

Our Enterprise Risk Management (ERM) model provides continuity of core business operations, including better understanding of Sustainability risks and opportunities. Our integrated approach to risk management enables a swift and effective response to unexpected events, ensuring we continue providing for our customers and employees.

The Risk Assessment Process (RAP) is a core tool we use to identify and manage risks on an ongoing basis. Fortive requires all operating companies to participate in the RAP annually, to ensure that we are effectively identifying risk, mitigating where necessary, and driving to opportunity where applicable.

Data Privacy

Our commitment to being an employer and partner of choice makes digital privacy and security a top priority. We protect critical assets by establishing and enforcing clear boundaries. Transparency is needed surrounding the data we collect, how it’s used, and importantly, how it’s protected. We deeply value the trust we have built with our customers and employees and understand our responsibility to apply trusted technologies and best practices to our data safekeeping.

Cybersecurity

Information security is as critical to Fortive as to the world. Our operating companies provide and use digital and software capabilities and cloud-based services, which bring increased value for our customers; they can also introduce vulnerabilities that require careful management. Fortive’s team creates policies and standards that serve as a baseline across all operating companies.

Our Cybersecurity team’s strategy and annual performance targets align with the National Institute of Standards and Technology (NIST) Cyber Security Framework. NIST’s maturity rating is the best-in-class industry standard, the one against which our security programs are measured.

Disclosure and Transparency

At Fortive, we value transparency, accountability, and winning with integrity. We prepare our annual Sustainability Report in accordance with leading sustainability frameworks, including the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), the Task Force for Climate-related Financial Disclosure (TCFD), and the UN Sustainable Development Goals (SDGs). Annually, we also submit and affirm our commitment to the UN Global Compact (UNGC) and disclose our GHG emissions inventory and performance as well as our water use data through CDP’s Climate Questionnaire.

36 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Sustainability Governance

Board

The Nominating and Governance Committee of the Board has responsibility for oversight of sustainability strategies and goals, and sustainability disclosure and reporting. Fortive’s SVP and Chief Legal Officer, Peter Underwood, provides updates at every meeting to the Board’s Nominating and Governance Committee as well as, at least annually, to the full Board of Directors on Fortive’s Sustainability strategy and goals, and disclosure plans and reports.

SVP, Chief Legal Officer

Fortive’s Sustainability strategy and execution are managed by Peter Underwood. Mr. Underwood reports directly to the CEO, and his responsibilities include among others, management of Compliance, Enterprise Risk Management, EHS, and Sustainability. Mr. Underwood provides regular updates to Fortive’s senior leadership team, segment CEOs, and operating company leaders on Sustainability-related targets, initiatives, and performance.

Fortive Sustainability Team

The Sustainability team works cross-functionally to guide implementation of the Sustainability strategy with other functions and the operating companies. The team is responsible for development and implementation of the company’s Sustainability strategy, focusing primarily on the Protect the Planet pillar and our Annual Day of Caring. The team reports to Mr. Underwood and briefs the senior leadership team each quarter on Sustainability targets and performance.

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Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

People Strategy

Our Fortive team of over 10,000 people around the world are united by a powerful purpose: innovating essential technologies to keep our world safe and productive.

Our Fortive Accelerated growth strategy is the engine that drives that purpose forward, increasing our positive impact. The Fortive Accelerated strategy is built on three pillars: profitable organic growth acceleration powered by the amplified Fortive Business System (FBS), disciplined capital allocation, and a commitment to building investor trust.

Our people are the foundation of this Fortive Accelerated growth strategy. Creating an outstanding employee experience, where each team member feels empowered, supported, and proud is a critical driver of our sustainable success.

We advance our people strategy through thoughtful employee experience management – using a deep understanding of our people, continuous feedback mechanisms, and a clear cultural compass to guide how we design and deliver our people practices, with a particular focus on our career development and rewards systems. We are committed to nurturing and continuously improving Fortive as an amazing place to work – so we can achieve more for our customers, our teams, and the world.

Our Board of Directors, along with the Compensation Committee, oversee our people strategy, culture, and rewards systems.

Culture

Our inclusive growth culture underpins Fortive’s people strategy to deliver on our employee experience promise: For you. For us. For growth.

We foster an inclusive environment supercharged by continuous improvement, innovation, and growth mindsets to enable team members to meaningfully grow their careers, make an impact, and feel true ownership in our shared success.

Career Development and Reward Systems

Our career development systems advance our people strategy by attracting, developing, and retaining the exceptional people we need now and in the future. Specifically, our performance and development processes drive outcomes and career growth for our global teams. Performance for Growth deploys our strategies into clear goals throughout the organization, while Development for Growth ensures excellence in how those results were achieved. This translates the behaviors that underpin our desired leader competencies, at all levels of the organization. Together, these systems provide a roadmap for the way we work, deliver results, and build amazing day-to-day experiences in the workplace.

We also invest in our people at every level through our development experiences. These experiences range from leadership learning to curated skills-based learning pathways, to hands-on skill building in each of our three FBS pillars: growth, lean, and leadership.

FBS has been infused with AI capabilities, streamlining and reinforcing our growth-oriented tools and training for team members. Collectively, these tools and experiences enhance development, strengthen performance, and prepare our team members for challenging opportunities and outsized impact.

With our market-leading portfolio and performance and development approach, our people have the opportunity to accelerate their career across multiple industries, contribute to customer success, and make a meaningful impact in the world.

Our Total Rewards programs are designed to attract and retain talented, curious people with a growth mindset and a passion for innovation, collaboration, and continuous improvement. We offer leading programs that inspire and reward superior performance, paired with comprehensive benefits that enhance holistic well-being for every employee and their families.

Fortive is committed to adhering to Equal Employment Opportunity (EEO) principles. All people are evaluated through a neutral merit-based process. We do not consider race, ethnicity, gender, or any other protected trait in our hiring, promotional, or other processes.

38 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Certain Relationships and Related Transactions

Policy

Under our Related Person Transactions Policy adopted by the Board, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation. If management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is submitted to the Nominating and Governance Committee at its next meeting. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K.

Relationships and Transactions

Mr. Rejji P. Hayes, who is a director on our Board, is an Executive Vice President and Chief Financial Officer of CMS Energy Corporation, a publicly-traded power and energy company. Certain of our subsidiaries sell products to CMS Energy from time to time in the ordinary course of business and on an arm’s-length basis. In 2025, our subsidiaries sold approximately $180,000 of products to, and purchased approximately $6,000 of products from, CMS Energy. Our subsidiaries intend to sell products to and purchase products and services from CMS Energy in the future in the ordinary course of their businesses and on an arm’s-length basis.

Mr. Wright Lassiter III, who is a director on our Board, is the CEO of CommonSpirit Health, a private, not-for-profit health system. Certain of our subsidiaries sell products to CommonSpirit from time to time in the ordinary course of business and on an arm’s-length basis. In 2025, our subsidiaries sold approximately $11.8 million of products to CommonSpirit. Our subsidiaries intend to sell products to CommonSpirit in the future in the ordinary course of their businesses and on an arm’s-length basis.

Our transactions with CMS and CommonSpirit represented less than 0.3% of Fortive’s, CMS’s, and CommonSpirit’s respective revenues in 2025.

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Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Director Compensation

Director Compensation Policy

The Compensation Committee reviews our non-employee director compensation policy annually and proposes changes to the Board, as appropriate. In reviewing the non-employee director compensation policy in 2025, the Compensation Committee worked with Pearl Meyer to assess the competitiveness of our non-employee director compensation policy based on benchmark information from peer companies and relevant compensation surveys. Based on its review, the Compensation Committee proposed the following non-employee director compensation policy, which recommendation the Board adopted.

Each of our non-management directors receives the following compensation:

•
An annual retainer of $105,000, payable in cash or in RSUs pursuant to an election made the prior year under the Non-Employee Director’s Deferred Compensation Plan described below (the “Election”).
•
An annual equity award with a target award value of $200,000, with 75% allocated to RSUs and 25% allocated to options. The options are fully vested as of the grant date. The RSUs vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date.
•
Reimbursement for out-of-pocket expenses, including travel expenses, related to the director’s service on the Board, including up to $10,000 per year for out-of-pocket expenses incurred in connection with continuing director education under our director education policy.

In addition, the Board chair receives an annual retainer of $92,500, payable in cash or in RSUs pursuant to the Election, and an annual equity award with a target value of $92,500 (with the same allocation as the general annual equity awards), the chair of the Audit Committee receives an annual retainer of $25,000, each of the non-chair members of the Audit Committee receives an annual retainer of $15,000, the chair of the Compensation Committee receives an annual retainer of $20,000, each of the non-chair members of the Compensation Committee receives an annual retainer of $10,000, the chair of the Nominating and Governance Committee receives an annual cash retainer of $20,000, each of the non-chair members of the Nominating and Governance Committee receives an annual retainer of $10,000, the chair of the Finance Committee receives an annual retainer of $10,000, and each of the non-chair members of the Finance Committee receives an annual retainer of $10,000, in each case, payable pursuant to the Election.

Pursuant to the Non-Employee Director’s Deferred Compensation Plan, each director may make an election during the prior year to receive the director’s annual retainer, including the base annual retainer payable to all directors, additional annual retainer payable to the Board chair, and the additional annual retainer payable to the committee chairs and members, in:

•
cash payable in four equal installments following each quarter of service;
•
RSUs with a target value equal to the annual retainer and granted concurrently with the annual equity award that will:
•
vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date;
•
not be settled in shares until the earlier of the director’s death or, based on the election made by the director, the first day of the seventh month, first year, third year, or fifth year following the director’s retirement from the Board; or
•
a combination of cash and RSUs as allocated in increments of 1% of the total annual retainer.

40 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Stock Ownership Policy

Our Board has also adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of his or her initial election or appointment) is required to beneficially own shares of our common stock with a market value of at least five times his or her annual retainer. Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such director’s minimum ownership requirement (even if his or her retainer increases or the fair market value of such shares subsequently declines). Under the policy, beneficial ownership includes time-based RSUs held by the director and shares in which the director or his or her spouse or child has a direct or indirect interest, but does not include shares subject to unexercised stock options. In addition, our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls. We have also adopted a policy that prohibits our directors and employees from engaging in any transactions involving a derivative of our securities, including hedging transactions.

Director Compensation Table

The table below summarizes the compensation paid to the non-management directors for the year ended December 31, 2025. Mr. Soroye is a member of the Board but does not receive any additional compensation for services provided as a director and, therefore, is not included in the table below.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)(2)	OPTION AWARDS(1)(2)	TOTAL

Eric Branderiz (3)	$65,000	$148,412	$59,008	$272,420

Daniel L. Comas	$115,000	$148,412	$59,008	$322,420

Sharmistha Dubey (3)	$46,250	$412,297	$86,321	$544,868

Rejji P. Hayes (3)	–	$276,845	$59,008	$335,853

Wright Lassiter III (3)	–	$262,194	$59,008	$321,201

Kate D. Mitchell (3)	$70,000	$217,726	$59,008	$346,734

Gregory Moore	$125,000	$148,412	$59,008	$332,420

Jeannine Sargent	$140,000	$148,412	$59,008	$347,420

Alan Spoon (4)	–	–	–	–

(1)
The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”). With respect to stock awards, the grant date fair value under ASC 718 is calculated based on the number of shares of our common stock underlying the award, multiplied by the closing price of a share of our common stock on the date of grant. With respect to stock options, the grant date fair value under ASC 718 is calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 4.3%; a stock price volatility rate of 26.69%; and a dividend yield of 0.46% per share. In addition, in connection with the Separation and in compliance with the anti-dilution provision in the 2016 Stock Incentive Plan and the Employee Matters Agreement, the outstanding equity awards were adjusted to maintain the value of such awards following the Separation. Because such adjustments were made to maintain the value of the awards and not as additional compensation, the table above does not reflect the incremental expense resulting from such equitable adjustments, including $25,419 for Mr. Branderiz, $29,337 for Mr. Comas, $66,488 for Ms. Dubey, $48,111 for Mr. Hayes, $41,557 for Mr. Lassiter, $118,209 for Ms. Mitchell, $7,259 for Mr. Moore, $54,509 for Ms. Sargent, and $153,449 for Mr. Spoon. For additional details, see Note 13 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(2)
The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2025. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

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Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

NAME	AGGREGATE NUMBER OF FORTIVE STOCK OPTIONS HELD AS OF DECEMBER 31, 2025	AGGREGATE NUMBER OF UNVESTED FORTIVE RSUs HELD AS OF DECEMBER 31, 2025

Eric Branderiz	11,637	2,897

Daniel L. Comas	16,350	2,897

Sharmistha Dubey	27,785	8,048

Rejji P. Hayes	11,391	5,404

Wright Lassiter III	17,580	5,118

Kate D. Mitchell	53,032	4,250

Gregory Moore	2,923	2,897

Jeannine Sargent	21,677	2,897

Alan Spoon	76,974	—

(3)
Pursuant to the Non-Employee Directors’ Deferred Compensation Plan, each of the directors was entitled to defer up to 100% of the annual retainer into RSUs with a target value equal to the amount of the annual retainer deferred. For compensation payable in 2025, each of Ms. Dubey and Messrs. Branderiz, Hayes, and Lassiter elected to defer 100%, and Ms. Mitchell elected to defer 50%, of the annual retainer into RSUs with target value equal to the amount deferred and vesting on the anniversary of the grant date. Since RSUs granted in 2025 for the annual retainer deferred are accounted for under FASB ASC Topic 718, they are reported under the “Stock Awards” column in the table above.
(4)
Mr. Spoon retired from the Board in June 2025 immediately following the 2025 Annual Meeting. In lieu of the cash retainer earned from July 2024 to June 2025, Mr. Spoon was granted RSUs in June 2024 that vested in June 2025 under the Non-Employee Directors’ Deferred Compensation Plan that were reported as compensation for Mr. Spoon in 2024. No additional equity awards and no additional cash compensation were made or paid to Mr. Spoon in 2025.

42 | Fortive Corporation

PROPOSAL 2:

Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (the “say-on-pay vote”).

As discussed in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain talented, high-performing leaders by delivering a total pay opportunity that is competitive in the market; place a strong emphasis on long-term, equity-based compensation to align interests of our executive officers and our shareholders; incentivize performance that leads to achievement of our business objectives in both the short-term and long-term; and reward both short-term and long-term performance aligned with our culture of high expectations.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and with compensation that is balanced to mitigate risks appropriately.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement, including under the heading “Compensation Discussion and Analysis.” Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers. The Company’s current policy is to hold a say-on-pay vote on an annual basis, and we expect to conduct the next say-on-pay vote at our 2027 Annual Meeting of Shareholders.

The Board of Directors recommends that shareholders vote “FOR” the approval on an advisory basis of Fortive's named executive officer compensation.

pr

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Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and practices that guide the design of our executive compensation program, as well as the Compensation Committee’s process and rationale for making 2025 pay decisions for our Named Executive Officers (“NEOs”) – the current and former executive officers identified below:

Olumide O. Soroye

President and Chief Executive Officer (CEO) (1)

Mark D. Okerstrom

Senior Vice President, Chief Financial Officer (CFO) (2)

Peter C. Underwood

Senior Vice President, Chief Legal Officer

Stacey A. Walker

Former Senior Vice President, Chief People Officer (3)

Jonathan L. Schwarz

Former Senior Vice President, Strategic and Corporate Development (4)

James A. Lico

Former President and Chief Executive Officer (5)

Charles E. McLaughlin

Former Senior Vice President, Chief Financial Officer (6)

Tamara Newcombe

Former President and CEO, Precision Technologies (7)

(1) Mr. Soroye served as President and CEO of Intelligent Operating Solutions and Advanced Healthcare Solutions until he was appointed CEO of Fortive, effective June 27, 2025.

(2) Mr. Okerstrom was appointed CFO, effective March 24, 2025.

(3) Ms. Walker served as SVP, Chief People Officer for the entirety of 2025 until January 2, 2026.

(4) Mr. Schwarz departed from Fortive on December 31, 2025.

(5) Mr. Lico served as CEO until June 27, 2025, and served as a non-executive special advisor until December 31, 2025.

(6) Mr. McLaughlin served as CFO until March 24, 2025, and served as a non-executive special advisor until June 27, 2025.

(7) Ms. Newcombe served as President and CEO of Precision Technologies until the Separation on June 28, 2025, when she ceased to be an employee of the Company and was appointed CEO of Ralliant.

44 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Executive Overview

Fortive Accelerated

In 2025, we launched an exciting new chapter for Fortive, marked by the successful Separation of our former Precision Technologies segment (the “Separation”) on June 28, 2025. With this milestone, Fortive enters 2026 as a simpler, more focused company united by one mission: innovating essential technologies to keep our world safe and productive. We do this through our 10 market-leading brands across two operating segments, Intelligent Operating Solutions (“IOS”) and Advanced Healthcare Solutions (“AHS”), both serving attractive end markets with strong secular tailwinds. We are diligently executing our Fortive Accelerated strategy to deliver benchmark-beating shareholder returns by (1) leveraging the Fortive Business System (“FBS”) to accelerate profitable organic growth, (2) allocating capital with discipline, and (3) building and maintaining investor trust.

Accelerating Profitable Organic Growth

Our approach to drive faster organic growth centers around three core levers: innovation acceleration, commercial acceleration, and recurring customer value – all powered by our amplified Fortive Business System.

Disciplined Capital Allocation

Our capital deployment priorities are clear: invest in organic growth, pursue accretive bolt-on M&A, return capital through share repurchases, and maintain a modest growing dividend – all with a focus on best relative returns and maximizing medium- to long-term shareholder value.

Build and Maintain Investor Trust	We are committed to building and maintaining investor trust by setting balanced expectations, delivering on our commitments and communicating clearly with our shareholders.

We are seeing early signals that our Fortive Accelerated strategy is delivering results. In our first two quarters following the Separation, we delivered: accelerating growth, expanding margins, and double-digit adjusted net EPS growth while investing deliberately in the initiatives that position us to deliver on our strategy.*

* All measures are presented on a continuing operations basis to reflect the Separation. Core revenue growth, adjusted gross profit, adjusted gross profit margin, adjusted gross profit growth, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA growth, adjusted net EPS, adjusted EPS growth, and free cash flow are non-GAAP financial measures. Core revenue growth, adjusted gross profit growth, adjusted EBITDA growth, and adjusted net EPS growth each reflects corresponding comparison to the respective measure from the prior year. For the definition of these non-GAAP financial measures and the reconciliation of such measures to the corresponding GAAP measures, please refer to “Non-GAAP Financial Measures” in Appendix A.

In addition, in 2025, we generated $931 million in free cash flow and executed disciplined capital allocation prioritizing the return of $1.6 billion to shareholders through share repurchases.

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Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Pay For Performance

Our executive compensation program is designed to ensure that executives’ realized pay reflects actual performance and aligns with the experience of our shareholders. This philosophy is clearly reflected in the structure of Olumide Soroye’s CEO compensation for 2025:

•
91% of our CEO’s target total direct compensation is performance-based with 79% provided in the form of equity.
•
50% of the annual equity award was granted in the form of performance stock units (“PSUs”).
•
60% of the 2025 PSU award is tied to relative Total Shareholder Return (“TSR”) performance, with a target set at the 55th percentile against S&P 500 constituents, requiring above-median performance to earn a target payout. Additionally, payouts for this portion of the award are capped at 100% of target payout if our absolute TSR is negative over the three-year performance period.
•
40% of the 2025 PSU award is tied to Core Revenue Growth, a key indicator of the effectiveness and execution of our long-term organic growth strategies over a multi-year horizon, with targets aligned to the expectations of our investment community.
•
93% of the target 2025 PSU award was projected to pay out as of December 31, 2025. Final outcome is expected to be determined in Q1 2028 at the end of the performance period ending December 31, 2027.

The 2025 incentive opportunities for our other executive officers are structured similar to our CEO’s, following the same financial performance measures and design principles described above.

In 2025, our CEO demonstrated strong leadership across a period of significant transition—first as Segment CEO of IOS & AHS and subsequently as Fortive CEO—providing continuity and stability for employees, customers, and investors. While individual leadership contributions were recognized, the realizable compensation for our CEO in 2025 was below target grant value, reflecting underlying financial performance and the rigor and discipline of our pay‑for‑performance framework.

The PSU analysis below highlights the rigor of our goal‑setting and the strong alignment between executive compensation and long‑term shareholder value, with PSUs representing the largest component of target total direct compensation. Consistent with this design, realizable PSU values fall below target grant‑date fair value when TSR does not outperform the S&P 500.

The contents of this section are supplemental to, and not intended to replace, the disclosure in the “Pay vs. Performance” section made pursuant to Item 402(v) of Regulation S-K.

(1) PSU values reflect the CEO in role at the end of each fiscal year.

* 93% of Target 2025 PSUs were projected to pay out as of December 31, 2025.

** Realizable PSU Compensation is based on, for vested awards, the actual number of shares earned multiplied by the closing price of our common stock on the last trading day of the grant year (“the Applicable Price”) and, for unvested awards, the projected number of shares that would be earned assuming the relative TSR performance and the Core Growth performance as calculated at the end of 2025 applied for the remainder of the performance period multiplied by the Applicable Price.

*** For vested awards, the actual 3YR TSR percentile ranking corresponding to the PSUs earned to the CEO during such year. For unvested awards, the corresponding projected 3YR TSR percentile ranking as calculated at the end of 2025 applied for the remainder of the performance period.

46 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

2025 Management Transitions

Mr. Soroye was appointed as our President and Chief Executive Officer on June 27, 2025 and Mark Okerstrom as our Senior Vice President, Chief Financial Officer on March 24, 2025.

President and Chief Executive Officer Compensation:

Mr. Soroye succeeded James Lico, who served as President and CEO and a Director of Fortive until June 27, 2025 and as a non-executive special advisor until his retirement from the Company on December 31, 2025.

The Compensation Committee, in conjunction with the Compensation Committee’s independent compensation consultant, carefully determined the CEO compensation arrangement (described in the “2025 Executive Compensation in Detail” section) to provide market-competitive compensation commensurate with Mr. Soroye’s qualifications, experience, responsibilities, and peer compensation. In connection with Mr. Soroye’s appointment, Fortive granted one-time equity awards pursuant to the offer letter as detailed in the table below:

ELEMENT	Purpose	FORM	Target Value and Vesting TErms
Base Salary	To provide competitive cash compensation	Cash	$1,000,000
Annual Incentive Opportunity	To provide competitive short-term incentive opportunity	Cash	135% of base salary
One-time Market Adjustment Equity Award (1)	To begin progression of compensation to peer CEO levels	PSUs

$1,500,000 subject to the same performance criteria (60% rTSR and 40% Core Growth) and holding requirement as the 2025 PSU awards as described in the “Long-term Incentive Compensation” section of this Proxy Statement.

Restricted Stock Units (“RSUs”)

$750,000 vesting 50% on each of the third and fourth anniversaries of the grant date. Incremental RSUs can be earned on these shares based on the same performance criteria as described in the “Long-term Incentive Compensation” section of this Proxy Statement.

		Stock Options	$750,000 vesting 50% on each of the third and fourth anniversaries of the grant date.
One-time Promotion Equity Award	To recognize promotion and accelerate share ownership and retention	RSUs	$1,000,000 vesting 50% on the first anniversary of the grant date and 25% each on the second and third anniversaries of the grant date. Incremental RSUs do not apply for this award.
		Stock Options	$1,000,000 vesting 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date.

(1) Incremental to the $5,500,000 target award granted in March 2025 to provide the intended target annual grant value of $8,500,000 in 2025 as CEO.

Further details for Mr. Soroye’s 2025 compensation, as well as Mr. Lico’s 2025 compensation, can be found in the “2025 Executive Compensation in Detail” section and set forth in the 2025 Summary Compensation Table later in this Proxy Statement.

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Senior Vice President and Chief Financial Officer Compensation:

Mr. Okerstrom succeeded Charles McLaughlin, who served as Senior Vice President and Chief Financial Officer until March 24, 2025, and as a non-executive special advisor until his retirement from the Company on June 27, 2025.

In connection with Mr. Okerstrom’s appointment, Fortive and Mr. Okerstrom entered into an offer letter pursuant to which he will receive the compensation detailed in the table below. This employment and compensation arrangement was carefully determined by the Compensation Committee and management in consultation with the Compensation Committee’s independent compensation consultant to provide market-competitive compensation that is commensurate with Mr. Okerstrom’s qualifications, experience, responsibilities, peer compensation, and other market opportunities. A portion of the one-time sign-on awards described below is also intended as a make-whole payment for compensation forfeited from his prior employer.

ELEMENT	Purpose	FORM	AMount OR Target VAlue and Vesting TErms
Base Salary	To provide competitive cash compensation	Cash	$800,000
Annual Incentive Opportunity	To provide competitive short-term incentive opportunity	Cash	125% of base salary
Long-Term Incentive	To provide competitive long-term incentive opportunity	PSUs

$3,000,000 subject to the same performance criteria (60% rTSR and 40% Core Growth) and holding requirement as the 2025 PSU awards as described in the “Long-term Incentive Compensation” section of this Proxy Statement.

RSUs

$1,500,000 vesting 50% on each of the third and fourth anniversaries of the grant date. As with the 2025 RSU awards to the other executive officers, incremental RSUs can be earned on these shares based on the same performance criteria as described in the “Long-term Incentive Compensation” section of this Proxy Statement.

		Stock Options	$1,500,000 vesting 50% on each of the third and fourth anniversaries of the grant date.
One-time Sign-on Awards	To offset compensation forfeited from prior employer and accelerate share ownership and retention	Cash

$2,500,000 payable in two equal installments (50% at hire and 50% after the first anniversary of his start date), subject to full repayment by Mr. Okerstrom if he voluntarily terminates his employment or his employment is terminated for cause before June 30, 2026, or June 30, 2027 for the second installment.

		PSUs	$5,000,000 subject to the same performance criteria (60% rTSR and 40% Core Growth) and holding requirement as the PSUs described above.
		RSUs	$2,500,000 vesting 50% on each of the third and fourth anniversaries of the grant date. Incremental RSUs do not apply to this grant.
		Stock Options	$2,500,000 vesting 50% on each of the third and fourth anniversaries of the grant date.

Further details for Mr. Okerstrom’s 2025 compensation, as well as Mr. McLaughlin’s 2025 compensation, can be found in the “2025 Executive Compensation in Detail” section and set forth in the 2025 Summary Compensation Table later in this Proxy Statement.

Separation of Senior Vice President, Strategic and Corporate Development:

Jonathan Schwarz, Senior Vice President, Strategic and Corporate Development, departed from Fortive on December 31, 2025. The separation from Fortive was a result of a termination by Fortive “without cause”. In connection with the termination, Mr. Schwarz entered into a Separation Agreement and General Release effective December 31, 2025, which provided for the severance benefits set forth in our Change-in-Control and Severance Policy for Executive Officers as well as 100% vesting of the company contributions to his Executive Deferred Incentive Plan in consideration for a release of claims in favor of Fortive and compliance with restricted covenants, which included, among other provisions, compliance with non-solicitation, non-competition, and non-disparagement requirements.

48 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Separation of Ralliant

Treatment of In-flight Incentives:

Because of the uncertainty of the timing of the Separation when the 2025 performance goals for our incentive plans were established by the Compensation Committee in the first quarter of 2025, such performance goals were established without giving effect to the Separation. Following the disposition of our Precision Technologies segment on June 28, 2025, and consistent with the terms of the original equity grant agreements and our incentive plans, the Compensation Committee updated the performance goals to reflect the Separation.

The key updates to reflect the Separation included:

•
2025 Executive Incentive Compensation Plan: The 2025 Company Performance Factor was updated to create two distinct half-year performance periods with each half contributing to 50% of the total incentive opportunity. The first half framework and goals were derived by converting the original full-year guidance provided to the investor community into a half-year framework. The second half goals were established using continuing operations forecast, with performance targets calibrated to preserve the level of difficulty embedded in the original full-year goals.
•
2025 Incremental RSU Kicker: Similarly, using the same framework describe above, the Adjusted EBITDA Margin performance goal for the incremental RSUs was also updated.
•
2025 PSUs: The 2025 PSUs’ starting measurement price for the relative TSR component of the award was adjusted to reflect Fortive’s stock price following the Separation to align executives’ incentives with shareholder interests following the Separation. The updates mentioned above to the Core Revenue Growth metric in our 2025 Executive Incentive Compensation Plan was also applied.
•
2023 PSUs(1): Performance was certified by the Compensation Committee at time of the Separation based on a prorated combination of actual performance through the Separation and assumed target performance thereafter, with shares continuing to be subject to the original vesting and one-year post-vesting holding requirements.

(1) In addition, for Tamara Newcombe’s 2024 PSUs, performance was certified at time of the Separation and converted to Ralliant equity awards, based on a prorated combination of actual performance through the Separation and assumed target performance thereafter, with shares continuing to be subject to the original vesting and one-year post-vesting holding requirements.

These updates are further described in “2025 Executive Compensation in Detail” section below and any applicable additional compensation expense included in the disclosures throughout this Proxy Statement.

Treatment of Equity-based Compensation Upon Separation of Ralliant:

In connection with the Separation and in compliance with the anti-dilution adjustment requirements of the 2016 Stock Incentive Plan and the Employee Matters Agreement, the Company made adjustments to the exercise price of the outstanding stock options and the number of shares underlying the outstanding stock-based compensation awards held by our directors, executive officers, and other employees, with the intention of preserving the intrinsic value of the awards outstanding prior to the Separation. All disclosures in this Proxy Statement reflect such adjustments made in compliance with such anti-dilution adjustment requirements. Following such adjustments, the outstanding stock-based compensation awards continue to vest over their original vesting period. Stock-based compensation awards that were held by employees who transferred to Ralliant in connection with the Separation, in accordance with the terms of the Employee Matters Agreement, were converted to awards issued by Ralliant relating to Ralliant shares.

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Looking Ahead to 2026

Enhancements to Executive Compensation Programs:

We completed a comprehensive review of our executive compensation philosophy, peer group, and programs in 2025. Consistent with Fortive Accelerated strategy and prevailing practices of our updated peer group, we plan to implement the following enhancements in 2026 to strengthen pay-for-performance alignment, maintain market competitiveness, and continue our tradition of strong governance standards:

CATEGORY	CHANGES	DETAILS
Peer Group	New peer group reflective of post-Separation size and industry	• Removed the five largest companies by revenue to better align with our portfolio following the Separation
Annual Incentive	Personal Performance Factor to be changed to a modifier of Company Financial Factor (was previously a 20% additive component)	• A modest +/- 10% modifier of Company Financial Factor strengthens the financial performance alignment
Long-term Incentive	Shift to mix of RSUs and PSUs	• PSU mix for executive officers increasing from 50% to 60% to enhance pay-for-performance alignment
	Shift RSU vesting to 4-year graded vesting	• Reflects competitive market practice among our new peer group and broader market. Aligns to our RSU plan for non-executive employees
	Remove opportunity for executive officers to earn “incremental” RSUs	• For better market alignment
Governance Practices	Increase stock ownership guidelines	• Increasing CEO stock ownership from 5x to 6x base salary and other executive officers from 3x to 4x base salary to reinforce ownership commitments and enhance shareholder alignment

50 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

2025 Say-on-Pay Advisory Vote and Shareholder Engagement

The Compensation Committee has a history of keeping an open dialogue with our investor community. Consistent with this approach, we held our regular annual engagement that covered executive compensation, among other topics, including the results of our advisory shareholder vote on compensation in 2025. In addition, we had an active dialogue about proposed program changes for 2026. The result of the 2025 say-on-pay advisory vote was 86.5% of votes cast in favor.

What We Heard and What We Did

In 2025, we reached out to investors owning approximately 70% of our outstanding shares and met with investors owning approximately 40% of our outstanding shares. Many shareholders reiterated their appreciation for our responsiveness to prior shareholder feedback and our continued efforts to strengthen our compensation program. Investors were pleased to see the changes implemented in 2024 in response to prior outreach continued in 2025 and overall were supportive of the proposed direction of our compensation program in 2026.

A summary of the actions we took in prior years is described below:

What We Heard	What We Did	When We Did It
Desire for further market alignment and continued emphasis on performance-based compensation.	• Refinement of peer group, based on revenue and market capitalization, used to design and set 2026 compensation with removal of the five largest companies (by revenue). • Planned for 2026 - Changing individual performance to be a modest +/- 10% modifier to financial performance, removing stock options and strengthening PSUs, removing incremental RSU Kicker feature, and increasing stock ownership guidelines	2025
Enhance transparency of the annual incentive award determined by personal performance measures, given the weighting.	• Committed to more transparency and highlighted the competitive reasons for any limited disclosure. • Reduced the weighting of the personal performance goals to 20% (from 40%).	2024
Align the relative TSR payout structure for the PSUs to competitive market practice.	• Aligned the relative TSR payout structure to peer and market practices for our 2024 PSU cycle, creating a stronger pay-for-performance relationship. • Removed "floor" payout on relative TSR PSU for positive absolute TSR performance.	2024
Refine the peer group to ensure it appropriately reflects our business mix and talent markets.	• Enhanced peer group selection methodology and alignment to our business mix and talent markets. • Eliminated two larger peers for comparability.	2024
Limit maximum cash severance payment without shareholder approval.	• Adopted a cash severance policy that prohibits cash severance payment arrangements with Section 16 officers in excess of 2.99 times the sum of base salary and target bonus.	2023
Subject time-based equity awards, in addition to incentive compensation, to the clawback policy.	• Added the discretionary ability of the Board to clawback compensation, including time-based equity awards, upon gross misconduct leading to a financial restatement.	2023

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Compensation Best Practices

Our executive compensation program reflects best practices in design and governance:

What We Do	What We Don’t Do

✓ Frequent and Robust Shareholder Outreach	× No Excise Tax Gross-Ups for Change-in-Control Benefits
✓ Performance Measures Aligned with Business Objectives	× No “Single-Trigger” Change-in-Control Benefits
✓ Rigorous Performance Goal Setting	× No Pledging or Hedging
✓ Extended Vesting Requirements for Equity Awards	× No Evergreen Provision in Stock Incentive Plan
✓ Enhanced Clawback Policy	× No Repricing of Stock Options without Shareholder Approval
✓ Stock Ownership Requirements	× No Liberal Share Recycling under Stock Incentive Plan
✓ Annual Risk Assessment	× No Defined Benefit Plans for Executive Officers
✓ Independent Compensation Consultant	× No Delivery of Dividends or Dividend Equivalents on Unvested Equity Awards
✓ Limited Perquisites	× No Cash Severance Benefits above 2.99x of Annual Cash Compensation (base salary plus target bonus) without Shareholder Approval

52 | Fortive Corporation

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What Guides Our Program

Our Compensation Philosophy

Our compensation philosophy is aligned with building long-term value for our shareholders and other stakeholders, with our executive compensation program designed to:

Principle	Description	How We Accomplish
Attract, Recruit & Retain	• Recruit, retain, and motivate talented, high-performing leaders by delivering a total pay opportunity that is competitive in the market.	• Design our executives’ pay packages considering our Peer Group pay practices, performance, succession planning, complexity, and relative importance of role.
Align with Shareholders	• Place a strong emphasis on long-term, equity-based compensation to align interests of our executive officers and our shareholders.

For individuals in role at end of 2025:

• Deliver 78% and 70% of expected recurring target total direct compensation to the CEO and average other NEOs, respectively, in the form of equity-based compensation (Stock Options, PSUs, RSUs) where intrinsic value is tied to the delivery of long-term value to our shareholders.

• In addition, PSUs provide alignment and accountability to achievement of our long-term strategic and financial priorities.

Align with Business Strategy	• Incentivize performance that leads to achievement of our business objectives in both the short-term and long-term.

• Set substantive financial performance goals with targets at or above midpoint guidance provided to external investors, reflecting our strategy at the beginning of performance cycles and hold executives accountable for achieving those targets.

• Consider individual performance in achievement against strategic goals to balance focus on business operations with business financial performance.

Align with Performance	• Reward both short-term and long-term performance aligned with our culture of high expectations.

For individuals in role at end of 2025:

• 91% of our CEO’s expected recurring target total direct compensation is performance-based with 79% based on long-term performance and 12% on short-term performance.

• 85% of average other NEOs’ expected recurring target total direct compensation is performance-based with 70% based on long-term and 15% on short-term performance.

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How We Make Compensation Decisions

Roles and Responsibilities

The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works very closely with the full Board, management and our independent compensation consultant to examine the effectiveness of the Company’s executive compensation program throughout the year. Specific responsibilities are summarized in the table below:

Compensation Committee

•
Establishes program design, goals, and related policies for executive officers aligned with our compensation philosophy; and
•
Approves the annual compensation targets and awards for our executive officers.

Board of Directors and Management

•
The Compensation Committee consults with the Board, our CEO, our Chief People Officer, and other members of management in establishing compensation programs and policies and in evaluating performance.

Independent Compensation Consultant

•
Provides counsel and guidance to the Compensation Committee concerning our compensation design, program effectiveness, and annual compensation; and
•
Reports directly to the Compensation Committee.

The Compensation Committee engaged Pearl Meyer in 2025 as its independent compensation consultant to provide counsel and guidance to the Compensation Committee in the design of our 2025 and 2026 executive compensation programs. The Compensation Committee reviewed Pearl Meyers’ independence in accordance with the NYSE Listing Standards and applicable SEC regulations and concluded that the firm’s work did not raise any conflict of interest.

The Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which is accessible on our website, www.fortive.com, by selecting ‘‘Investors,’’ then ‘‘Governance’’, and then “Governance Documents.’’ Web addresses to the Fortive website (www.fortive.com) are provided throughout this document for convenience only. Please note that information on or accessible through the Fortive website is not part of, or incorporated by reference into, this Proxy Statement.

54 | Fortive Corporation

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Compensation Elements and Objectives

While fixed compensation is important to provide a stable source of income, the Compensation Committee believes executive compensation should primarily be performance-based, emphasizing long-term incentive compensation in the form of equity awards aligned with our shareholders’ interests. The following table sets forth the three primary elements that comprise our executive officers’ target total direct compensation:

ELEMENT	FORM	COMPENSATION PERIOD	PERFORMANCE MEASURES	PRIMARY OBJECTIVES
Base Salary	Cash	1-year Paid regularly	N/A	• Attract and retain executive talent. • Recognize day-to-day role and scope of responsibility and impact. • Provide stable source of income.
Annual Incentive Compensation	Cash	1-year Annual performance, paid once	• Adj. EPS • Free Cash Flow • Core Revenue Growth • Strategic objectives	• Align compensation with business strategy. • Reward annual performance on key strategic, financial, and operational measures. • Motivate and reward high performance.
Long-Term Incentive	PSUs	4 years 3-year performance period, with an additional 1-year holding period	• Relative TSR vs. S&P 500 • Core Revenue Growth

• Align the interests of our executives with the delivery of long-term value to shareholders.

• Retain executive talent through an extended vesting period.

• Incentivize strong relative TSR and absolute Core Revenue Growth.

	RSUs	4 years 50% vesting in years 3 and 4	• Adj. EBITDA Margin for incremental RSUs
	Stock Options	4 years 50% vesting in years 3 and 4	• Stock Price

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2025 Compensation Mix (At Target)

Our executive compensation program emphasizes performance-based compensation that aligns with long-term value creation for our shareholders. As shown below, the majority of our 2025 executive officer target total direct compensation was performance-based (excluding special non-recurring items).

CEO Target Pay Mix (1)	All Other NEO Target Pay Mix (2)

(1)
Includes the market‑adjustment award provided to Mr. Soroye in connection with his promotion to CEO. The award was designed to align the March 2025 equity grant he received in his prior role with his intended recurring 2025 target total direct compensation as CEO. Mr. Soroye’s one-time special promotion award, by contrast, is excluded as the award was not intended to be recurring. The pay mix presented reflects target grant values and may differ from values disclosed in the Summary Compensation Table. Percentages are rounded to the nearest whole number.
(2)
Excludes Messrs. Lico and McLaughlin and Ms. Newcombe, who did not continue as executive officers for all of 2025. The mix presented for Messrs. Okerstrom, Underwood and Schwarz and Ms. Walker exclude any special one-time sign-on cash/equity awards or one-time increases to long-term incentive opportunities provided in recognition of Separation efforts as these awards are not reflective of their intended recurring target total direct compensation. The pay mix presented reflects target grant values and may differ from values disclosed in the Summary Compensation Table. Percentages are rounded to the nearest whole number. If Messrs. Lico and McLaughlin and Ms. Newcombe had been included, the percentages shown would have been as follows: Performance-based – 85%; Long-Term – 66%; Salary – 15%; Annual Incentive – 19%; Stock Options – 16%; PSUs and RSUs – 50%.

How We Stay Competitive

The Compensation Committee believes it is essential to understand the relevant market for executive talent to inform our decision-making and ensure our executive compensation program supports our recruitment and retention needs.

In designing the 2025 executive compensation program, the Compensation Committee worked with Pearl Meyer to assess the competitiveness of our executive compensation levels and practices using the peer group of companies (“Peer Group”) listed below.

In assessing the composition of the Peer Group, the Compensation Committee considered:

•
Companies in relevant industries (e.g., electrical/electronic equipment, industrial conglomerates/machinery, healthcare equipment & supplies, life science, software, etc.)
•
Companies with whom we compete for executive talent, and
•
Companies with similar revenue (primary metric), market capitalization, an enterprise value/revenue ratio of at least 2x, and strong operating margin and long-term TSR results.
Percentile	Revenue
75th Percentile	$12.0B
50th Percentile	$6.1B
25th Percentile	$4.9B
Fortive	$6.1B
Fortive Positioning	42nd Percentile
Source: S&P Capital IQ; based on Fortive and peer financials at the time of the 2025 Peer Group review (Fall 2024) used to inform fiscal 2025 executive pay and program design decisions

56 | Fortive Corporation

Our 2025 Peer Group

INDUSTRY	COMPANY
Electrical Equipment/Machinery (27%)	• Ametek Inc • IDEX Corporation	• Illinois Tool Works Inc. * • Rockwell Automation Inc.
Health/Life Sciences (20%)	• Mettler-Toledo International Inc. • STERIS plc	• Stryker Corporation *
Multi-Industry (33%)	• Ecolab, Inc. * • Honeywell International Inc. * • Roper Technologies, Inc	• Trimble Inc. • Zebra Technologies Corporation
Software Cos. (20%)	• Autodesk, Inc. • ServiceNow, Inc. *	• Synopsys, Inc.

* Removed from the 2026 Peer Group and replaced with more size-appropriate peers in relevant industries.

In addition to peer group data and compensation survey data, the Compensation Committee also considers our diverse business mix, individual performance, succession planning, and complexity of role to establish meaningful compensation.

Looking Ahead to 2026

The Compensation Committee, with support from Pearl Meyer, reviewed and updated the Peer Group to better reflect Fortive’s industry mix and revenue profile following the Separation. As part of this process, the five largest peers at the time of the study – Honeywell, Stryker, Illinois Tool Works, Ecolab, and ServiceNow – were removed and replaced with five size-appropriate companies to ensure continuing appropriateness of the peer group’s industry composition and scale.

Percentile	Revenue
75th Percentile	$6.5B
50th Percentile	$5.1B
25th Percentile	$3.4B
Fortive	$4.1B
Fortive Positioning	43rd Percentile
Source: S&P Capital IQ; based on Fortive and peer financials at the time of the 2026 Peer Group review (Q2 2025) used to inform fiscal 2026 executive pay and program design decisions.

How We Measure Performance

Our executive compensation program uses performance measures based on our financial guidance to the investor community – measures that we believe drive the most value creation for our shareholders.

Performance goals are consistent with the expectations we communicate publicly, with targets aligned at or above the midpoint of our initial financial guidance to investors.

Because a significant portion of our executives’ compensation is delivered in equity, establishing targets at or above the midpoint of our guidance helps ensure that our incentive program drives performance to deliver outcomes that positively impact our stock price and deliver long-term market value.

The relative TSR component of our PSUs requires above-median performance to achieve target payout, with the respective payout capped at target should our stock price perform negatively over the performance measurement period.

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

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A Closer Look at Our Financial Performance Measures

The Compensation Committee regularly reviews the selection of performance measures. This mix of carefully selected quantifiable absolute and relative metrics across our incentive plans supports our business strategy, promotes operational excellence, and aligns with shareholder interests.

Measure (1)	ICP	LTI	Rationale
Adjusted EPS
•
Adjusted EPS demonstrates our ability to deliver shareholder value and the strength of our overall financial health, incorporating the effects of smart capital allocation decisions. By excluding non-recurring items, Adjusted EPS provides a clearer view of our core operational performance and earnings potential available to shareholders and provides a clearer measure of sustainable performance.

• Our original 2025 financial target for Adjusted EPS was set at the midpoint of the initial guidance provided to the investor community.

Free Cash Flow (“FCF”)
•
Linking annual incentives to FCF encourages executives to deliver near-term operational efficiency that also strengthens long-term cash generation.

• Our original 2025 financial target for FCF was set at the initial guidance provided to the investor community.

Core Revenue Growth

•   Core Revenue Growth reflects year-over-year revenue expansion from our existing businesses and serves as a key indicator of how effectively we are executing our organic growth strategies, including new product introductions, marketing and sales effectiveness, and customer expansion.

• Our original 2025 financial target for Core Revenue Growth was set at the high-end of guidance provided to the investor community.

Relative TSR
•
Relative TSR provides a clear benchmark for evaluating our ability to deliver shareholder value against the broader market and motivates management to outperform peers. This supports a culture of innovation and results-oriented performance that advances long-term shareholder value creation.

•  Our target for relative TSR is set at the 55th percentile ranking relative to the companies in the S&P 500 index, requiring above-median performance to earn a target payout, with payouts capped at target if our TSR is negative over the performance period.

Adjusted EBITDA Margin (2)
•
EBITDA provides a clear view of our operational performance. By excluding non-operating and non-recurring expenses, it reflects the core profitability of our underlying business. Incorporating Adjusted EBITDA into our long-term incentive plan reinforces a focus on sustainable financial performance.

• Our original 2025 financial target for Adjusted EBITDA Margin was set at the high-end of guidance provided to the investor community.

(1)
Adjusted EPS, FCF, Core Revenue Growth, and Adjusted EBITDA Margin are non-GAAP financial measures. For the definition of these non-GAAP financial measures, please refer to “Non-GAAP Financial Measures” in Appendix A.
(2)
Adjusted EBITDA Margin means the ratio of adjusted EBITDA to net revenue.

Setting our Core Revenue Growth Goals

Why Is Core Revenue Growth also included in the Long-Term Incentive Program?

We believe that Core Revenue Growth is a key indicator of how effectively we are executing our Fortive Accelerated business strategy. By including Core Revenue Growth in both our short-term and long-term incentives, we are driving focus on the metric we believe best positions us to deliver long-term value creation for our stakeholders.

Why do we not set a three-year Core Revenue Growth target at the time we award PSUs?

We do not set three-year Core Revenue Growth goals because disclosing long-term targets can be misleading to investors given the significant external factors – such as macroeconomic conditions, regulatory changes, supply-chain dynamics, and market demand – that make multi-year forecasting inherently uncertain. Establishing rigid long-term growth targets in this environment could create unintended risk or misaligned incentives. Instead, we set achievable but stretch Core Revenue Growth goals annually and determine incentive payouts based on performance over a multi-year period to reinforce sustained, long-term growth.

58 | Fortive Corporation

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2025 Executive Compensation in Detail

The Compensation Committee consulted with and reviewed the independent competitive market study conducted by their independent compensation consultant, Pearl Meyer, in determining the CEO compensation for Mr. Soroye and Ms. Newcombe. For our other NEOs, the Compensation Committee considers the annual compensation study conducted by Pearl Meyer, the CEO’s recommendations, each NEO’s performance, position and scope, as well as other factors such as experience, internal equity, and succession.

Base Salaries

In early 2025, a company-wide merit adjustment budget was approved, including for our then-serving NEOs, who participated on the same terms as other eligible employees. Base salaries remained unchanged in 2025 compared to 2024 aside from an adjustment for Mr. Soroye, reflective of his promotion to President and CEO of Fortive.

Base Salaries for our NEOs in role at year-end were as follows:

EXECUTIVE OFFICER	2025 BASE SALARY (1)	2024 BASE SALARY	PERCENTAGE INCREASE

Olumide O. Soroye	$1,000,000	$750,000	33%

Mark D. Okerstrom	$800,000	NA	--

Peter C. Underwood	$630,000	$630,000	0%

Stacey A. Walker	$625,000	$625,000	0%

Jonathan L. Schwarz	$625,000	$625,000	0%

(1)
The actual amounts paid to our NEOs as salary in 2025 are set forth in the 2025 Summary Compensation Table later in this Proxy Statement.

As part of transition planning to ensure a smooth leadership transition, Messrs. Lico’s and McLaughlin’s base salaries remained unchanged from 2024, $1,250,000 and $760,000, respectively, and continued at those levels as they served as non-executive special advisors until their retirement from Fortive. The Compensation Committee approved an increase in Ms. Newcombe’s 2025 base salary from $725,000 to $1,000,000 in connection to her anticipated promotion to CEO of Ralliant to align with market-competitive compensation for that role.

Annual Incentive Compensation

Design At-A-Glance

For 2025, each NEO was eligible for an incentive award equal to his or her base salary multiplied by his or her target award opportunity, multiplied by the Composite Performance Factor (which is the sum of the Company Performance Factor – 80% weighting, and the Personal Performance Factor – 20% weighting).

THE 2025 ANNUAL INCENTIVE COMPENSATION FORMULA

Base Salary ($)	×	Target Award Opportunity (%)	×	Composite Performance Factor			=	Actual Incentive Payout
				Fortive Company Performance (80% Wgt)	+	Personal Performance (20% Wgt)

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The graphic below describes the 2025 Annual Incentive Compensation components:

Fortive Company Performance Factor The Compensation Committee approved financial measures that align with our investment community expectations.

Performance Measures	Weighting
Adjusted EPS	60%
Free Cash Flow	20%
Core Revenue Growth	20%

Personal Performance Factor The Compensation Committee establishes individual performance goals to align with the Company's overall strategic initiatives and core values.

We build extraordinary teams for extraordinary results	Customer success inspires our innovation

We compete for shareholders	Kaizen is our way of life

60 | Fortive Corporation

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Fortive Company Performance Factor (80% Weighting)

The Company Performance Factor applied to each NEOs’ 2025 Annual Incentive Compensation was designed to align with the expectations of our investment community as well as demonstrate the execution of our business strategy. We intentionally set our targets at the mid to high range of initial guidance provided to the investment community. Because of the uncertainty of the timing of the Separation when the performance goals for 2025 were established by the Compensation Committee in the first quarter of 2025, such performance goals for our incentive plans were established without giving effect to the Separation. Following the disposition of our Precision Technologies segment on June 28, 2025 in the Separation and consistent with the terms found in our incentive plan, the Compensation Committee updated the framework and corresponding performance goals (60% Adjusted EPS, 20% Free Cash Flow, 20% Core Revenue Growth), to reflect the Separation to create two distinct half-year performance periods. Given the executives were responsible for pre-Separation operations of the full organization, the first half goals were derived by converting the original full-year guidance provided to the investor community into a half-year framework. The second half goals were established using guidance for Adjusted EPS with underlying financials for Free Cash Flow and Core Revenue Growth, on a continuing operations basis. Performance targets were deliberately calibrated to preserve the level of difficulty embedded in the original full-year goals.

Personal Performance Factor (20% Weighting)

The Personal Performance Factor applied to each NEOs’ 2025 Annual Incentive Compensation was determined based on the evaluation of their individual contributions to predefined financial, operational, and strategic measures across four performance categories that align with our corporate values. The performance categories and weightings varied based on each NEOs’ responsibilities and the group(s)/function(s) he or she leads, and included:

Extraordinary	Customer	Kaizen	Shareholders
Teams	Success	• Fortive Business System • Innovation and automation	• Financial performance indicators
• Employee engagement & turnover • Workforce planning & leadership funnels	• New product growth • Innovation & transformation • Customer satisfaction

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Target Award Opportunity

Target award opportunities are expressed as a percentage of base salary. Target award opportunities remain unchanged for our continuing NEOs in 2025 compared to 2024 except for an adjustment to Mr. Soroye’s target award to better align his pay mix as President and CEO of Fortive with our peer group and the Company’s equity-focused compensation philosophy.

2025 Target award opportunities for our NEOs in role at year-end were as follows:

EXECUTIVE OFFICER	2025 TARGET AWARD OPPORTUNITY (%)	2024 TARGET AWARD OPPORTUNITY (%)	YEAR OVER YEAR CHANGE IN PERCENTAGE (%)

Olumide O. Soroye	135%	150%	(10)%

Mark D. Okerstrom	125%	NA	NA

Peter C. Underwood	90%	90%	0%

Stacey A. Walker	90%	90%	0%

Jonathan L. Schwarz	85%	85%	0%

(1) Additional details and actual amounts paid to our NEOs in 2025 are set forth in the “2025 Annual Incentive Award Payouts” section and the 2025 Summary Compensation Table later in this Proxy Statement.

As part of transition planning, the 2025 target award opportunities for Messrs. Lico and McLaughlin remained unchanged from 2024 at 190% and 130% of base salary, respectively. Ms. Newcombe’s target award opportunity changed from 150% to 125% of base salary in connection with her anticipated promotion to CEO of Ralliant to align with the competitive-market opportunity level for that role. Additional details and actual amounts paid detailed in the “2025 Annual Incentive Award Payouts” section and the 2025 Summary Compensation Table found later in this Proxy Statement.

2025 Company Performance Factor Determination

For 2025, the Compensation Committee established Adjusted EPS, Free Cash Flow, and Core Revenue Growth (“Core Growth”) as the performance measures for the Company Performance Factor. For each measure, the Compensation Committee established threshold, target, and maximum levels of performance. The chart below shows the 2025 goals and weightings for each measure, as well as actual results for the two half-year performance periods. The payout percentages for performance between Threshold and Target, or between Target and Maximum, respectively, were determined by linear interpolation.

			2025 PERFORMANCE MEASURES & RESULTS

PAYOUT LEVEL	% OF TARGET	ACTUAL	ADJUSTED EPS (1)		FCF (MILLIONS) (2)		CORE REVENUE GROWTH (3)
			FIRST HALF (4)	SECOND HALF (5)	FIRST HALF (4)	SECOND HALF (5)	FIRST HALF (4)	SECOND HALF (5)

Maximum	200%		$1.99	$1.68	$473.0	$642.4	2.7%	5.2%

Target	100%		$1.81	$1.53	$430.0	$584.0	1.9%	3.7%

Threshold	50%	(0% for Core Revenue Growth)	$1.63	$1.38	$365.5	$496.4	1.3%	2.6%

		Actual Results	$1.74	$1.58	$489.5	$579.9	(2.1)%	2.6%

		Payout % (Before Weighting)	80.6%	134.7%	200.0%	97.7%	0%	0.9%
		Payout % (Combined)	107.7%		148.9%		0.5%

		Weighting of Measure	60%		20%		20%

		Weighted Payout	64.6%		29.8%		0.1%

		Final Company Performance Factor	94.5%

(1) Original full-year Adjusted EPS target was set at $4.06, with a threshold and maximum goal of $3.65 and $4.47, respectively.

(2) Original full-year FCF target was set at $1.300B, with a threshold and maximum goal of $1.105B and $1.430B, respectively.

(3) Original full-year Core Growth target was set at 3.5%, with a threshold and maximum goal of 2.5% and 4.9% respectively.

(4) First half goals derived from original full-year guidance.

(5) Second half goals established for continuing operations.

62 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

2025 Personal Performance Factor Determination

The Compensation Committee, in consultation with the Board, established personal performance goals for each NEO to align with the Company’s overall strategic initiatives at the beginning of 2025. For Mr. Okerstrom, these goals were established following his employment and for Mr. Soroye, the goals were modified to include additional goals following his promotion to President and CEO of Fortive. The Compensation Committee considers the individual’s impact and results against performance goals, while also considering the individual’s overall performance, the contribution of such individual to the Company’s results and the individual’s demonstrated leadership behavior in alignment with the Company’s core values. Following such assessment, the Compensation Committee assigns each NEO a rating between 0% and 200%. The following tables summarize the individual personal performance assessments for 2025 for the full-year NEOs:

Olumide O. Soroye

FORTIVE VALUE	Wgt.	goal	2025 Performance	Wgtd. payout
Extraordinary Teams	20%	Leadership Transition: Minimize disruption, seamless transition and integration. Talent and Culture Expansion: Expand stronger, growth-oriented culture with elevated employee experience and deeper succession pipeline for critical roles.	• Delivered a smooth CEO transition with no operational disruption and strengthened investor confidence while building strong early momentum among customers and Fortive teams; fortified leadership capability by hiring top-tier CFO and CPO. • Reorganized to growth-oriented structure accelerated talent development and expanded CEO succession pathways and candidates. • Maintained strong employee experience with >75% positive engagement score despite a year of great change.	40%
Customer Success	20%	Customer experience: Improve experience of customers across Fortive. Innovation: Expand product innovation through scaling AI and other capabilities.	• Spearheaded major shift toward customer-centricity as executive sponsor of customer growth activities. • Meaningful improvement in customer experience across Fortive through new customer experience/innovation centers. • Expanded product innovation pipeline and launched several AI-enabled products.	35%
Kaizen	20%	Kaizen and FBS: Leverage Kaizen/FBS activity to deliver growth while mitigating geopolitical financial and manufacturing risk.	• Delivered GMX progress despite tariff headwinds. • Reduced global manufacturing risk by shifting production closer to demand. • Accelerated FBS evolution with refreshed tools, several AI agents, and new customer experience/innovation centers.	20%
Shareholders	40%	Deliver Financials: First half 2025: Deliver segment financials as Segment CEO. Second half 2025: Deliver Fortive financials as Fortive CEO.	• Resilient first half – modest core growth but strong EBITDA and FCF; 2023 acquisitions delivering double-digit ROIC. • Accelerated second half growth across the P&L. Outperformed post-separation guidance to deliver accelerated performance of +2% core growth, +9% Adj. EBITDA growth, +13% Adj. EPS growth, and >100% FCF conversion. • Built and launched Fortive Accelerated strategy with a clear path to incremental revenue and MSD core growth ambition by 2028.	30%
TOTAL PERSONAL PERFORMANCE FACTOR				125%

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Mark D. Okerstrom

FORTIVE VALUE	Wgt.	goal	2025 Performance	Wgtd. payout
Extraordinary Teams	20%	Leadership Transition: Execute smooth transition into CFO role. Finance Talent and Culture Expansion: Establish high-performing Finance organization, culture & team.	• Delivered a smooth CFO transition and strengthened culture and talent within the Finance function. Established a new global team and leadership structure and made key personnel changes. • Quickly built and fortified confidence and alignment within the Finance organization as well as among internal and external stakeholders.	30%
Customer Success	20%	P&L Optimization Assess and implement new P&L management strategy aligned with Fortive Accelerated.

•   Redesigned strategic and annual planning processes to drive Fortive Accelerated strategy’s first pillar – Accelerate Organic Growth. Created tighter coupling of strategic initiatives with annual financial plan goals and funding mechanisms.

•   Implemented new frameworks to assess organic investment opportunities – driving focus on top line growth alongside cost discipline and FBS driven operational rigor.

•   Revamped financial forecasting processes and implemented dynamic in-year P&L management methods to ensure that incremental investments can be made dynamically throughout the year to drive further growth as part of Fortive Accelerated strategy.

				30%
Kaizen	20%	Kaizen and FBS: Leverage Kaizen/FBS to simplify and revamp investor communications approach and other core financial processes.

•   Leveraged FBS tools and principles to redesign our investor relations approach as well as underlying internal processes. Improved accuracy, reduced complexity and eliminated wasted effort all aimed at delivering clearer messaging, more helpful investor insights and building and maintaining investor trust.

•   Redesigned our core M&A processes and overall capital allocation approach to align with our Fortive Accelerated strategy. Drove capital allocation decisions and execution across organic investment opportunities, bolt-on acquisitions, significant share repurchases and our dividend all aimed at optimizing best relative shareholder returns over the medium term.

				30%
Shareholders	40%	Deliver Financials: Deliver Fortive financials as Fortive CFO.	• Accelerated second half growth across the P&L. Outperformed post-separation guidance to deliver accelerated performance of +2% core growth, +9% Adj. EBITDA growth, +13% Adj. EPS growth, and >100% FCF conversion.	50%
TOTAL PERSONAL PERFORMANCE FACTOR				140%

Peter Underwood

FORTIVE VALUE	Wgt.	goal	2025 Performance	Wgtd. payout
Extraordinary Teams	25%	Leadership Transition: Prepare new Ralliant legal organization for Separation. Legal Talent and Culture Expansion: Establish high-performing Legal organization, culture & team.	• Successfully prepared Ralliant CEO and incoming Ralliant Chief Legal Officer on public company legal and governance best practices boosting the success of the Separation. • Successfully executed the team-building strategy of establishing an enterprise Legal Leadership Team contributing to a positive employee engagement score across the Legal function.	25%
Kaizen	25%	Kaizen and FBS: Leverage Kaizen/FBS to optimize legal processes across the enterprise and aid in mitigating geopolitical financial and manufacturing risk.	• Redesigned global trade compliance structure post-Separation to de-risk and mitigate global trade policy volatility contributing to little to no operational disruption. • Progress made to identify areas for enhancements to current legal processes across the enterprise and assess current state.	25%
Shareholders	50%	Board Transition: Prepare new Director onboarding. Governance and Compliance: Ensure Corporate Sustainability Reporting Directive preparation and compliance. Achieve public sustainability goals. Establish new Environmental Health and Safety structure/cadence post-spin. Establish new works council position/function.	• Enhanced onboarding process leading to successful onboarding of our newest Director. • Double-materiality analysis completed to ensure readiness for Corporate Sustainability Reporting Directive compliance. • Early achievement of 2029 goal for Greenhouse Gas reductions in line with requirements of sustainability revolver in 2025. • Implemented new Privacy & Information Governance Office to improve relationships with European works council resulting in legal cost savings.	75%
TOTAL PERSONAL PERFORMANCE FACTOR				125%

64 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Stacey Walker

FORTIVE VALUE	Wgt.	goal	2025 Performance	Wgtd. payout
Extraordinary Teams	60%	Leadership Transition: Support seamless leadership transition and ensure stability across the organization. Define post-Separation Fortive organization structure. Prepare Ralliant for success with hiring of other key roles. Talent and Culture Expansion: Expand stronger, growth-oriented culture with elevated employee experience and deeper succession pipeline for critical roles.

•   Delivered smooth leadership transition with no operational disruption while building strong early momentum among Fortive teams.

•   Fortified leadership stability by hiring top-tier individuals to fill open executive roles at both Fortive and Ralliant.

•   Maintained strong employee experience with >75% positive engagement score despite a year of great change.

•   Internal mobility accelerated across levels—with management fill rates nearing top-quartile benchmarks, representing our commitment to a culture of learning, career growth and talent development.

•   Expanded Product & Engineering Funnel: High potential talent rose 15% YoY, strengthening our innovation engine.

•   Targeted brand campaigns driving 4x applicants, 12% more engaged talent, and 2x industry benchmark click-through rates.

				70%
Kaizen	20%	Kaizen and FBS: Deliver improved, harmonized HR processes that deliver more effective HR core services.	• Successful CPO Kaizen week featuring several global Kaizen events using FBS and AI to unlock productivity across core HR functions. • Drove progress on HR transformation initiative and set up central shared services for talent acquisition, employee relations, and other HR functions.	30%
Shareholders	20%	Ralliant Separation: Set up organization structure for both Fortive and Ralliant within cost structure goals.	• Reorganized to growth-oriented structure accelerating talent development and expanding CEO succession pathways and candidates. • Filled >80% of Ralliant corporate staff prior to Separation, on time and on budget.	35%
TOTAL PERSONAL PERFORMANCE FACTOR				135%

James A. Lico

FORTIVE VALUE	Wgt.	goal	2025 Performance	Wgtd. payout
Extraordinary Teams	20%	Leadership Transition: Execute seamless leadership transition and executive team integration for both Fortive and Ralliant.	• Delivered two strong CEO transitions successfully and smoothly with no operational disruption and strengthened investor confidence in both companies. • Fortified leadership stability by hiring top-tier CFOs for both companies. • Maintained strong employee experience in H1 2025 supported by successful engagement survey results.	40%
Kaizen	20%	Kaizen and FBS: Leverage Kaizen/FBS activity to accelerate AI adoption with goal of targeting $10M in savings through AI.	• Made progress on AI enablement with marketable solutions in progress. • Began establishing new foundation for innovation excellence with new innovation center.	15%
Shareholders	60%	Ralliant Separation: Successfully stand up Ralliant. Create and execute plan to reduce total corporate cost for Fortive. Prepare and execute IR plan/Investor Day for both companies with identified new shareholders. Deliver Financials: Deliver Fortive financials as Fortive CEO.	• Strong completion of separation of Ralliant, on time and on track for goals and objectives communicated to investors. • Successful Investor Day ahead of Separation for both companies. • Resilient first half – modest core growth but strong EBITDA and FCF; 2023 acquisitions delivering double-digit ROIC while facing headwinds in certain key markets.	55%
TOTAL PERSONAL PERFORMANCE FACTOR				110%

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Charles E. McLaughlin

FORTIVE VALUE	Wgt.	goal	2025 Performance	Wgtd. payout
Extraordinary Teams	20%	Leadership Transition: Execute seamless Finance executive leadership transition and team integrations for both Fortive and Ralliant.	• Successfully supported two CFO transitions with no operational disruption and strengthened investor confidence in both companies. • Successfully led both Fortive and Ralliant finance functions through financial reporting obligations leading to the success of the Separation.	35%
Kaizen	20%	Kaizen and FBS: Leverage Kaizen/FBS to optimize finance processes across the enterprise and within Fortive Corporate.	• Progress made to identify cost optimization in Fortive Corporate. • Progress made to identify areas for enhancements to current financial processes across the enterprise.	15%
Shareholders	60%	Ralliant Separation: Successfully stand up Ralliant. Create and execute plan to reduce total corporate cost for Fortive. Prepare and execute IR plan/Investor Day for both companies with identified new shareholders. Deliver Financials: Deliver Fortive financials as Fortive CFO.	• Strong completion of separation of Ralliant, on time and on track for goals and objectives communicated to investors. • Successful Investor Day ahead of Separation for both companies. • Resilient first half – modest core growth but strong EBITDA and FCF; 2023 acquisitions delivering double-digit ROIC while facing headwinds in certain key markets.	55%
TOTAL PERSONAL PERFORMANCE FACTOR				105%

Looking Ahead to 2026

Beginning in 2026, the objective Company Performance Factor that is based on financial performance of the Company will constitute 100% of the weighting for the Annual Incentive Awards for executive officers, with the Personal Performance Factor providing a modest modifier of up to a maximum of negative or positive 10% of the payout.

66 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

2025 Annual Incentive Award Payouts

Based on the results described above, the Compensation Committee approved annual incentive awards to the NEOs in role at year-end for 2025 performance as follows:

EXECUTIVE OFFICER	2025 BASE SALARY	TARGET AWARD OPPORTUNITY (%)	TARGET AWARD OPPORTUNITY ($)	FINAL COMPOSITE PERFORMANCE FACTOR (%)	FINAL AWARD PAYOUT

Olumide O. Soroye	$1,000,000	135%	$1,350,000	100.6%	$1,358,100

Mark D. Okerstrom (1)	$800,000	125%	$1,000,000	103.6%	$1,036,000

Peter C. Underwood	$630,000	90%	$567,000	100.6%	$570,402

Stacey A. Walker	$625,000	90%	$562,500	102.6%	$577,125

Jonathan L. Schwarz (2)	$625,000	85%	$531,250	95.6%	$507,875

(1) Per the terms of Mr. Okerstrom’s offer letter, he was eligible for the full-year award.

(2) Mr. Schwarz departed from Fortive on December 31, 2025. The separation from the Company is a termination by the Company “without cause”. Final award payout reflects actual performance outcomes and in accordance with the treatment terms for annual incentive awards found within our Severance and Change-in-Control Plan for Officers.

For Mr. Lico, the Compensation Committee approved a 2025 annual incentive award payout of $1,159,000, determined based on actual performance and prorated for his service through the Separation as CEO. Mr. McLaughlin’s 2025 annual incentive award payout of $477,204 was determined based on actual performance and prorated for his service through the Separation. Ms. Newcombe’s 2025 annual incentive award was determined and paid by Ralliant with consideration for her actual performance prior to the Separation; we did not have discretion over the final payout decision for Ms. Newcombe.

Long Term Incentive Compensation

2025 Annual Equity Award Mix

Our long-term incentive program is designed to align the interests of our NEOs with those of our shareholders while promoting a balance between driving sustainable business performance and providing meaningful retention.

For 2025, the Compensation Committee granted long-term incentive awards using the following mix of equity vehicles:

Form of Award	Key Terms

PSUs
•
60% contingent on relative TSR versus the S&P 500 over a three-year performance period and 40% contingent on three-year average Core Revenue Growth.
•
Earned shares are subject to a one-year holding requirement after performance vesting.
•
No prorated vesting prior to completion of the full three-year performance period.

RSUs
•
Ratable vesting on third and fourth anniversaries of the grant date.
•
NEOs may earn “incremental” RSUs above the “base” number of RSUs depending on outperformance of the Adjusted EBITDA Margin goals as described below.

Stock Options	• Ratable vesting on the third and fourth anniversaries of the grant date. • Exercise price based on the closing price on grant date.

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2025 Target Award Values

The Compensation Committee considers market data in setting target award amounts and generally sets amounts aligned with such market data. The Compensation Committee may, from time to time, approve special one-time awards or special increases to equity grants for purposes of retention, recognition, promotion/hire or to drive achievement of special strategic performance goals. These one-time awards and increases are not intended to be permanent and not reflective of the intended target award value year-over-year.

2025 target award values for our NEOs in role at year-end are as follows:

EXECUTIVE OFFICER	2025 PSUs (AT TARGET)	2025 RSUs	2025 STOCK OPTIONS	2025 TOTAL TARGET VALUE (1)	2024 TOTAL TARGET VALUE (1)	YEAR OVER YEAR INCREASE IN PERCENTAGE (%)

Olumide O. Soroye (2)	$4,250,000	$2,125,000	$2,125,000	$8,500,000	$5,500,000	55%

Mark D. Okerstrom (3)	$3,000,000	$1,500,000	$1,500,000	$6,000,000	NA	--

Peter C. Underwood (4)	$1,125,000	$562,500	$562,500	$2,250,000	$2,250,000	—%

Stacey A. Walker (4)	$1,250,000	$625,000	$625,000	$2,500,000	$2,500,000	—%

Jonathan L. Schwarz (4)	$1,000,000	$500,000	$500,000	$2,000,000	$2,000,000	—%

(1)
The target dollar values of the equity grants noted above do not reflect the grant date valuations computed in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”). Instead, based upon the target dollar value of the equity awards and the types of equity awards noted below, the actual number of RSUs and target number of PSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20-day average of the closing price of our common stock as of the grant date (“20 Day Average”) and the actual number of stock options granted was determined by dividing the corresponding allocation of the dollar value by one-third of the 20 Day Average. Additional details on amounts of the 2025 equity grants to all of our NEOs, including the grant date fair values of such awards computed in accordance with FASB ASC 718, are shown in “Executive Compensation Tables—Fiscal 2025 Grants of Plan-Based Awards”.
(2)
Includes the $3,000,000 market‑adjustment award provided in connection with Mr. Soroye’s promotion to CEO to align his March 2025 grant with the intended target annual award value as CEO. The one-time special $2,000,000 promotion award, by contrast, is excluded as the award was not reflective of his intended target annual award.
(3)
Excludes the special one-time $10,000,000 sign-on equity award provided in connection with Mr. Okerstrom’s hire as this award is not reflective of his intended target annual award.
(4)
Excludes the one-time increases of $1,000,000, $500,000, and $1,000,000, respectively, for Messrs. Underwood and Schwarz and Ms. Walker in recognition of their extraordinary efforts to deliver a successful Separation. These increases are not intended to be permanent and not reflective of their intended target annual awards year-over-year.

As part of transition planning, Mr. Lico’s 2025 target annual award was reduced to $6,500,000 from $13,000,000 to reflect his anticipated partial year of service as CEO in 2025. Mr. McLaughlin did not receive an award in 2025 due to his anticipated retirement as CFO. Ms. Newcombe’s 2025 target Fortive annual award remained unchanged from 2024 at $4,500,000 for her Fortive service in anticipation of her promotion to CEO of Ralliant.

2025 PSU Performance Measures

In 2025, the Compensation Committee granted PSU awards subject to two pre-established performance goals: relative TSR compared to the companies within the S&P 500 and Core Revenue Growth. The actual payout for the PSU awards will be based on performance measured over a three-year period.

		Wgt	FY 2025	FY 2026	FY 2027	FY 2028

	rTSR	60%	3-Year Relative TSR
2025						1-Year
PSUs	Core Revenue Growth	40%	Year 1 Core Revenue Growth	Year 2 Core Revenue Growth	Year 3 Core Revenue Growth	Hold

68 | Fortive Corporation

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Relative Total Shareholder Return (Weighted - 60%)

Measured based on our cumulative three-year TSR, with a goal set at the 55th percentile ranking relative to the companies in the S&P 500 Index, requiring above-median performance to earn a target payout. There will be no payout if our TSR ranks below the 25th percentile of the S&P 500 Index, and payout is capped at 200% of target if our TSR exceeds the 75th percentile. In addition, if our three-year TSR is negative, the payout for this portion of the award is capped at 100% of target, regardless of our relative performance compared to the S&P 500 Index companies. The 2025 rTSR performance goals are below:

PAYOUT LEVEL	% OF TARGET (1)	rTSR RANKING (RELATIVE TO THE S&P 500 INDEX)

Maximum	200%	≥75th percentile

Target	100%	55th percentile

Threshold	25%	25th percentile

Below Threshold	0%	<25th percentile

(1)
The payout percentages for performance between Threshold and Target, or between Target and Maximum, respectively, will be determined by linear interpolation. However, if our absolute TSR performance over the three-year performance period is negative, then a maximum of 100% of target payout can be earned (regardless of how strong our performance is on a relative basis).

The Compensation Committee approved a modification of the starting measurement stock price to a price following the Separation to better align executives’ incentives with shareholder interests following the Separation.

Core Revenue Growth (weighted - 40%)

During the first quarter of each year of the three-year performance period, the Compensation Committee will establish an annual Core Revenue Growth goal based at or above the midpoint of the initial Core Revenue Growth guidance provided to the investor community for such year. For each year during the three-year performance period, an annual performance result from 0% to 200%, based on linear interpolation, will be assigned, with the final performance result for Core Growth based on the average of the three consecutive annual performance results over the corresponding three consecutive performance years.

Updates to the Core Revenue Growth component of the 2025 Executive Incentive Compensation Plan also necessitated corresponding updates to the Core Revenue Growth metric within the PSU design to maintain structural consistency across incentive programs.

The 2025 Core Revenue Growth performance goals:

PAYOUT LEVEL	% OF TARGET	2025 CORE REVENUE GROWTH PERFORMANCE GOAL (1)
		FIRST HALF (2)	SECOND HALF (3)

Maximum	200%	2.7%	5.2%

Target (1)	100%	1.9%	3.7%

Threshold	0%	1.3%	2.6%

(1)
Original full-year Core Revenue Growth target was set at 3.5% (based on the high-end of the initial 2025 Core Revenue Growth guidance), with a threshold and maximum goal of 2.5% and 4.9%, respectively.
(2)
First half goals derived from original full-year guidance.
(3)
Second half goals established for continuing operations.

2026 Proxy Statement | 69

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The 2025 Core Revenue Growth performance goal was used to establish performance goals for Year 1 of the 2025 PSUs and Year 2 of the 2024 PSUs. 2026 and 2027 Core Revenue Growth performance goals will be established in the first quarter of each year, respectively.

	FY 2024	FY 2025	FY 2026	FY 2027	FY 2028

3-Year Relative TSR
2024				1-Year
PSUs	Year 1 Core Revenue Growth	Year 2 Core Revenue Growth	Year 3 Core Revenue Growth	Hold

3-Year Relative TSR
	2025				1-Year
	PSUs	Year 1 Core Revenue Growth	Year 2 Core Revenue Growth	Year 3 Core Revenue Growth	Hold

Actual first half performance of -2.1% and second half performance of 2.6% resulted in a combined 2025 Core Revenue Growth payout of 0.5% of target. The final Core Growth performance results for the 2025 award will be based on the average of the Core Revenue Growth performance results for 2025, 2026 and 2027. For more information about why Core Revenue Growth is an important performance measure in both our annual and long-term incentive plans, please refer to our discussion under the “Setting our Core Revenue Growth Goals” section above.

2023 PSUs Earned for 2023-2025 Performance

The 2023 PSU payout was based 60% on relative TSR performance over the corresponding three-year performance period and 40% on Core Revenue Growth based on the average of the three annual performance results over the corresponding three consecutive performance years.

In connection with the Separation, performance for the 2023 PSUs was certified by the Compensation Committee at the time of the Separation with the number of shares to be earned determined based on a prorated combination of actual performance through the Separation and assumed target performance thereafter, with shares continuing to be subject to the original service-based vesting requirement through the third anniversary of the original grant date and a 1-year post-vesting holding requirement.

2023 PSUs rTSR Performance Goals:

PAYOUT LEVEL	Wgt	% OF TARGET (1)	rTSR RANKING (RELATIVE TO THE S&P 500 INDEX)

Maximum		200%	≥75th percentile

Target		100%	55th percentile

Threshold		50%	35th percentile

Below Threshold		0%	<35th percentile

Actual	82% 18%	Pre-Separation: 61.6% Post-Separation: Assume 100%	Pre-Separation: 40th Percentile Post-Separation: Assume 55th Percentile

Final Payout		68.5%

(1)
The payout percentages for performance between Threshold and Target, or between Target and Maximum, respectively, would be determined by linear interpolation. However, if Fortive’s absolute TSR performance for the period were negative, then a maximum of 100% of the target PSUs would vest (regardless of how strong Fortive’s performance was on a relative basis), and if Fortive’s absolute TSR performance for the period was positive, then a minimum of 25% of the target PSUs would vest.

70 | Fortive Corporation

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2023 PSUs Core Revenue Growth Goals:

PAYOUT LEVEL	% OF TARGET (1)	ACTUAL	2023 CORE REVENUE GROWTH	2024 CORE REVENUE GROWTH	2025 CORE REVENUE GROWTH

Maximum	200%		7.0%	5.6%	4.9%

Target	100%		5.0%	4.0%	3.5%

Threshold	0%		3.5%	2.8%	2.5%

		Actual Results	4.8%	1.3%	Pre-Separation: 0% Post-Separation: 100%

		Payout %	86.7%	0.0%	51.1%

		Final Payout - Average Payout %	45.9%

(1)
The payout percentages for performance between Threshold and Target, or between Target and Maximum, respectively, would be determined by linear interpolation.

Based on the 68.5% of target payout on 3-year rTSR performance and a 3-year average 45.9% of target payout on Core Revenue Growth, the NEOs earned a combined 59.5% of their target 2023 PSUs as follows:

EXECUTIVE OFFICER	TARGET SHARES	SHARES EARNED

Olumide O. Soroye	50,215	29,860

Peter C. Underwood	21,095	12,544

Stacey A. Walker	22,597	13,437

Jonathan L. Schwarz	19,086	11,350

James A. Lico	125,534	74,644

Charles E. McLaughlin	44,190	26,277

Mr. Okerstrom was not employed with Fortive at the time of the 2023 PSU grant. Ms. Newcombe’s 17,485 earned shares were converted into Ralliant equity awards; the service-based vesting requirement and the 1-year post-vesting holding requirement continued to apply.

2025 RSU Performance Measure and Results

The RSU awards provided to our Executive Officers consist of a base amount and a performance-based portion called “incremental” RSUs. NEOs can earn these incremental RSUs by exceeding specific financial goals. In 2025, the incremental RSUs could range from 10% to 50% of the base amount, depending on the Company’s Adjusted EBITDA Margin performance. The initial target was set at the beginning of 2025 based on our high-end guidance, 29.3%.

Adj. EBITDA Margin performance goals were set at the high-end of 2025 guidance to the investor community.

Because of the uncertainty of the timing of the Separation when the performance goals for 2025 were established by the Compensation Committee in the first quarter of 2025, such performance goals for our incentive plans were established without giving effect to the Separation. Following the disposition of our Precision Technologies segment on June 28, 2025 in the Separation and consistent with the terms found in our original equity grant agreements, consistent with the updates made to the Company Financial Factor in the Executive Incentive Compensation Plan, the Compensation Committee updated the framework, and corresponding performance goals, to reflect the Separation to create two distinct half-year performance periods.

Actual Adjusted EBITDA Margin performance in the first half of 2025 fell below the threshold resulting in no incremental RSUs earned and second half Adjusted EBITDA Margin performance of 31.0% resulted in 20% of incremental RSUs earned.

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PAYOUT LEVEL (1)	INCREMENTAL RSUs OPPORTUNITY (% OF BASE RSUs)	ADJUSTED EBITDA MARGIN (2) ORIGINAL 2025 PERFORMANCE GOALS	ADJUSTED EBITDA MARGIN (2) FIRST HALF 2025 PERFORMANCE GOALS	ADJUSTED EBITDA MARGIN (2) SECOND HALF 2025 PERFORMANCE GOALS

Maximum	50%	≥30.1%	≥28.8%	≥31.6%

Threshold	10%	≥29.3%	≥28.0%	≥30.8%

Actual Results		N/A	27.0%	31.0%

Payout		N/A	0%	20%

Final Payout			+10% Incremental RSUs Earned

(1) The incremental RSUs were determined by linear interpolation between Threshold and Maximum with no more than 50% maximum incremental RSUs that can be earned. No incremental RSUs are earned if Adjusted EBITDA Margin falls below the Threshold.

(2)
“Adjusted EBITDA Margin” means the ratio of adjusted EBITDA to net revenue. “Adjusted EBITDA” means our adjusted earnings before net interest, income taxes, depreciation and amortization.

As a result, our NEOs earned a combined additional 10% of their base amount of 2025 RSUs as follows:

EXECUTIVE OFFICER	BASE RSUs GRANTED	INCREMENTAL RSUs EARNED

Olumide O. Soroye	37,582	3,759

Mark D. Okerstrom	27,488	2,749

Peter C. Underwood	13,826	1,383

Stacey A. Walker	14,885	1,489

Jonathan L. Schwarz	10,636	1,064

James A. Lico	27,646	2,765

Mr. McLaughlin did not receive a RSU grant in 2025. Ms. Newcombe’s awards were converted to Ralliant equity awards in connection with the Separation prior to the performance certification.

Looking Ahead to 2026

Beginning with awards granted in 2026, the annual equity award program for executive officers will be enhanced by:

•
Increasing PSU allocation from 50% to 60%
•
Eliminating stock options; and
•
Eliminating the ability to earn incremental RSUs

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Other Practices, Policies & Guidelines

Timing of Option Awards in Relation to the Disclosure of Material Nonpublic Information

The following discussion contains information required by Item 402(x) of Regulation S-K about the timing of option awards in relation to the disclosure of material nonpublic information. The Compensation Committee has adopted the Fortive Corporation Policy on Granting Equity Awards (the “Grant Policy”) relating to the timing of all equity-based compensation, including stock options, awarded by the Compensation Committee.

Under the Grant Policy, our annual equity-based compensation awards are granted on a pre-determined schedule. The effective grant date for our annual equity-based compensation awards, which are reviewed and approved during the Compensation Committee meeting held in the first quarter of each fiscal year, is fixed at the later of (i) March 2 (or the immediately following business day if March 2 of such year is not a business day) following the date of such Compensation Committee meeting and (ii) the second business day after the filing of the Company’s Annual Report on Form 10-K for the prior fiscal year. Any coordination between our annual equity-based compensation awards and the release of material nonpublic information that could be expected to affect the value of such awards is precluded by this predetermined schedule.

Furthermore, pursuant to the Grant Policy, as a general principle, the Compensation Committee does not take any material nonpublic information into account when determining the timing and terms of any equity-based compensation awards. The Compensation Committee also does not grant, or delay the grant, of any equity-based compensation awards in anticipation of the release of any material nonpublic information, and the Company does not time the disclosure of any material nonpublic information based on any equity-based compensation award grant dates, vesting events, or sale events for the purpose of affecting the value of any executive compensation.

During the fiscal year 2025, the Company did not award stock options to any named executive officer during the relevant period described in Item 402(x)(2) of Regulation S-K.

Stock Ownership Requirements

To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each executive officer to obtain a substantial equity stake in our common stock within five years of their appointment to an executive position. The multiples of base salary that the guidelines require are as follows:

Executive Level	Stock Ownership Level (as a Multiple of Salary)
Chief Executive Officer	5.0x base salary
All Other Executive Officers	3.0x base salary

Once an executive has acquired enough shares to satisfy the ownership multiple then applicable to him or her, such number of shares becomes his or her minimum ownership requirement (even if the executive’s salary increases or the fair market value of such shares subsequently changes) until he or she is promoted to a higher executive level.

Under the policy, beneficial ownership includes shares in which the executive or his or her spouse or child has a direct or indirect interest, notional shares of our common stock in the Executive Deferred Incentive Plan (“EDIP”) plan, shares held in a 401(k) plan, and unvested RSUs that are subject only to time-based vesting requirements but does not include shares subject to unexercised stock options or any unvested RSUs or PSUs that are subject to outstanding performance-based vesting requirements.

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Clawback Policy and Plan Terms

The Compensation Committee has adopted a clawback policy that applies to our Section 16 officers (“executive officers”). Under this policy, in the event of a material restatement of our consolidated financial statements (other than any restatement required according to a change in applicable accounting rules), the Company will seek reimbursement of the portion of any incentive-based compensation granted, earned or vested based on the attainment of a financial reporting measure that would not have been paid had the consolidated financial statements been correctly stated.

In addition to recoupment of incentive-based compensation mandated by the SEC and the NYSE, our clawback policy includes an enhancement that provides the Board with the discretion to also recoup additional compensation, including any time-based equity awards, from any executive officer if the Board determines that the triggering material restatement was at least in part the result of gross misconduct by such executive officer.

Furthermore, under the terms of our 2016 Stock Incentive Plan, all outstanding unvested equity awards will be terminated immediately upon, and no grantee may exercise any outstanding equity award after, such time as he or she is terminated for gross misconduct. In addition, under the terms of the Fortive Executive Deferred Incentive Plan (“EDIP”), if the plan administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the plan administrator may determine that the employee’s vesting percentage is zero with respect to all account balances that were contributed by us.

Insider Trading Policy

Our Board has adopted an insider trading policy governing the purchase, sale and other dispositions of our securities that applies to all Fortive personnel, including directors, officers, employees, and other covered persons, and Fortive itself. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of our insider trading policy is incorporated by reference as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Pledging Policy

Our Board has adopted a policy prohibiting any of our executive officers, including our NEOs, or directors from pledging as a security for any obligation any shares of our common stock that he or she directly or indirectly owns and controls.

Hedging Policy

We include within our Insider Trading Policy a prohibition applicable to all our employees, including our NEOs, and our directors against engaging at any time in:

•
short sales of our common stock;
•
transactions in any derivatives of our securities, including, but not limited to, hedging, buying or selling puts, calls, or other options (except for instruments granted under our 2016 Stock Incentive Plan); or
•
engaging, directly or indirectly, in other hedging transactions, or otherwise engaging in other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock, including, but not limited to, collars, equity swaps, exchange funds, and prepaid variable forward sale contracts.

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General Benefits

Our NEOs are eligible to participate in broad-based employee benefit plans, which are generally available to all U.S. salaried employees and do not discriminate in favor of our NEOs. In addition, each of our NEOs participates in the EDIP. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected members of our management.

We use the EDIP to tax-effectively contribute amounts to executives’ retirement accounts and give our executives an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals. We set the amount we contribute annually to the executives’ accounts in the EDIP at a level that we believe is competitive with comparable plans offered by the companies in our Peer Group. Participants in the EDIP do not fully vest in such amounts until they have participated in the program for 15 years or have reached age 55 with at least five years of service (including for executives who were employed by Danaher prior to our separation from Danaher, years of service with Danaher prior to that separation). We show the amounts we contributed to the EDIP for 2025 with respect to our NEOs in the “Summary Compensation Table.”

Perquisites

We offer limited perquisites to our NEOs which are not a major component of our compensation package or philosophy. We believe these limited perquisites help make our executive compensation plans competitive, are generally aligned with market practices and are cost-effective in that the perceived value of these items is higher than our actual cost. The perquisites we made available to our NEOs during 2025 were as follows:

Type	PARTICIPATING NEOs
Personal aircraft use	Messrs. Soroye, Okerstrom, Lico and McLaughlin
Tickets to sporting events	Messrs. Soroye, Underwood and Schwarz, and Ms. Walker
Stipend ($10,000) for tax/financial planning	All NEOs
Executive physical	Messrs. Schwarz and McLaughlin, and Ms. Walker
Executive data privacy protection services	All NEOs except Mr. McLaughlin
Miscellaneous Retirement Gifts	Messrs. Lico, McLaughlin and Schwarz, and Ms. Walker
Relocation	Ms. Newcombe

We made personal aircraft use available under an aircraft use policy adopted by the Compensation Committee. The policy permits the use of our aircraft for business purposes only, other than with respect to a $150,000 and $50,000 personal use allowance to our CEO and CFO, respectively. Any personal use of the aircraft in a particular year in excess of the respective personal use allowances must be reimbursed. Additional details on the other perquisites we made available to our NEOs in 2025 are described in the footnotes to the “Summary Compensation Table.”

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Severance Benefits

To be consistent with market practices and ensure that our executive officers remain focused on our businesses during periods of uncertainty and are motivated to pursue transactions in the best interest of the shareholders and other stakeholders, we maintain a Severance and Change-in-Control Plan for Officers, which we refer to as the Severance Plan. It provides for severance benefits upon (i) a termination without cause not preceded by a change-in-control and (ii) a termination without cause, or good reason resignation, within 24 months following a qualified change-in-control.

“Double Trigger” Change-in-Control Severance

Because we intend the change-in-control severance benefit under the Severance Plan to ensure that the executive officers pursue transactions in the best interest of our shareholders and other stakeholders, the Compensation Committee limited the definition of “change-in-control” to include only:

•
a merger, consolidation or reorganization in which Fortive is not the surviving entity and in which the voting securities of Fortive prior to such transaction would represent 50% or less of the voting securities of the surviving entity;
•
a sale of all or substantially all assets of Fortive, or
•
any transaction approved by the Board that results in any person or entity that is not an affiliate of Fortive owning 100% of Fortive’s outstanding voting securities.

If, within 24 months following a qualified change-in-control, a NEO is terminated without cause, or resigns for good reason, then the following severance payment would be due:

Compensation	CEO	OTHER NEOs
Cash Severance Payment	2x base salary and target annual incentive award	1x base salary and target annual incentive award
Cash Annual Incentive Award	Target annual incentive award prorated from the beginning of the year to the date of termination	Same
Equity Awards	Immediate acceleration of all unvested outstanding equity awards, with any performance conditions measured based on target performance	Same
Health Benefits	24 months	12 months
280G Excise Tax	No tax gross up	Same

Termination without Cause Severance

Recognizing the increased risk of forfeiture for equity awards by our executive officers as a result of our four-year vesting schedule with a two-year cliff before the initial vesting and to ensure that our executive officers remain focused on our businesses during periods of uncertainty, the Compensation Committee provided for the following severance benefits under the Severance Plan upon a termination without cause other than within 24 months following a qualified change-in-control:

Compensation	CEO	OTHER NEOs
Cash Severance Payment	2x base salary	1x base salary
Cash Annual Incentive Award	• Payments based on actual performance; and • Prorated from the beginning of the year to the date of termination	Same
Equity Awards	• Based on actual performance against performance targets; • Subject to original time-vesting; and • Prorated for the period from the date of the grant to the date of termination	Same
Health Benefits	24 months	12 months

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Compensation	CEO	OTHER NEOs
280G Excise Tax	No tax gross up	Same

Shareholder Ratification Policy

We adopted a policy that, without prior shareholder approval, we will not pay or enter into any new agreement with an executive officer, including an NEO, that provides for cash severance benefits in connection with the executive officer’s voluntary or involuntary termination in an amount that exceeds 2.99 times the sum of the executive officer’s target cash compensation (base salary plus target bonus) in the year of termination.

CEO Early Retirement Policy for Equity Awards Granted During or After 2022

In connection with the long-term CEO succession planning by the Board and to grant the Board additional flexibility in determining the timing and collaborative nature of any future CEO transition, the Compensation Committee adopted an early retirement policy with respect to equity awards granted to Mr. Lico during or after 2022.

If Mr. Lico provided notice of early retirement on or after (i) January 1, 2026 or (ii) an earlier date on which the Board, in its sole discretion, formally approved a specific successor to the CEO position (the “qualified date”), the Board may designate a CEO transition period of up to twelve additional months following such notice during which Mr. Lico will be required to provide transition services, as requested by the Company (the “CEO transition period”). Upon such notice of early retirement on or after the qualified date and upon completion of the requested transition services during the CEO transition period, all equity awards granted to Mr. Lico on or after 2022 would continue to vest under their original time-based vesting terms and would be subject to the satisfaction of all original performance-based vesting requirements.

The Compensation Committee considered and implemented the following governance features to align this policy:

•
The policy is structured consistently with the general early retirement benefit available to all employees and the benefits accelerated by less than one year to enhance flexibility to support CEO transition and succession;
•
The policy applies only to equity awards granted to Mr. Lico during or after 2022; and
•
The policy would not provide for any acceleration of payment or waiver of any performance-based vesting requirements.

The Compensation Committee determined Mr. Lico satisfied the full requirements of this policy and the terms and conditions of this policy became effective upon the formal appointment of Mr. Soroye as the President and Chief Executive Officer of Fortive on June 27, 2025.

Regulatory Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain covered employees, generally including our NEOs. At the time of determining our executive compensation for 2025, we reviewed the tax impact of such compensation on the Company as well as on our executive officers. In addition, we reviewed the impact of our compensation programs against other considerations, such as accounting impact, alignment of interest with shareholders and other stakeholders, market competitiveness, effectiveness and perceived value to employees. Because we believe these considerations, other than tax deductibility, should play an important role in shaping our compensation programs, we have awarded, and may award in the future, compensation to our NEOs in excess of $1 million to the extent the Compensation Committee believes such compensation is necessary to continue to provide competitive arrangements intended to attract, retain, and provide appropriate incentives to, our NEOs.

Risk Considerations

Risk-taking is essential to growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Compensation Committee engaged Pearl Meyer, its independent compensation consultant, to review our executive and non-executive compensation programs for risk considerations. The Compensation Committee determined, based on the recommendations received from Pearl Meyer and its own analysis and conclusions, that none of

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the elements of our compensation program encourage or create excessive risk-taking, and none is reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that our executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking.

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Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into Fortive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation Committee of the Board of Directors

Kate D. Mitchell (Chair)

Daniel L. Comas

Wright L. Lassiter III

Gregory J. Moore

Dated February 24, 2026

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Executive Compensation Tables

2025 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	OPTION AWARDS ($) (1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)

Olumide O. Soroye	2025	$931,733	—	$8,196,125	$3,706,519	$1,358,100	—	$212,535	$14,405,012
President and	2024	$764,430	—	$4,297,191	$1,659,209	$1,183,950	—	$157,297	$8,062,077
Chief Executive Officer (5)	2023	$750,006	—	$3,847,053	$1,443,226	$1,351,125	—	$152,766	$7,544,176

Mark D. Okerstrom	2025	$600,000	$1,250,000	$13,664,653	$4,699,786	$1,036,000	—	$163,000	$21,413,439
Senior Vice President,
Chief Financial Officer (6)

Peter C. Underwood	2025	$630,000	$—	$2,831,988	$943,553	$570,402	$—	$115,828	$5,091,771
Senior Vice President,
Chief Legal Officer

Stacey A. Walker	2025	$625,000	—	$3,049,398	$1,016,177	$577,125	—	$173,412	$5,441,113
Former Senior Vice President,	2024	$637,019	—	$1,953,538	$754,369	$597,600	—	$183,490	$4,126,016
Chief People Officer	2023	$617,788	—	$1,731,126	$649,555	$627,406	—	$171,384	$3,797,259

Jonathan L. Schwarz	2025	$625,000	—	$2,178,415	$725,973	$507,875	—	$369,781	$4,407,044
Former Senior Vice President,
Strategic and Corporate Development (7)

James A. Lico	2025	$1,250,000	—	$5,663,576	$1,887,129	$1,159,000	—	$535,387	$10,495,092
Former President and	2024	$1,274,038	—	$10,156,071	$3,921,979	$2,380,700	—	$580,376	$18,313,164
Chief Executive Officer (8)	2023	$1,250,000	—	$9,617,124	$3,608,064	$2,757,375	—	$576,601	$17,809,164

Charles E. McLaughlin	2025	$394,615	—	$—	$—	$477,204	—	$244,291	$1,116,110
Former Senior Vice President,	2024	$774,615	—	$3,710,732	$1,432,999	$990,371	—	$260,150	$7,168,867
Chief Financial Officer (9)	2023	$749,904	—	$3,385,489	$1,270,080	$1,147,068	—	$254,232	$6,806,773

Tamara Newcombe	2025	$436,539	—	$2,184,719	$2,613,222	$—	—	$161,078	$5,395,558
Former President and CEO,	2024	$738,942	—	$3,515,675	$1,357,595	$1,111,860	—	$148,346	$6,872,418
Precision Technologies (10)	2023	$681,731	—	$3,077,780	$1,154,736	$1,262,588	—	$98,746	$6,275,581

(1)
The amounts reflected in these columns represent the aggregate grant date fair value of all equity awards that we granted to our NEOs, computed in accordance with FASB ASC 718. For all NEOs, the amount in the “Stock Awards” column for 2025 equals the aggregate grant date fair value of all PSUs and RSUs that we granted during 2025 including the incremental fair value in connection with the modification to the rTSR component of our 2025 PSUs to align the starting TSR measurement period with the date of the Separation. We calculated the grant date fair value of all PSUs based on the probable outcome of the applicable performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC 718. The maximum aggregate value of all of each NEO’s PSUs at the grant date assuming that we attain the highest level of performance is as follows: Mr. Soroye - $8,584,030; Mr. Okerstrom - $16,261,884; Mr. Underwood - $3,481,095; Ms. Walker - $ 3,748,553; Mr. Schwarz - $2,677,628; and Mr. Lico - $6,962,074. With respect to RSUs, we calculated the grant date fair value under FASB ASC 718 based on the base number of shares of common stock underlying the RSU times the closing price of the common stock on the date of grant. The RSUs granted to Mr. Lico, Mr. McLaughlin, Mr. Soroye, Ms. Newcombe and Ms. Walker, included a potential to earn additional RSUs. The maximum aggregate value of these RSUs granted in 2025, reflecting an opportunity to earn up to a maximum of 150% of the corresponding base number of shares of common stock underlying the corresponding RSUs, at the grant date assuming that the highest level of performance was achieved was as follows: Mr. Soroye - $3,121,058; Mr. Okerstrom - $2,210,991; Mr. Underwood - $1,183,589; Ms. Walker - $1,274,246; Mr. Schwarz - $910,506; Mr. Lico - $2,366,665; and Ms. Newcombe - $3,277,079. The actual number of RSUs granted for 2025, based on the actual level of performance achieved in 2025, was 110% of the corresponding base number of RSUs. With respect to stock options, we have calculated the grant date fair value under FASB ASC 718 using the Black-Scholes option pricing model. In addition, in connection with the Separation and in compliance with the anti-dilution provision in the 2016 Stock Incentive Plan and the Employee Matters Agreement, outstanding equity awards were adjusted to maintain the value of such awards following the Separation. Because such adjustments were made to maintain the value of awards and not as additional compensation, the table above does not reflect the incremental expense resulting from such equitable adjustments, including $821,722 for Mr. Soroye, $516,144 for Mr. Okerstrom, $664,935 for Mr. Underwood, $330,282 for Ms. Walker, $480,462 for Mr. Schwarz, $3,271,170 for Mr. Lico, $1,014,671 for Mr. McLaughlin, and $4,234,095 for Ms. Newcombe. For additional details about the assumptions that we used when valuing equity awards, see Note 13 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(2)
The amounts set forth in this column reflect compensation earned during the corresponding fiscal year under the Company’s Executive Incentive Compensation Plan.
(3)
Fortive does not have a defined benefit pension plan and does not pay above market earnings on account balances under the EDIP or pursuant to any other deferred compensation arrangement.
(4)
The amounts set forth in this column for 2025 include the following benefits:

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NAME	2025 COMPANY 401(K) CONTRIBUTIONS ($)	2025 COMPANY EDIP CONTRIBUTIONS ($)	PERSONAL USE OF COMPANY AIRPLANE ($)	OTHER / RETIREMENT GIFT ($)	SEPARATION BENEFITS ($)	TICKETS TO SPORTING EVENTS ($)	OTHER MISCELLANEOUS ($)

Olumide O. Soroye	$24,328	$112,501	$55,506	—	—	$2,200	$18,000

Mark D. Okerstrom	$14,000	$81,000	$50,000	—	—	—	$18,000

Peter C. Underwood	$24,328	$71,820	—	—	—	$1,680	$18,000

Stacey A. Walker	$24,328	$71,250	—	$4,162	—	$52,672	$21,000

Jonathan L. Schwarz	$24,328	$69,375	—	$4,162	$250,376	$540	$21,000

James A. Lico	$24,328	$362,500	$101,669	$28,890	—	—	$18,000

Charles E. McLaughlin	$24,328	$174,800	$11,541	$20,622	—	—	$13,000

Tamara Newcombe	$24,328	$108,750	—	—	—	—	$28,000

The amounts under “Personal Use of Company Airplane” reflect the incremental cost to us of personal use of our airplane by Mr. Soroye, Mr. Okerstrom, Mr. Lico and Mr. McLaughlin. We calculate that incremental cost by multiplying the total number of personal flight hours by the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the particular airplane for the year, net of any applicable employee reimbursement. Since the airplane is used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease or acquisition cost of the airplane, exterior paint and other maintenance, inspection and capital improvement costs intended to cover a multiple-year period. Mr. Soroye’s, Mr. Okerstrom’s, Mr. Lico’s and Mr. McLaughlin’s annual perquisite allowance for personal use of our corporate airplane is limited to $150,000, $50,000, $150,000 and $50,000, respectively, and Mr. Soroye, Mr. Okerstrom, Mr. Lico and Mr. McLaughlin are required to reimburse us for any personal use of the airplane in a particular year in excess of such limits.

The amounts shown under “Other/Retirement Gift” include tax gross ups in the following amounts: Ms. Walker $1,662; Mr. Schwarz $1,662; Mr. Lico $11,368; and Mr. McLaughlin $8,115.

The amounts reported in the “Other Miscellaneous” column consist of (i) a $10,000 allowance for tax and financial planning services provided to each NEO, (ii) Company-paid executive physicals of approximately $3,000 provided to Ms. Walker, Mr. Schwarz, and Mr. McLaughlin, (iii) Company-paid data protection services of approximately $8,000 provided to all NEOs except Mr. McLaughlin, and (iv) a $10,000 relocation allowance provided to Ms. Newcombe.

(5)
Mr. Soroye served as President and CEO of Intelligent Operating Solutions and Advanced Healthcare Solutions until he was appointed President and Chief Executive Officer of Fortive on June 27, 2025.
(6)
Mr. Okerstrom's Bonus reflects the first installment of his sign-on cash award with the second installment to be paid in 2026.
(7)
Mr. Schwarz served as Senior Vice President, Strategic and Corporate Development until his departure from the Company on December 31, 2025.
(8)
Mr. Lico served as President and CEO and a Director of Fortive until June 27, 2025, and as a non-executive special advisor until his retirement on December 31, 2025.
(9)
Mr. McLaughlin served as Senior Vice President, Chief Financial Officer until March 24, 2025, and as a non-executive special advisor until his retirement on June 27, 2025.
(10)
Ms. Newcombe served as President and CEO of Precision Technologies until the Separation on June 28, 2025, when she ceased to be an employee of the Company and was appointed CEO of Ralliant.

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Grants of Plan-Based Awards for Fiscal 2025

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	GRANT DATE	AWARD TYPE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	AWARDS (#)	OPTIONS (#) (3)	AWARDS ($/SHARE)	AWARDS ($)

Olumide O. Soroye		Annual Cash Incentive	$432,000	$1,350,000	$2,700,000	—	—	—	—	—	—	—
	3/3/2025	PSU	—	—	—	7,018	46,786	93,572	—	—	—	$2,945,575
	3/3/2025	RSU	—	—	—	23,397	23,397	35,096	—	—	—	$1,335,283
	3/3/2025	Stock Option	—	—	—	—	—	—	—	70,892	$57.83	$1,596,924
	7/2/2025	PSU (5)	—	—	—	4,256	28,370	56,740	—	—	—	$1,346,440
	7/2/2025	RSU (5)	—	—	—	14,185	14,185	21,278	—	—	—	$745,422
	7/2/2025	Stock Option (5)	—	—	—	—	—	—	—	42,990	$53.34	$904,202
	7/2/2025	RSU (6)	—	—	—	—	—	—	18,915	—	—	$1,001,360
	7/2/2025	Stock Option (6)	—	—	—	—	—	—	—	57,310	$53.34	$1,205,392
	8/26/2025	(4)	—	—	—	—	—	—	—	—	—	$822,045

Mark D. Okerstrom		Annual Cash Incentive	$320,000	$1,000,000	$2,000,000	—	—	—	—	—	—	—
	4/2/2025	PSU (7)	—	—	—	8,246	54,970	109,940	—	—	—	$3,049,222
	4/2/2025	RSU (7)	—	—	—	27,488	27,488	41,232	—	—	—	$1,473,994
	4/2/2025	Stock Option (7)	—	—	—	—	—	—	—	83,283	$54.38	$1,762,420
	4/2/2025	PSU (8)	—	—	—	13,742	91,611	183,222	—	—	—	$5,081,720
	4/2/2025	RSU (8)	—	—	—	—	—	—	45,809	—	—	$2,456,425
	4/2/2025	Stock Option (8)	—	—	—	—	—	—	—	138,805	$54.38	$2,937,366
	8/26/2025	(4)	—	—	—	—	—	—	—	—	—	$1,603,292

Peter C. Underwood		Annual Cash Incentive	$181,440	$567,000	$1,134,000	—	—	—	—	—	—	—
	3/3/2025	PSU	—	—	—	4,147	27,646	55,292	—	—	—	$1,740,548
	3/3/2025	RSU	—	—	—	13,826	13,826	20,739	—	—	—	$789,060
	3/3/2025	Stock Option	—	—	—	—	—	—	—	41,887	$57.83	$943,553
	8/26/2025	(4)	—	—	—	—	—	—	—	—	—	$302,381

Stacey A. Walker		Annual Cash Incentive	$180,000	$562,500	$1,125,000	—	—	—	—	—	—	—
	3/3/2025	PSU	—	—	—	4,466	29,770	59,540	—	—	—	$1,874,277
	3/3/2025	RSU	—	—	—	14,885	14,885	22,328	—	—	—	$849,497
	3/3/2025	Stock Option	—	—	—	—	—	—	—	45,111	$57.83	$1,016,177
	8/26/2025	(4)	—	—	—	—	—	—	—	—	—	$325,624

Jonathan L. Schwarz		Annual Cash Incentive	$170,000	$531,250	$1,062,500	—	—	—	—	—	—	—
	3/3/2025	PSU	—	—	—	3,190	21,265	42,530	—	—	—	$1,338,814
	3/3/2025	RSU	—	—	—	10,636	10,636	15,954	—	—	—	$607,004
	3/3/2025	Stock Option	—	—	—	—	—	—	—	32,228	$57.83	$725,973
	8/26/2025	(4)	—	—	—	—	—	—	—	—	—	$232,597

James A. Lico		Annual Cash Incentive	$760,000	$2,375,000	$4,750,000	—	—	—	—	—	—	—
	3/3/2025	PSU	—	—	—	8,294	55,291	110,582	—	—	—	$3,481,037
	3/3/2025	RSU	—	—	—	27,646	27,646	41,469	—	—	—	$1,577,777
	3/3/2025	Stock Option	—	—	—	—	—	—	—	83,775	$57.83	$1,887,129
	8/26/2025	(4)	—	—	—	—	—	—	—	—	—	$604,762

Charles E. McLaughlin		Annual Cash Incentive	$316,160	$988,000	$1,976,000	—	—	—	—	—	—	—

Tamara Newcombe		Annual Cash Incentive	$400,000	$1,250,000	$2,500,000	—	—	—	—	—	—	—
	3/3/2025	RSU	—	—	—	28,020	28,020	42,030	—	—	—	$2,184,719
	3/3/2025	Stock Option	—	—	—	—	—	—	—	84,900	$57.83	$2,613,222

(1)
These columns relate to 2025 cash award opportunities under our Executive Incentive Compensation Plan, which we describe in more detail above under “Annual Incentive Compensation” section of this Proxy Statement. The amount that each NEO earned under these awards based on actual performance for fiscal year 2025 appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)
These columns relate to performance-based RSUs and PSUs that we granted under our 2016 Stock Incentive Plan. We discuss the performance and vesting conditions and other key terms of these awards in more detail above under the “Long-Term Incentive Compensation" section of this Proxy Statement.
(3)
We made all stock option grants under our 2016 Stock Incentive Plan. We discuss the key terms of these awards in more detail above under the “Long-Term Incentive Compensation" section of this Proxy Statement.
(4)
Reflects the incremental fair value in connection with the modification to the rTSR component of our 2025 PSUs to align the starting TSR measurement period with the date of the Separation.

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(5)
Reflects the market-adjustment award provided to Mr. Soroye in connection with his appointment to President and CEO that vests according to the performance and vesting conditions and other key terms as described in more detail under the "2025 Management Transitions" and "Long-Term Incentive Compensation" sections of this Proxy Statement.
(6)
Reflects the promotion award provided to Mr. Soroye in connection with his appointment to President and CEO that vests 50% on the first anniversary of the grant date and 25% each on the second and third anniversaries of the grant date. Additional details can be found under the "2025 Management Transitions" section of this Proxy Statement.
(7)
Reflects the annual award provided to Mr. Okerstrom in connection with his hire and appointment to SVP, CFO that vests according to the performance and vesting conditions and other key terms as described in more detail under the "2025 Management Transitions" and "Long-Term Incentive Compensation" sections of this Proxy Statement.
(8)
Reflects the sign-on award provided to Mr. Okerstrom in connection with his hire and appointment to SVP, CFO that vests according to the performance and vesting conditions and other key terms as described in more detail under the "2025 Management Transitions" and "Long-Term Incentive Compensation" sections of this Proxy Statement.

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Outstanding Equity Awards at 2025 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of December 31, 2025.

	OPTION AWARDS						STOCK AWARDS

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)

Olumide O. Soroye	7/2/2025	—	100,300	(2)	$53.34	7/2/2035	—		—	—		—
	3/3/2025	—	70,892	(3)	$57.83	3/3/2035	—		—	—		—
	3/4/2024	—	67,640	(3)	$62.07	3/4/2034	—		—	—		—
	2/27/2023	—	76,070	(3)	$48.77	2/27/2033	—		—	—		—
	2/28/2022	35,432	35,432	(3)	$47.40	2/28/2032	—		—	—		—
	8/25/2021	235,177	—		$54.43	8/25/2031	—		—	—		—
	—	—	—		—	—	157,760	(4)	$8,709,941	81,853	(5)	$4,519,115

Mark D. Okerstrom	4/2/2025	—	222,088	(3)	$54.38	4/2/2035	—		—	—		—
	—	—	—		—	—	76,046	(6)	$4,198,489	146,581	(5)	$8,092,737

Peter C. Underwood	3/3/2025	—	41,887	(3)	$57.83	3/3/2035	—		—	—		—
	3/4/2024	—	27,679	(3)	$62.07	3/4/2034	—		—	—		—
	2/27/2023	—	31,955	(3)	$48.77	2/27/2033	—		—	—		—
	2/28/2022	14,174	14,174	(3)	$47.40	2/28/2032	—		—	—		—
	2/24/2021	34,223	—		$49.51	2/24/2031	—		—	—		—
	2/20/2020	46,881	—		$46.74	2/20/2030	—		—	—		—
	2/25/2019	42,625	—		$49.67	2/25/2029	—		—	—		—
	2/22/2018	40,128	—		$46.67	2/22/2028	—		—	—		—
	2/23/2017	48,442	—		$34.85	2/23/2027	—		—	—		—
	5/15/2016	47,557	—		$28.92	5/15/2026	—		—	—		—
	—	—	—		—	—	55,665	(7)	$3,073,243	30,386	(5)	$1,677,614

Stacey A. Walker	3/3/2025	—	45,111	(3)	$57.83	3/3/2035	—		—	—		—
	3/4/2024	—	30,753	(3)	$62.07	3/4/2034	—		—	—		—
	2/27/2023	—	34,236	(3)	$48.77	2/27/2033	—		—	—		—
	2/28/2022	14,959	14,960	(3)	$47.40	2/28/2032	—		—	—		—
	2/24/2021	19,250	—		$49.51	2/24/2031	—		—	—		—
	2/20/2020	26,941	—		$46.74	2/20/2030	—		—	—		—
	—	—	—		—	—	60,042	(8)	$3,314,891	32,814	(5)	$1,811,675

Jonathan L. Schwarz	3/3/2025	—	7,051	(3)	$57.83	3/3/2035	—		—	—		—
	3/4/2024	—	12,560	(3)	$62.07	3/4/2034	—		—	—		—
	2/27/2023	—	23,890	(3)	$48.77	2/27/2033	—		—	—		—
	2/28/2022	12,603	12,078	(3)	$47.40	2/28/2032	—		—	—		—
	2/24/2021	42,775	—		$49.51	2/24/2031	—		—	—		—
	2/20/2020	32,321	—		$46.74	2/20/2030	—		—	—		—
	2/25/2019	32,173	—		$49.67	2/25/2029	—		—	—		—
	2/22/2018	21,738	—		$46.67	2/22/2028	—		—	—		—
	2/23/2017	25,322	—		$34.85	2/23/2027	—		—	—		—
	2/24/2016	59,546	—		$25.90	2/24/2026	—		—	—		—
		—	—		—	—	31,692	(9)	$1,749,704	6,738	(5)	$372,002

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	OPTION AWARDS						STOCK AWARDS

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)

James A. Lico	3/3/2025	—	83,775	(3)	$57.83	3/3/2035	—		—	—		—
	3/4/2024	—	159,886	(3)	$62.07	3/4/2034	—		—	—		—
	2/27/2023	—	190,175	(3)	$48.77	2/27/2033	—		—	—		—
	2/28/2022	94,486	94,486	(3)	$47.40	2/28/2032	—		—	—		—
	2/24/2021	256,627	—		$49.51	2/24/2031	—		—	—		—
	2/20/2020	355,550	—		$46.74	2/20/2030	—		—	—		—
	2/25/2019	321,600	—		$49.67	2/25/2029	—		—	—		—
	2/22/2018	300,863	—		$46.67	2/22/2028	—		—	—		—
	—	—	—		—	—	272,750	(10)	$15,058,505	71,119	(5)	$3,926,472

Charles E. McLaughlin	3/4/2024	—	58,418	(3)	$62.07	3/4/2034	—		—	—		—
	2/27/2023	—	66,943	(3)	$48.77	2/27/2033	—		—	—		—
	2/28/2022	29,530	29,530	(3)	$47.40	2/28/2032	—		—	—		—
	2/24/2021	80,195	—		$49.51	2/24/2031	—		—	—		—
	2/20/2020	101,816	—		$46.74	2/20/2030	—		—	—		—
	2/25/2019	85,234	—		$49.67	2/25/2029	—		—	—		—
	2/22/2018	76,887	—		$46.67	2/22/2028	—		—	—		—
	2/23/2017	88,061	—		$34.85	2/23/2027	—		—	—		—
	—	—	—		—	—	84,855	(11)	$4,684,845	5,783	(5)	$319,293

Tamara Newcombe (12)	—	—	—		—	—	—		—	—		—

(1)
We calculated market value based on the closing price of our common stock on December 31, 2025, the last trading day of the year, as reported on the NYSE ($55.21 per share), times the number of unvested shares.
(2)
Includes a grant of 42,990 options, where one-half of the options become exercisable on each of the third and fourth anniversaries of the grant date; and a grant of 57,310 options, where one-half of the options become exercisable on the first anniversary and one-fourth of the options granted become or became exercisable on each of the second and third anniversaries of the grant date.
(3)
Under the terms of the award, for awards granted on or after 2021, one-half of the options become exercisable on each of the third and fourth anniversaries of the grant date.
(4)
Includes 15,604 RSUs granted on 7/2/2025 (inclusive of incremental RSUs earned in 2025); includes 25,737 RSUs granted on 3/3/2025 (inclusive of incremental RSUs earned in 2025); includes 24,557 RSUs granted on 3/4/2024 (inclusive of incremental RSUs earned in 2024); includes 31,389 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); and includes 11,699 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022). One half of the original awards vest on each of the third and fourth anniversaries of the grant date.

Includes 18,915 RSUs granted on 7/2/2025, where one-half of the RSUs vest on the first anniversary of the grant date, and one-fourth of the RSUs vest on each of the second and third anniversaries of the grant date.

Includes 29,860 PSUs granted on 2/27/2023. Performance was certified upon the Separation, but the award remained subject to time-vesting until 2/27/2026 and they are therefore included as time-vesting awards. This presentation differs from the prior year disclosure, where PSUs for which the performance period had ended as of the end of the most recent fiscal year were excluded from this table.

(5)
Includes, for the applicable NEO, the following PSU grants:

NAME	TARGET PSUS GRANTED IN 2025 (“2025 PSUS”)	THRESHOLD PSUS GRANTED IN 2024 (“2024 PSUS”)

Olumide O. Soroye	75,156	6,697

Mark D. Okerstrom	146,581	—

Peter C. Underwood	27,646	2,740

Stacey A. Walker	29,770	3,044

Jonathan L. Schwarz	5,317	1,421

James A. Lico	55,291	15,828

Charles E. McLaughlin	—	5,783

Tamara Newcombe	—	—

PSUs granted in 2024 with respect to Mr. Soroye, Mr. Underwood, Ms. Walker, Mr. Schwarz, Mr. Lico and Mr. McLaughlin were granted on 3/4/2024. As of 12/31/25, actual performance with respect to the 2024 PSUs was below the threshold, so the number of shares reported in the Outstanding Equity Awards at 2025 Fiscal Year End table with respect to the 2024 PSUs is the number of shares that would be earned assuming threshold performance is achieved, pursuant to SEC requirements. As of 12/31/25, actual performance with respect to the 2025 PSUs was between the threshold and target, so the number of shares reported in the Outstanding Equity Awards at 2025 Fiscal Year End table with respect to the 2025 PSUs is the number of shares that would be earned assuming target performance is achieved, pursuant to SEC requirements. The number of shares of common stock that vest pursuant to the PSU

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awards that are dependent on rTSR (“TSR PSUs”) is based on total shareholder return (“TSR”) ranking relative to the S&P 500 Index over a three-year performance period. Payout at 100% of the target level requires achievement of above-median performance and rank at the 55th percentile of the S&P 500 Index, while the TSR PSUs pay out at 200% for performance that equals or exceeds the 75th percentile, 25% for performance at the 25th percentile and zero percent for performance below the 25th percentile. The payout percentages for performance between Threshold and Target, or between Target and Maximum, respectively, are determined by linear interpolation. Notwithstanding the above, if absolute TSR performance for the period is negative, a maximum of 100% of the target TSR PSUs will vest, regardless of how strong performance is on a relative basis. The number of shares of common stock that vest pursuant to the PSU awards that are dependent on core revenue growth is based on performance relative to three consecutive annual core revenue growth targets, with payout ranging from 0% to 200%. The shares underlying the vesting of the PSUs are subject to an additional one-year holding period. The total does not include PSUs that were granted on 2/27/2023 for which performance was certified at time of Separation and that vested on 2/27/2026 upon satisfaction of the original vesting schedule and remain subject to an additional one-year holding period.

(6)
Includes 76,046 RSUs granted on 4/2/2025 (inclusive of incremental RSUs earned in 2025). One half of the original awards vest on each of the third and fourth anniversaries of the grant date.
(7)
Includes 15,209 RSUs granted on 3/3/2025 (inclusive of incremental RSUs earned in 2025); includes 10,048 RSUs granted on 3/4/2024 (inclusive of incremental RSUs earned in 2024); includes 13,185 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); and includes 4,679 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022). One half of the original awards vest on each of the third and fourth anniversaries of the grant date.

Includes 12,544 PSUs granted on 2/27/2023. Performance was certified for these PSUs upon the Separation, but the awards remained subject to time-vesting until 2/27/2026 and they are therefore included as time-vesting awards. This presentation differs from the prior year disclosure, where PSUs for which the performance period had ended as of the end of the most recent fiscal year were excluded from the table.
(8)
Includes 16,374 RSUs granted on 3/3/2025 (inclusive of incremental RSUs earned in 2025); includes 11,167 RSUs granted on 3/4/2024 (inclusive of incremental RSUs earned in 2024); includes 14,125 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); and includes 4,939 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022). One half of the original awards vest, with respect to awards granted on and after 2021, on each of the third and fourth anniversaries of the grant date.

Includes 13,437 PSUs granted on 2/27/2023. Performance was certified for these PSUs upon the Separation, but the award remained subject to time-vesting until 2/27/2026 and they are therefore included as time-vesting awards. This presentation differs from the prior year disclosure, where PSUs for which the performance period had ended as of the end of the most recent fiscal year were excluded from this table.
(9)
Includes 2,561 RSUs granted on 3/3/2025 (inclusive of incremental RSUs earned in 2025); includes 4,563 RSUs granted on 3/4/2024 (inclusive of incremental RSUs earned in 2024); includes 9,860 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); and includes 3,987 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022). One half of the original awards vest, with respect to awards granted on and after 2021, on each of the third and fourth anniversaries of the grant date.

Includes 10,721 PSUs granted on 2/27/2023. Performance was certified for these PSUs upon the Separation, but the award remained subject to time-vesting until 2/27/2026 and they are therefore included as time-vesting awards. This presentation differs from the prior year disclosure, where PSUs for which the performance period had ended as of the end of the most recent fiscal year were excluded from this table.
(10)
Includes 30,411 RSUs granted on 3/3/2025 (inclusive of incremental RSUs earned in 2025); includes 58,040 RSUs granted on 3/4/2024 (inclusive of incremental RSUs earned in 2024); includes 78,465 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); and includes 31,190 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022). One half of the original awards vest, with respect to awards granted on and after 2021, on each of the third and fourth anniversaries of the grant date.

Includes 74,644 PSUs granted on 2/27/2023. Performance was certified for these PSUs upon the Separation, but the award remained subject to time-vesting until 2/27/2026 and they are therefore included as time-vesting awards. This presentation differs from the prior year disclosure, where PSUs for which the performance period had ended as of the end of the most recent fiscal year were excluded from this table.
(11)
Includes 21,206 RSUs granted on 3/4/2024 (inclusive of incremental RSUs earned in 2024); includes 27,624 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); and includes 9,748 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022). One half of the original awards vest, with respect to awards granted on and after 2021, on each of the third and fourth anniversaries of the grant date.

Includes 26,277 PSUs granted on 2/27/2023. Performance was certified for these PSUs upon the Separation, but the award remained subject to time-vesting until 2/27/2026 and they are therefore included as time-vesting awards. This presentation differs from the prior year disclosure, where PSUs for which the performance period had ended as of the end of the most recent fiscal year were excluded from this table.
(12)
Ms. Newcombe ceased to be an employee of the Company upon the Separation on June 28, 2025, and any and all outstanding awards were converted into Ralliant equity awards at the time of the Separation.

86 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Option Exercises and Stock Vested During Fiscal 2025

The following table summarizes stock option exercises and the vesting of RSU and PSU awards with respect to our NEOs in 2025.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)

Olumide O. Soroye	—	—	44,955	$2,294,319

Peter C. Underwood	58,133	$1,299,586	14,721	$864,702

Stacey A. Walker	—	—	17,901	$1,053,633

Jonathan L. Schwarz	—	—	15,159	$889,529

James A. Lico	980,164	$25,380,258	117,259	$6,902,401

Charles E. McLaughlin	141,592	$3,704,008	32,801	$1,926,816

Tamara Newcombe	—	—	6,139	$492,072

(1)
We calculated the amounts shown in this column by multiplying the number of shares acquired times the difference between the exercise price and the market price of the underlying common stock at the time of exercise.
(2)
We calculated the amounts shown in this column by multiplying the number of shares acquired times the closing price of the common stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

2025 Pension Benefits

None of our NEOs participated in a defined benefit pension plan during 2025.

2025 Nonqualified Deferred Compensation

The table below sets forth, for each NEO, information regarding participation in the EDIP. There were no withdrawals by or distributions to any of the NEOs from the EDIP in 2025.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($) (1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($) (2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($) (3)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($) (4)

Olumide O. Soroye	—	$112,501	$37,453	$746,526

Mark D. Okerstrom	—	$81,000	$3,405	$96,098

Peter C. Underwood	—	$71,820	$194,288	$2,003,516

Stacey A. Walker	$300,000	$71,250	$458,247	$2,347,405

Jonathan L. Schwarz	$82,269	$69,375	$280,919	$2,292,263

James A. Lico	$200,000	$362,500	$1,184,001	$18,545,278

Charles E. McLaughlin	—	$174,800	$22,888	$2,312,758

Tamara Newcombe	—	$108,750	$(25,887)	(5)

(1)
This column reflects the amount of base salary and non-equity incentive plan compensation that each NEO deferred in 2025 under our EDIP, as follows:

NAME	SALARY	NON-EQUITY INCENTIVE PLAN COMPENSATION

Olumide O. Soroye	—	—

Mark D. Okerstrom	—	—

Peter C. Underwood	—	—

Stacey A. Walker	—	$300,000

Jonathan L. Schwarz	—	$82,269

James A. Lico	—	$200,000

Charles E. McLaughlin	—	—

Tamara Newcombe	—	—

2026 Proxy Statement | 87

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

All amounts set forth in the Non-Equity Incentive Plan Compensation column above were included as 2024 compensation under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for 2024.

(2)
We included the amounts set forth in this column as 2025 compensation under the “All Other Compensation” column in the Summary Compensation Table.
(3)
The amounts set forth in this column represent earnings that are neither above market nor preferential, and accordingly, we do not include these amounts as compensation in the Summary Compensation Table.
(4)
The table below indicates for each NEO how much of the EDIP balance set forth in this column we have reported as compensation in the Summary Compensation Table for previous years.

NAME	AMOUNT INCLUDED IN “AGGREGATE BALANCE AT LAST FYE” COLUMN THAT HAS BEEN REPORTED AS COMPENSATION IN THE SUMMARY COMPENSATION TABLE FOR PREVIOUS NEO YEARS ($)

Olumide O. Soroye	$683,773

Mark D. Okerstrom	$—

Peter C. Underwood	$69,930

Stacey A. Walker	$725,874

Jonathan L. Schwarz	$161,071

James A. Lico	$4,505,026

Charles E. McLaughlin	$1,060,353

Tamara Newcombe	$174,300

(5)
In connection with the Separation, the entire balance of $561,859 in Ms. Newcombe’s account in our EDIP was transferred to her account in Ralliant’s EDIP.

88 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Potential Payments Upon Termination or Change-in-Control as of 2025 Fiscal Year-End

The following table describes the payments and benefits that each NEO would be entitled to receive upon termination of employment or in connection with a change-in-control of the Company. The amounts set forth below assume that the triggering event occurred on December 31, 2025 and where benefits are based on the market value of our common stock, we have used the closing price of our common stock as reported on the NYSE on December 31, 2025, the last trading day of the year ($55.21 per share), unless otherwise described in the footnotes to the table. In addition to the amounts set forth below, upon any termination of employment, each executive would also be entitled to (1) receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation and 401(k) plan distributions, (2) receive accrued, vested balances under the EDIP (except that under the EDIP, if an employee’s employment terminates as a result of gross misconduct, the EDIP administrator may determine that the employee’s vesting percentage with respect to all employer contributions is zero), and (3) exercise vested stock options (except that, under the terms of our 2016 Stock Incentive Plan, all outstanding equity awards are terminated upon, and no employee can exercise any outstanding equity award after, termination for gross misconduct). Retirement is defined generally as either a voluntary resignation after age 65 or an approved early retirement. For Messrs. Schwarz, Lico and McLaughlin, and Ms. Newcombe, the amounts shown in the table below are based on the actual circumstances of their respective separations during 2025.

		TERMINATION/CHANGE-IN-CONTROL (“CIC”) EVENT

NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION WITHOUT CAUSE (1)	RETIREMENT	DEATH	TERMINATION DUE TO CIC (1)

Olumide O. Soroye	Value of unvested stock options that would be accelerated (2),(3)	$670,020	—	$954,176	$954,176

	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$6,694,141	—	$9,033,974	$15,324,319

	Benefits continuation	$56,928	—	—	$56,928

	Severance Payment	$2,000,000	—	—	$4,700,000

	Target Annual Incentive Award (4)	—	—	—	$1,350,000

	Performance-Based Annual Incentive Award (4)	$1,358,100	—	—	—

	Value of unvested EDIP balance that would be accelerated (5)	—	—	$525,678	—

	Total:	$10,779,189	—	$10,513,828	$22,385,423

Mark D. Okerstrom	Value of unvested stock options that would be accelerated (2),(3)	$35,841	—	$184,333	$184,333

	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$2,614,547	—	$3,922,273	$12,291,226

	Benefits continuation	$30,701	—	—	$30,701

	Severance Payment	$800,000	—	—	$1,800,000

	Target Annual Incentive Award (4)	—	—	—	$1,000,000

	Performance-Based Annual Incentive Award (4)	$1,036,000	—	—	—

	Value of unvested EDIP balance that would be accelerated (5)	—	—	83,410	—

	Total:	$4,517,089	—	$4,190,016	$15,306,260

Peter C. Underwood	Value of unvested stock options that would be accelerated (2),(3)	$276,138	$283,466	$316,489	$316,489

	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$2,939,458	$3,247,077	$3,337,743	$5,608,099

	Benefits continuation	$28,464	—	—	$28,464

	Severance Payment	$630,000	—	—	$1,197,000

	Target Annual Incentive Award (4)	—	—	—	$567,000

	Performance-Based Annual Incentive Award (4)	$570,402	—	—	—

	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—

	Total:	$4,444,462	$3,530,543	$3,654,232	$7,717,052

2026 Proxy Statement | 89

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

		TERMINATION/CHANGE-IN-CONTROL (“CIC”) EVENT

NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION WITHOUT CAUSE (1)	RETIREMENT	DEATH	TERMINATION DUE TO CIC (1)

Stacey A. Walker	Value of unvested stock options that would be accelerated (2),(3)	$294,165	$301,974	$337,317	$337,317

	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$3,182,995	$3,516,927	$3,615,217	$6,078,980

	Benefits continuation	$31,020	—	—	$31,020

	Severance Payment	$625,000	—	—	$1,187,500

	Target Annual Incentive Award (4)	—	—	—	$562,500

	Performance-Based Annual Incentive Award (4)	$577,125	—	—	—

	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—

	Total:	$4,710,305	$3,818,901	$3,952,534	$8,197,317

Jonathan L. Schwarz (6)	Value of unvested stock options that would be accelerated	$248,181	—	—	—

	Value of unvested RSUs and PSUs that would be accelerated	$2,566,260	—	—	—

	Benefits continuation	$28,781	—	—	—

	Severance Payment	$625,000	—	—	—

	Target Annual Incentive Award	—	—	—	—

	Performance-Based Annual Incentive Award	$507,875	—	—	—

	Value of unvested EDIP balance that would be accelerated	250,376	—	—	—

	Total:	$4,226,473	$—	$—	$—

James A. Lico (7)	Value of unvested stock options that would be accelerated	—	1,962,663	—	—

	Value of unvested RSUs and PSUs that would be accelerated	—	23,936,826	—	—

	Benefits continuation	—	—	—	—

	Severance Payment	—	—	—	—

	Target Annual Incentive Award	—	—	—	—

	Performance-Based Annual Incentive Award	—	1,159,000	—	—

	Value of unvested EDIP balance that would be accelerated	—	—	—	—

	Total:	$—	$27,058,489	$—	$—

Charles E. McLaughlin (8)	Value of unvested stock options that would be accelerated	—	$541,151	—	—

	Value of unvested RSUs and PSUs that would be accelerated	—	$6,659,204	—	—

	Benefits continuation	—	—	—	—

	Severance Payment	—	—	—	—

	Target Annual Incentive Award	—	—	—	—

	Performance-Based Annual Incentive Award	—	477,204	—	—

	Value of unvested EDIP balance that would be accelerated	—	—	—	—

	Total:	$—	$7,677,559	$—	$—

Tamara Newcombe (9)	Value of unvested stock options that would be accelerated	—	—	—	—

	Value of unvested RSUs and PSUs that would be accelerated	—	—	—	—

	Benefits continuation	—	—	—	—

	Severance Payment	—	—	—	—

	Target Annual Incentive Award	—	—	—	—

	Performance-Based Annual Incentive Award	—	—	—	—

	Value of unvested EDIP balance that would be accelerated	—	—	—	—

	Total:	$—	$—	$—	$—

(1)
Please see “Severance Benefits” for a description of the severance benefits and cash payments our NEOs would be entitled to receive if we terminate the executive’s employment without cause, or upon termination following a change-in-control, as well as a description of the noncompetition and other post-closing covenants agreed to by our NEOs. The amounts set forth in the table assume that the executive would have executed our standard release in connection with any termination without cause or termination following a change-in-control.

90 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

(2)
The terms of our 2016 Stock Incentive Plan provide for (a) continued pro-rata vesting of certain of the participant’s RSUs, PSUs, and stock options upon retirement under certain circumstances, and (b) accelerated vesting of a participant’s stock options and certain of a participant’s RSUs and PSUs if the participant dies during employment.
(3)
Pursuant to the Severance and Change in Control Plan for Officers (“Severance Plan”), in the event we terminate an NEO without cause not in connection with a change-in-control, a prorated portion of the NEO’s outstanding equity awards will remain outstanding and continue to vest pursuant to the original vesting schedule, subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. The remaining portion of such unvested awards would be forfeited. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, all unvested equity awards shall become immediately vested (assuming, if applicable, that any performance goals were met at the target level, irrespective of any actual performance).
(4)
Pursuant to the Severance Plan, in the event we terminate an NEO without cause not in connection with a change-in-control, a prorated portion of the NEO’s annual incentive award will remain outstanding and be payable at the end of the performance period subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, a prorated portion of the NEO’s target annual incentive award will immediately vest and be paid. None of the annual incentive awards are prorated for purposes of the table since we assume that the NEO terminated employment on December 31, 2025, which is the end of the performance period for our annual incentive awards, with assumed performance, in the case of a termination without cause, based on actual performance and, in the case of a termination following a change in control, based on target performance.
(5)
Under the terms of the EDIP, any unvested portion of the employer contributions that have been credited to the participant’s EDIP account would immediately vest upon the participant’s death. In 2025, Messrs. Soroye and Okerstrom were the only NEOs with unvested EDIP balances.
(6)
Mr. Schwarz served as Senior Vice President, Strategic and Corporate Development until his departure from the Company on December 31, 2025. The amounts in the table include the value of (i) continued pro-rata vesting of RSUs and stock options as well as the opportunity for continued pro-rata vesting of PSUs based on actual performance following the end of the applicable performance period set forth in our 2016 Stock Incentive Plan and original award agreements calculated using the stock price on the date of his departure from the Company ($55.21 per share); (ii) the cash severance payments set forth in the Severance Plan for NEOs which includes annual base salary, 12 months’ benefits continuation, and a pro-rata annual incentive based on actual performance; and (iii) the accelerated EDIP balance (which is also included in the "Summary Compensation Table - All Other Compensation" of this Proxy Statement.
(7)
Mr. Lico served as CEO until June 27, 2025, and served as a non-executive special advisor until his retirement from the Company on December 31, 2025. The amounts in the table include the value of (i) full vesting of RSUs and stock options as well as the opportunity for continued vesting of PSUs (assuming performance goals were met at target level) with final payout to be based on actual performance following the end of the applicable performance period set forth in his CEO Early Retirement Policy calculated using the stock price on the date of his retirement from the Company ($55.21 per share); (ii) a pro-rata annual incentive based on actual performance earned for his service as CEO through the Separation.
(8)
Mr. McLaughlin served as CFO until March 24, 2025, and served as a non-executive special advisor until his retirement from the Company on June 27, 2025. The amounts in the table include the value of (i) full vesting of RSUs and stock options as well as the opportunity for continued vesting of PSUs (assuming performance goals were met at target level) with final payout to be based on actual performance following the end of the applicable performance period set forth in in our 2016 Stock Incentive Plan and individual equity award agreements assuming the stock price on the date of his retirement from the Company ($53.96 per share); and (ii) a pro-rata annual incentive based on actual performance earned for his service through the Separation.
(9)
Ms. Newcombe ceased to be an employee of the Company upon the Separation on June 28, 2025, and any and all outstanding awards were converted into Ralliant equity awards at the time of the Separation.

2026 Proxy Statement | 91

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Pay Ratio Disclosure

We are providing this pay ratio disclosure to comply with Item 402(u) of Regulation S-K promulgated under the Exchange Act. The pay ratio disclosed below is a reasonable estimate derived from our internal records using the methodology described below. This information may not be comparable to the ratio that any other company reports because other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

The Separation of our Precision Technologies segment into Ralliant Corporation resulted in a material change in our employee population and therefore we are re-establishing our median employee for purposes of calculating our pay ratio for the fiscal year ended 2025. Consistent with our past methodology, we considered only those employees that were employed as of October 1, 2025. In addition, in reliance on the “de minimis” exemption that the rule provides, we excluded the non-US employees from each of the jurisdictions listed below. In compliance with the “de minimis” exemption, the 475 non-US employees in the excluded countries constituted less than 5% of our 10,142 aggregate employees (comprised of 5,317 US and 4,825 non-US employees) as of October 1, 2025.

Country Excluded (Employees in the Applicable Country as of October 1, 2025)

Argentina (14)	Austria (13)	Belgium (12)	Chile (18)	Colombia (46)	Croatia (3)

Czech Republic (2)	Denmark (2)	Ecuador (3)	Finland (8)	Hong Kong (10)	Indonesia (21)

Ireland (24)	Israel (2)	South Korea (38)	Malaysia (15)	New Zealand (1)	Norway (2)
Panama (3)	Philippines (13)	Portugal (12)	Qatar (4)	Romania (1)	Russia (27)
Saudi Arabia (21)	South Africa (7)	Spain (36)	Taiwan (21)	Thailand (21)	Tunisia (1)
Turkey (5)	United Arab Emirates (41)	Vietnam (28)

We identified the median employee from this employee population using internal human resources records to determine each employee’s target annual total cash compensation including base salary or hourly wages, cash incentives, commissions, and other comparable cash incentives of compensation. All amounts were annualized for permanent employees who did not work for the entire year. For non-US employees that were paid in currency other than US Dollars, we applied the applicable currency exchange rate as of October 1, 2025.

As required under SEC rules, we determined the total compensation provided to the Principal Executive Officer for 2025 by annualizing the 2025 total compensation for Mr. Soroye, who was serving as our Chief Executive Officer on October 1, 2025. In order to annualize the 2025 total compensation for Mr. Soroye, we annualized his base salary at the rate that was established in connection with his promotion to Chief Executive Officer on June 28, 2025. No other components of Mr. Soroye’s actual compensation was prorated for partial period in connection with his promotion that would otherwise require annualization.

The total compensation of our median employee was calculated using the same methodology required for calculating the annual total compensation of our NEOs for purposes of the 2025 Summary Compensation Table.

For 2025, the total compensation for Mr. Soroye and for our median employee was $14,473,279 and $94,172, respectively, resulting in a ratio of Mr. Soroye’s compensation to median employee’s compensation of 154 to 1.

92 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Pay vs. Performance

The table below sets forth our pay versus performance disclosure, in accordance with SEC Item 402(v) of Regulation S-K.

Pay vs. Performance Table

							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR FORMER PEO (1)	COMPENSATION ACTUALLY PAID TO FORMER PEO (2)	SUMMARY COMPENSATION TABLE TOTAL FOR CURRENT PEO (1)	COMPENSATION ACTUALLY PAID TO CURRENT PEO (2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (4)	TOTAL SHAREHOLDER RETURN (5)	PEER GROUP TOTAL SHAREHOLDER RETURN (6)	NET INCOME (IN MILLIONS) (7)	ADJUSTED EPS (8)

2025	$10,495,092	$7,831,664	$14,405,012	$11,285,225	$7,144,172	$3,613,583	105.69	189.72	$532.7	$2.71

2024	$18,313,164	$11,859,351	—	—	$6,557,345	$4,191,532	107.68	158.87	$832.9	$3.89

2023	$17,659,164	$25,319,045	—	—	$6,096,656	$7,723,806	105.28	135.24	$865.8	$3.43

2022	$16,611,190	$5,409,783	—	—	$4,775,035	$2,516,311	91.48	114.48	$755.2	$3.15

2021	$16,598,719	$20,783,335	—	—	$6,672,447	$7,428,269	108.14	121.12	$608.4	$2.75

(1)
Mr. Lico served as the “Former PEO” from January 1st, 2021 through June 27th, 2025. Mr. Soroye served as our “Current PEO” from June 28th, 2025 through December 31st, 2025.
(2)
Compensation actually paid is adjusted from summary compensation table total compensation for changes in fair value of outstanding equity-based awards. See additional detail below. Consistent with the methodology used to calculate the fair value of our equity-based awards generally, (1) the fair value of RSUs was calculated using the closing price of our common stock on the relevant date, adjusted to the extent applicable for the impact of RSUs not having dividend rights prior to vesting, (2) the fair value of restricted stock awards was calculated using the closing price of our common stock on the relevant date, (3) the fair value of PSUs dependent on rTSR was calculated using a Monte Carlo pricing model, (4) the fair value of PSUs dependent on Core Revenue Growth was based on estimation of performance at the time of valuation and (5) the fair value of stock options was calculated using a Black-Scholes Merton option pricing model.
(3)
Includes Mr. McLaughlin for 2021, 2022, 2023, 2024 and 2025; Ms. Walker for 2022, 2023, 2024 and 2025; Ms. Barbara Hulit for 2021; Mr. Edward R. Simmons for 2021; Mr. Soroye for 2021, 2022, 2023 and 2024; Mr. Murphy for 2022; Ms. Newcombe for 2023, 2024 and 2025; Mr. Underwood for 2025; Mr. Okerstrom for 2025; and Mr. Schwarz for 2025.
(4)
Average of non-PEO NEOs adjusted for same items as the PEOs.
(5)
Assumes $100 invested on market close on December 31, 2020 through end of the fiscal year for which Total Shareholder Return (“TSR”) is being calculated. TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is S&P 500 Industrial.
(7)
Net income is calculated pursuant to U.S. GAAP. Net income for 2025 is presented on a continuing operations basis to reflect the Separation. Net income for each of 2021, 2022, 2023 and 2024 do not give effect to the Separation and have not been recast to reflect our former Precision Technologies segment as discontinuing operations.
(8)
We have identified Adjusted EPS, a non-GAAP measure, as our company-selected measure. Adjusted EPS for 2025 is presented on a continuing operations basis to reflect the Separation. Adjusted EPS for each of 2021, 2022, 2023 and 2024 do not give effect to the Separation and have not been recast to reflect our former Precision Technologies segment as discontinuing operations. See Appendix A for non-GAAP reconciliation.

2026 Proxy Statement | 93

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

To calculate compensation actually paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:

Reconciliation of Compensation Actually Paid to Summary Compensation Table

Former Principal Executive Officer

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR FORMER PEO	LESS: FAIR VALUE OF EQUITY AWARDS AT GRANT DATE	ADD: FAIR VALUE OF EQUITY AWARDS GRANTED IN SUCH YEAR AT END OF THE APPLICABLE YEAR	ADD: CHANGE IN FAIR VALUE OF PRIOR YEAR EQUITY AWARDS VESTED IN THE APPLICABLE YEAR	ADD: YEAR OVER YEAR CHANGE IN FAIR VALUE OF PRIOR YEAR EQUITY AWARDS REMAINING UNVESTED IN THE APPLICABLE YEAR	ADD: VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT REFLECTED IN TOTAL COMPENSATION	COMPENSATION ACTUALLY PAID TO FORMER PEO

2025	$10,495,092	$(7,550,705)	$6,335,627	$(4,191,989)	$2,723,376	$20,262	$7,831,664

Current Principal Executive Officer

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR CURRENT PEO	LESS: FAIR VALUE OF EQUITY AWARDS AT GRANT DATE	ADD: FAIR VALUE OF EQUITY AWARDS GRANTED IN SUCH YEAR AT END OF THE APPLICABLE YEAR	ADD: CHANGE IN FAIR VALUE OF PRIOR YEAR EQUITY AWARDS VESTED IN THE APPLICABLE YEAR	ADD: YEAR OVER YEAR CHANGE IN FAIR VALUE OF PRIOR YEAR EQUITY AWARDS REMAINING UNVESTED IN THE APPLICABLE YEAR	ADD: VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT REFLECTED IN TOTAL COMPENSATION	COMPENSATION ACTUALLY PAID TO CURRENT PEO

2025	$14,405,012	$(11,902,644)	$10,941,611	$(1,720,096)	$(452,807)	$14,149	$11,285,225

Non-Principal Named Executive Officers

YEAR	APPLICABLE OTHER NEOs	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR OTHER NEOs	LESS: AVERAGE FAIR VALUE OF EQUITY AWARDS AT GRANT DATE	ADD: AVERAGE FAIR VALUE OF EQUITY AWARDS GRANTED IN SUCH YEAR AT END OF THE APPLICABLE YEAR	ADD: AVERAGE CHANGE IN FAIR VALUE OF EQUITY AWARDS VESTED IN THE APPLICABLE YEAR	ADD: AVERAGE YEAR OVER YEAR CHANGE IN FAIR VALUE OF PRIOR YEAR EQUITY AWARDS REMAINING UNVESTED IN THE APPLICABLE YEAR	LESS: AVERAGE YEAR OVER YEAR CHANGE IN FAIR VALUE OF PRIOR YEAR EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE APPLICABLE YEAR	ADD: VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT REFLECTED IN TOTAL COMPENSATION	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS

2025	Mark Okerstrom, Peter Underwood, Stacey Walker, Jonathan Schwarz, Charles McLaughlin, Tamara Newcombe	$7,144,172	$(5,651,314)	$3,978,167	$(576,319)	$324,234	$(1,610,318)	$4,960	$3,613,583

94 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

Relationship between Compensation Actually Paid and Performance Measures Disclosed in the Pay vs. Performance Table

The charts below reflect the relationship between the Former and Current PEOs’ CAP and the average non-PEO CAP to Total Shareholder Return, Net Income, and Adjusted EPS, and the relationship of the Company’s TSR to the peer group TSR.

(1)
Net income is calculated pursuant to U.S. GAAP. "Adjusted EPS" is a non-GAAP measure. Net income and adjusted EPS for 2025 are presented on a continuing operations basis to reflect the Separation. Net income and adjusted EPS for each of 2021, 2022, 2023 and 2024 do not give effect to the Separation and have not been recast to reflect our former Precision Technologies segment as discontinuing operations. See Appendix A for non-GAAP reconciliation.

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List of Most Important Performance Measures

The three performance measures listed below represent the most important metrics we used to determine executive compensation for 2025 as further described in our Compensation Discussion and Analysis.

PERFORMANCE MEASURE

Adjusted EPS (1)

Core Revenue Growth Rate (1)

Free Cash Flow (1)

(1)
“Adjusted EPS”, “Core Revenue Growth” and “Free Cash Flow” are non-GAAP measures. See Appendix A for non-GAAP reconciliation.

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Equity Compensation Plan Information

All data set forth in the table below is as of December 31, 2025.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)

Equity compensation plans approved by security holders(2)	14,712,081	(3)	$49.44	12,712,948	(4)

Equity compensation plans not approved by security holders	—		—	—

Total	14,712,081		$49.44	12,712,948

(1)
The RSUs and PSUs that have been issued under our 2016 Stock Incentive Plan (the “Stock Plan”) do not require a payment by the recipient to us at the time of vesting. In addition, under our EDIP, if a participant receives their EDIP distribution in shares of common stock, the participant’s EDIP balance is converted into shares of common stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.
(2)
Consists of the Stock Plan and the EDIP.
(3)
Consists of shares attributable to the Stock Plan and shares attributable to the EDIP. With respect to outstanding PSUs that are subject to performance-based vesting, we have assumed that the corresponding target performance would be achieved. In addition, under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive his or her distribution in cash, shares of common stock or a combination of cash and shares of common stock (except that any portion of a participant’s account that is subject to the common stock earnings rate must be distributed in shares of common stock). For purposes of this table, we have assumed that all EDIP balances represented by notional phantom shares as of December 31, 2025 would be distributed in common stock.
(4)
Consists of shares available for future issuance under the Stock Plan and, based on notional phantom shares representing outstanding balances in EDIP accounts as of December 31, 2025, shares available for future issuance under the EDIP.

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PROPOSAL 3:

Ratification of Independent Registered Public Accounting Firm

The Audit Committee on behalf of the Company has appointed Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ending December 31, 2026. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the appointment of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give our shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young LLP. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2026.

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Audit Committee Matters

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2025 and 2024 are set forth in the table below.

FEE CATEGORIES	FISCAL 2025 FEES	FISCAL 2024 FEES

Audit Fees(1)	$12,378,687	$13,536,000

Audit-Related Fees(2)	$225,000	$3,519,000

Tax Fees(3)	$4,496,891	$3,707,000

All Other Fees(4)	-	$92,000

TOTAL FEES	$17,100,578	$20,854,000
	9

(1)
Audit Fees consist of fees for the integrated audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, statutory audits, audit of captive insurance company, audit procedures associated with the adoption of new accounting standards, consents, review of documents filed with the SEC and other services normally provided by the auditor in connection with statutory and regulatory filings or engagements. In addition, with respect to fiscal 2025 and 2024, approximately $2.3 million and $1.6 million, respectively, in fees related to audits of prior periods billed in 2025.
(2)
Audit-Related Fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements and internal control over financial reporting that are not reported under “Audit Fees” above, including employee benefit plan audits, due diligence related to acquisitions, and consultations concerning financial accounting and reporting standards. With respect to fiscal 2024, Audit-Related Fees included approximately $3.4 million in fees for audit services related to the separation of Fortive and Ralliant into two separate, publicly traded companies, including audit services associated with the corresponding filings with the SEC.
(3)
Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, mergers and acquisitions tax diligence, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $75,789 and $409,829 in fiscal 2025 and 2024, respectively. All other tax fees were $4.4 million and $3.3 million in fiscal 2025 and 2024, respectively. With respect to fiscal 2025 and 2024, the other tax fees included approximately $4.2 million and $2.8 million, respectively, in fees for tax services related to the separation of Fortive and Ralliant into two separate, publicly traded companies.
(4)
All Other Fees consist of fees for productions and services provided by Ernst & Young, LLP, other than the services reported under “Audit Fees”, “Audit-Related Fees” or “Tax Fees” above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for the Company and its consolidated subsidiaries by our independent registered public accounting firm. To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence, the Audit Committee establishes on an annual basis the Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that Ernst & Young LLP may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Ernst & Young LLP to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Ernst & Young LLP under any circumstances. Pursuant to the Policy, the Audit Committee approves services to be provided by Ernst & Young LLP and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees materially exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such preapprovals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. The Audit Committee has pre-approved all amounts for 2025.

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Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Audit Committee has been appointed by the Board of Directors to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee reviews with management the Company’s risk assessment process and risk management policies. Furthermore, within the scope of its compliance oversight responsibilities, the Audit Committee reviews with management the Company’s major cybersecurity risk exposures and the steps management has taken to monitor and mitigate such exposures.

Each member of the Audit Committee meets the criteria for independence applicable to audit committee members under the Exchange Act and the NYSE listing standards. Each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards, and the Board of Directors has further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated and combined financial statements, and expressing opinions on the conformity of the financial statements with GAAP.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Ernst & Young was first appointed by the Audit Committee as the Company’s independent registered public accounting firm concurrently with the Company’s separation from Danaher in 2016. The Audit Committee will interview and select any new lead audit engagement partner from Ernst & Young, which Ernst & Young will rotate every five years. In addition, the Audit Committee will also consider as part of its oversight whether to rotate the Company’s independent registered public accounting firm. After consideration of the independence and performance of the Company’s independent registered public accounting firm, the Audit Committee believes that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Consequently, the Audit Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm for 2026.

The Audit Committee has reviewed and discussed with the Company’s management and with Ernst & Young (with and without management present) the audited consolidated and combined financial statements of the Company contained in the Company’s Annual Report on Form 10-K for year ended December 31, 2025 and the Company’s internal control over financial reporting. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young LLP its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with maintaining Ernst & Young’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated and combined financial statements for the Company for the year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for its fiscal year 2025 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Rejji P. Hayes (Chair)

Eric Branderiz

Kate D. Mitchell

Jeannine Sargent

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Additional Information

About This Proxy Statement and the Annual Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Fortive Corporation, a Delaware corporation, of proxies for use at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) to be held in virtual only meeting format through www.virtualshareholdermeeting.com/FTV2026 at 3:00 p.m., PDT, and at any and all postponements or adjournments thereof. Fortive’s principal address is 6920 Seaway Blvd., Everett, WA 98203. The date of mailing of this Proxy Statement is on or about April 29, 2026.

The purpose of the 2026 Annual Meeting is to:

1.
Elect the eight director nominees named in this Proxy Statement, each for a one-year term expiring at the 2027 Annual Meeting and until his or her respective successor is duly elected and qualified;
2.
approve on an advisory basis Fortive’s named executive officer compensation;
3.
ratify the appointment of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2026;
4.
Consider and act upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

Annual Meeting Participation

We will conduct the 2026 Annual Meeting in a virtual-only meeting format. You will not be able to attend the 2026 Annual Meeting physically.

If you plan to participate in the 2026 Annual Meeting, you must be shareholder of record as of the record date of April 13, 2026. If you are not a shareholder of record but hold shares through a broker, bank or nominee (i.e., in street name), you must hold a legal proxy for the 2026 Annual Meeting provided by your broker, bank or nominee.

To be admitted to the 2026 Annual Meeting at www.virtualshareholdermeeting.com/FTV2026, you must enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. On June 9, 2026, you may begin to log into the meeting platform beginning at 2:30 p.m. Pacific time and the meeting will begin promptly at 3:00 p.m. Pacific time. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

The rules and procedures applicable to the 2026 Annual Meeting, together with a list of shareholders of record for inspection for any legally valid purpose, will be available during the 2026 Annual Meeting for the participating shareholders of record at www.virtualshareholdermeeting.com/FTV2026.

You may vote during the 2026 Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you participate in the 2026 Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. The proxy card included with the proxy materials may be used to vote your shares in connection with the 2026 Annual Meeting.

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Similar to in-person meetings, you will have the ability to submit questions live during the Annual Meeting. Questions may be submitted during the meeting through www.virtualshareholdermeeting.com/FTV2026 by typing your question into the “Ask a Question” field and clicking “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

If you encounter any difficulties accessing the meeting during the meeting time, please call the technical support number that will be posted on the meeting website.

Following completion of the meeting, a webcast replay will be posted online to our Investor Relations website at www.fortive.com for at least one year.

Outstanding Stock and Voting Rights

In accordance with Fortive’s Amended and Restated Bylaws, the Board has fixed the close of business on April 13, 2026 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. The only outstanding securities of Fortive entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value (“Common Stock”). Each outstanding share of Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. As of the close of business on April 13, 2026, 305,223,467 shares of Common Stock were outstanding, excluding shares held by or for the account of Fortive.

Solicitation of Proxies

The proxies being solicited hereby are being solicited by Fortive’s Board. The total expense of the solicitation will be borne by Fortive, including reimbursement paid to banks, brokerage firms and nominees for their reasonable expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Fortive, who will receive no additional compensation for their services. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $14,000 plus reasonable expenses.

Proxy Instructions

Proxies will be voted as specified in the proxy.

If you sign and submit your proxy card with no further instructions, your shares will be voted:

FOR the election of each of the eight director nominees identified in this Proxy Statement to serve as directors, each for a one-year term expiring at the 2027 Annual Meeting;

FOR the approval on an advisory basis of Fortive’s named executive officer compensation; and

FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026;

In the discretion of the proxy holders on any other matter that properly comes before the meeting and any adjournment thereof. The Board has selected Peter C. Underwood and Daniel B. Kim to act as proxy holders with full power of substitution.

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Notice of Electronic Availability of Proxy Materials

As permitted by the SEC rules, we are making the proxy materials available to our shareholders primarily via the Internet. By doing so, we can reduce the printing and delivery costs and the environmental impact of the Annual Meeting. On or about April 29, 2026, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions on how to access our proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

Voting Requirements with Respect to Each of the Proposals Described in this Proxy Statement

Quorum

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting as of the record date present in person or represented by proxy. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

Broker Non-Votes

Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on Proposal 3, which is considered a “routine” matter. However, on “non-routine” matters such as Proposals 1 and 2, your broker must receive voting instructions from you, as it does not have discretionary voting authority for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to Proposals 1 and 2.

Approval Requirements

If a quorum is present, the vote required under the Company’s Amended and Restated Bylaws and the Restated Certificate of Incorporation to approve each of the proposals is as follows:

•
With respect to Proposal 1, the election of directors, you may vote “for” or “against” any or all director nominees or you may abstain as to any or all director nominees. In uncontested elections of directors, such as this election, a nominee is elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. A vote to abstain or a broker non-vote is not treated as a vote cast and thus will have no effect on the outcome of the vote. Under our director resignation policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.
•
With respect to Proposals 2 and 3, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote with respect to Proposal 2 (Proposal 3 is considered a “routine” matter, as to which there are expected to be no broker non-votes).

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Tabulation of Votes. Our inspector of election, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Voting Methods

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the registered holder of those shares. As the registered shareholder, you can ensure your shares are voted at the Annual Meeting by submitting your instructions by telephone, over the internet, by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by participating in the virtual Annual Meeting and voting your shares at the meeting. Telephone and internet voting for registered shareholders will be available 24 hours a day, up until 11:59 p.m., Eastern time on June 8, 2026.

Detailed instructions for telephone and internet voting are set forth on the Notice.

Vote your shares at www.proxyvote.com.
Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.
Call toll-free number 1-800-690-6903.
Mark, sign, date, and return the enclosed proxy card or voting instruction form in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares through a broker, bank or nominee, rather than registered directly in your name, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank or nominee, together with a voting instruction form. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms.

If you participate in the Fortive Stock Fund through the Savings Plan, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plan, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by June 4, 2026, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Changing Your Vote

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Fortive a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by participating in the meeting and voting at the meeting. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Participation in the meeting will not, by itself, revoke a proxy.

Householding

We are permitted to send a single set of our proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our annual report and proxy statement to you if you contact us at Fortive

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Corporation, Attn: Investor Relations, 6920 Seaway Blvd., Everett, WA 98203; telephone us at 425-446-5000; or email us at investors@fortive.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

Website Disclosure

We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, http://www.fortive.com, of any of the following:

•
the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting;
•
the method for interested parties to communicate directly with the Board or with individual directors, the independent Chair of the Board, or if the Chair is not independent, the Lead Independent Director, or the non-management directors as a group;
•
the identity of any member of the Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee;
•
contributions by Fortive to a tax exempt organization in which any non-management director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues; and
•
any amendment to the Code of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Code of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer within four business days following the date of such amendment or waiver.

The information on or accessible through our website is not incorporated by reference into, and does not form a part of, this Proxy Statement.

Information Relating to Forward-Looking Statements

Certain statements included in this Proxy Statement are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding strategic plans and plans for growth, innovation and future operations; financial or operating targets or projections; future capital allocation, acquisitions, divestitures, and the integration thereof; plans and strategies relating to corporate governance, executive compensation, director compensation, sustainability, and human capital management; the goals, objectives and anticipated benefits of our executive compensation and director compensation programs; risk oversight; risk mitigation efforts; the anticipated roles and responsibilities of the Board’s committees; plans with respect to shareholder engagement and alignment, Board recruitment, selection, and refreshment; general economic and capital markets conditions; our plans to separate into two independent, publicly traded companies; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Fortive intends or believes will or may occur in the future. Terminology, such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods, are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31,

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2025 and subsequent filings with the SEC. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments, and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements included in this Proxy Statement speak only as of the date of this Proxy Statement. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Annual Report on Form 10-K for 2025

Fortive will provide, without charge, a copy of Fortive’s Annual Report on Form 10-K for 2025 filed with the SEC to any shareholder upon request directed to: Investor Relations, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203 or by email to: investors@fortive.com.

Ownership of Our Stock

Directors and Executive Officers

The following table sets forth as of April 13, 2026 (unless otherwise indicated) the number of shares and percentage of Common Stock beneficially owned by each of Fortive’s directors, nominees for director, each of the named executive officers in the Summary Compensation Table, and all current executive officers and directors of Fortive as a group.

Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares as to which the person has the right to acquire beneficial ownership within 60 days of April 13, 2026. Except as indicated, the address of each director and executive officer shown in the table below is c/o Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED(1)		PERCENT OF CLASS(1)

Eric Branderiz	16,132	(2)	*

Daniel L. Comas	59,070	(3)	*

Sharmistha Dubey	32,045	(4)	*

Rejji P. Hayes	15,651	(5)	*

Wright Lassiter III	21,857	(6)	*

Kate D. Mitchell	50,161	(7)	*

Gregory J. Moore	5,820	(8)	*

Jeannine Sargent	28,834	(9)	*

Olumide Soroye	772,654	(10)	*

James A. Lico	3,442,734	(11)	1.12%

Charles E. McLaughlin	1,471,787	(12)	*

Tamara Newcombe	26,673		*

Mark D. Okerstrom	21,325		*

Jonathan L. Schwarz	592,716	(13)	*

Peter C. Underwood	965,050	(14)	*

Stacey A. Walker	86,515	(15)	*

All current executive officers and directors as a group (12 persons)	1,988,599	(16)	*

* Represents less than 1% of the outstanding Common Stock.

(1)
Balances credited to each named executive officer’s account under the Fortive Executive Deferred Incentive Plan (the “EDIP”) which are vested or are scheduled to vest within 60 days of April 13, 2026 are included in the table. The incremental number of notional phantom shares of Common Stock credited to a person’s EDIP account is based on the incremental amount of contribution to the person’s EDIP balance divided by the closing price of Common Stock as reported on the NYSE on the date of the contribution. In addition, for purposes of the table, the number of shares attributable to each named executive officer’s 401(k) Plan account is equal to (a) the officer’s balance, as of March 31, 2026 in the Fortive stock fund included in the executive officer’s 401(k) Plan account (the “401(k) Fortive Stock Fund”), divided by (b) the closing price of Common Stock as reported on the NYSE on March 31,

106 | Fortive Corporation

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

2026. The 401(k) Fortive Stock Fund consists of a unitized pool of Common Stock and cash. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of April 13, 2026 or upon vesting of Restricted Stock Units (“RSUs”) that vest within 60 days of April 13, 2026. In addition, RSUs granted to a non-executive director for which shares are not delivered until the earlier of the director’s death or, at the earliest, the first day of the seventh month following the director’s resignation from the board are not included in the table.
(2)
Includes options to acquire 11,637 shares, but does not include 10,249 vested but deferred RSUs.
(3)
Includes options to acquire 16,350 shares, 75 shares held in irrevocable trusts and 1,721 shares beneficially owned by Mr. Comas’ spouse, but does not include 8,848 vested but deferred RSUs. Mr. Comas disclaims beneficial ownership of the shares held by the trusts and by his spouse.
(4)
Includes options to acquire 27,785 shares, but does not include 25,435 vested but deferred RSUs.
(5)
Includes options to acquire 11,391 shares, but does not include 24,541 vested but deferred RSUs.
(6)
Includes options to acquire 17,580 shares, but does not include 16,200 vested but deferred RSUs.
(7)
Includes options to acquire 45,901 shares, but does not include 36,461 vested but deferred RSUs.
(8)
Includes options to acquire 2,923 shares and 2,897 RSUs.
(9)
Includes options to acquire 21,677 shares and 2,897 RSUs, but does not include 17,247 vested but deferred RSUs.
(10)
Includes options to acquire 650,117 shares, 27,394 RSUs, and 29,860 PSUs.
(11)
Includes options to acquire 2,942,311 shares, 70,422 RSUs, 74,644 PSUs, and 208,889 notional phantom shares attributable to Mr. Lico’s EDIP account.
(12)
Includes options to acquire 1,367,975 shares, 23,560 RSUs, 26,277 PSUs, and 41,730 notional phantom shares attributable to Mr. McLaughlin’s EDIP account.
(13)
Includes options to acquire 483,225 shares, 9,620 RSUs, 10,721 PSUs, and 11,337 notional phantom shares attributable to Mr. Schwarz’s EDIP account.
(14)
Includes options to acquire 913,132 shares, 11,272 RSUs, 12,544 PSUs, and 12,682 notional phantom shares attributable to Mr. Underwood’s EDIP account
(15)
Includes options to acquire 48,796 shares, 11,705 RSUs, 13,065 PSUs, and 12,949 notional phantom shares attributable to Ms. Walker’s EDIP account.
(16)
Includes options to acquire 1,718,493 shares, 44,460 RSUs, 42,404 PSUs, and 12,682 notional phantom shares attributable to current executive officers’ EDIP accounts.

Principal Shareholders

The following table sets forth the number of shares and percentage of Common Stock beneficially owned by each person who owns of record or is known to Fortive to beneficially own more than five percent of Common Stock.

Dodge & Cox
555 California Street, 40th Floor, San Francisco, CA 94104	44,157,822	(1)	14.47%

The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	39,083,805	(2)	12.80%

BlackRock, Inc.
50 Hudson Yards, New York, NY 10001	25,921,994	(3)	8.49%

Viking Global Investors LP
600 Washington Boulevard, Floor 11, Stamford, Connecticut 06901	20,483,680	(4)	6.71%

T. Rowe Price Associates, Inc.
1307 Point Street, Baltimore, MD 21231	20,046,352	(5)	6.57%

(1)
The amount shown and the following information is derived from a Schedule 13G/A filed February 14, 2025 by Dodge & Cox which sets forth their beneficial ownership as of December 31, 2025. According to the Schedule 13G/A, Dodge & Cox has sole voting power over 41,540,566 shares and sole dispositive power over 44,157,822 shares.
(2)
The amount shown and the following information is derived from a Schedule 13G/A filed February 13, 2024 by The Vanguard Group, which sets forth their respective beneficial ownership as of December 29, 2023. According to the Schedule 13G/A, as of December 29, 2023, The Vanguard Group had shared voting power over 434,483 shares, sole dispositive power over 37,644,907 shares and shared dispositive power over 1,438,898 shares. According to the most recent Schedule 13G/A filed by The Vanguard Group on March 26, 2026, The Vanguard Group beneficially owns 0.0% as of March 13, 2026, following an internal reorganization pursuant to which The Vanguard Group’s beneficial ownership has been disaggregated.
(3)
The amount shown and the following information is derived from a Schedule 13G/A filed April 17, 2025 by BlackRock, Inc. which sets forth their beneficial ownership as of March 31, 2025. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 23,853,279 shares and sole dispositive power over 25,921,994 shares.
(4)
The amount shown and the following information is derived from a Schedule 13G/A filed November 14, 2025 jointly by Viking Global Investors LP (“VGI”), Viking Global Performance LLC (“VGP”), Viking Global Equities II LP (“VGEII”), Viking Global Equities Master Ltd. (“VGEM”), Viking Long Fund GP LLC (“VLFGP”), Viking Long Fund Master Ltd. (“VLGM”), Viking Global Opportunities Parent GP LLC (“Opportunities Parent”), Viking Global Opportunities GP LLC (“Opportunities GP”), Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”), Viking Global Opportunities Liquid Portfolio Sub-Master LP (“VGOL”), Ole Andreas Halvorsen, David C. Ott and Rose S. Shabet, in each case, setting forth their beneficial ownership as of September 30, 2025. According to the Schedule 13G/A, (i) VGI, which has authority to dispose of and vote shares directly owned by VGEII, VGEM, VLFM, and VGOL, reported shared voting power and shared dispositive power over 20,483,680 shares, (ii) VGP, which has authority to dispose of and vote shares directly owned by VGEII, reported shared voting power and shared dispositive power over 13,283,839 shares, (iii) VGEII reported shared voting power and shared dispositive power over 265,681 shares, (iv) VGEM reported shared voting power and shared dispositive power over 13,018,158 shares, (v) VLFGP, which has authority to dispose of and vote shares directly owned by VLFM, and VLFM each reported shared voting power and shared dispositive power over 5,154,130 shares, (vi) Opportunities Parent, which is the sole member of Opportunities GP, which has the authority to dispose of and vote the shares controlled by Opportunities Portfolio GP comprised of shares directly held by VGOL, Opportunities GP, Opportunities Portfolio GP and VGOL each reported shared voting power and

2026 Proxy Statement | 107

Proxy Summary	Election of Directors	Executive Compensation	Ratification of Accounting Firm	Additional Information

shared dispositive power over 2,045,711 shares, and (vii) Ole Andreas Halvorsen, David C. Ott and Rose S. Shabet as Executive Committee Members of the general partner of VGI and as Executive Committee Members of each of VGP, VLFGP and Opportunities Parent, reported shared voting power and shared dispositive power over 20,483,680 shares.
(5)
The amount shown and the following information is derived from a Schedule 13G filed February 17, 2026 by T. Rowe Price Associates, Inc. which sets forth their beneficial ownership as of December 31, 2025. According to the Schedule 13G, T. Rowe Price Associates, Inc. has sole voting power over 18,850,381 shares and sole dispositive power over 20,046,352 shares.

Other Matters

Fortive’s management is not aware of any other business that may come before the meeting. Under our Amended and Restated Bylaws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2026 Annual Meeting has passed. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

Shareholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, a shareholder who wishes to have a proposal included in Fortive’s proxy materials for the 2026 Annual Meeting of Shareholders must submit the proposal in writing to Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, for receipt no later than December 28, 2026 in order to be considered for inclusion.

In order to be properly brought before the 2027 Annual Meeting of Shareholders, a shareholder’s notice of nomination of one or more director candidates to be included in Fortive’s proxy materials (a “proxy access nomination”) must be received by Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, between November 28, 2026 and December 28, 2026 (or, if the 2027 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2027 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2027 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws.

Shareholders intending to present a proposal at the 2027 Annual Meeting of Shareholders without having it included in the Company’s proxy materials or to make a nomination other than a proxy access nomination must comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws. If a shareholder fails to provide timely notice of a proposal to be presented at the 2027 Annual Meeting of Shareholders, the proxies provided to Fortive’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2027 Annual Meeting of Shareholders is held during the period from May 10, 2027 to July 9, 2027 (as it is expected to be), in order to comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws, appropriate notice would need to be provided to Fortive’s Secretary at the address noted above no earlier than February 9, 2027 and no later than March 11, 2027.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel B. Kim

Secretary

Dated: April 29, 2026

COPIES OF FORTIVE’S ANNUAL REPORT, THIS PROXY STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO FORTIVE OR AT WWW.PROXYVOTE.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 6920 SEAWAY BLVD, EVERETT, WA 98203.

108 | Fortive Corporation

Appendix A

Non-GAAP Financial Measures

Core Revenue Growth

We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of foreign currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines that have been divested or, at the time of reporting, are pending divestiture but are not, and will not be, considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings, Adjusted Diluted Net Earnings Per Share (“Adjusted EPS”), Adjusted EBITDA Margin, and Adjusted Gross Profit Margin

For the years ended December 2025 and 2024, and the first half and second half of 2025 and 2024, we disclose, on a continuing operations basis to give effect to the separation of Ralliant Corporation (“Ralliant”) on June 28, 2025 (the “Separation”), the consolidated non-GAAP measures of historical adjusted net earnings, historical adjusted diluted net earnings per share, historical adjusted EBITDA, historical adjusted gross profit, historical adjusted EBITDA margin, and historical adjusted gross profit margin, which to the extent applicable, make the following adjustments to GAAP net earnings, GAAP diluted net earnings per share, GAAP gross profit, and GAAP gross profit margin:

•
Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”).

In addition to the adjustments noted above, with respect to the consolidated non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, historical adjusted EBITDA, and historical adjusted EBITDA margin, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•
Excluding on a pretax basis amortization of acquisition related intangible assets;

2026 Proxy Statement | A-1

•
Excluding on a pretax basis acquisition, divestiture, and Separation related items;
•
Excluding on a pretax basis the effect of foreign currency transaction gains and losses related to Euro-denominated debt;
•
Excluding on a pretax basis (to the extent there is a tax effect) gains and losses from divestitures;
•
Excluding on a pretax basis the effect of gains and losses from our equity investments; and
•
Excluding on a pretax basis charitable contribution expenses.

In addition to the adjustments noted above, with respect to the non-GAAP measure of historical adjusted EBITDA, we make the following adjustments to GAAP earnings before income taxes:

•
Excluding on a pretax basis net interest expenses;
•
Excluding on a pretax basis depreciation expenses; and
•
Excluding income taxes.

In addition to the adjustments noted above, with respect to the non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•
Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward.

For the years ended December 31, 2021 to 2024, we disclose Fortive results that have not been recast to give effect to the separation of Ralliant Corporation in 2025, including the consolidated non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, which to the extent applicable, make the following adjustments to GAAP net earnings, and GAAP diluted net earnings per share:

•
Excluding on a pretax basis amortization of acquisition related intangible assets and non-cash impairments;
•
Excluding on a pretax basis acquisition, divestiture, and Separation related items;
•
Excluding on a pretax basis the effect of gains and losses from our equity investments;
•
Excluding the loss from divestiture;
•
Excluding on a pretax basis the gain on sale of property and charitable contribution expense;
•
Excluding on a pretax basis the Discrete Restructuring Charges;
•
Excluding on a pretax basis Russia exit and wind down costs;
•
Excluding on a pretax basis the gain on litigation resolution;
•
Excluding on a pretax basis the non-recurring gain on disposition of assets;
•
Excluding on a pretax basis the non-cash interest expense associated with our 0.875% Convertible Senior Notes due 2022 (“Convertible Notes”);
•
Excluding on a pretax basis the loss on debt extinguishment, net of gain on Vontier Corporation (“Vontier”) common stock;
•
Including the actual cash interest expense on our Convertible Notes that was not included under the if-converted methodology mandated in 2022 and, with respect to the adjusted diluted net earnings per share, excluding the outstanding shares of common stock imputed under the in-converted methodology for the Convertible Notes that, in fact, were repaid and settled without issuance of any shares of common stock. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share;

A-2 | Fortive Corporation

•
Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward; and
•
Excluding discrete tax expense (benefits).

Amortization of Acquisition Related Intangible Assets and Non-Cash Impairments

As a result of our acquisition activity, we have significant amortization expense associated with definite-lived intangible assets. We adjust for amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. During the year ended December 31, 2023, we recognized $5.2 million, respectively, related to impairment charges. We believe that this adjustment provides our investors with additional insight into our operational performance and profitability as such impacts are not related to our core business performance.

Acquisition, Divestiture, and Separation Related Items

While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration, restructuring, and separation costs related to completed or announced transactions are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. In connection with the Separation, on a continuing operations basis, we also incurred incremental stock-based compensation expense, primarily due to the adjustment of outstanding stock-based awards to preserve the intrinsic value, and the accelerated compensation expense related to certain stock-based awards due to separation-related executive retirements. We adjust for transaction costs, incremental costs related to the Separation, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges related to acquisitions, in each case, incurred in a given period. Restructuring costs related to the Separation are not included in this adjustment but are instead included in Discrete Restructuring Costs.

Discrete Restructuring Costs

We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. These discrete restructuring plans differ in terms of the size, strategic nature and planning requirements, and are often triggered by significant macroeconomic shifts, significant divestitures such as the Separation, or material operational, economic or capital market disruptions. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition as opposed to dispositions are not included in this adjustment but are instead included in acquisition related items. In the fourth quarter of 2024, we initiated a discrete restructuring plan related to the Separation that was expected to be completed by December 31, 2025, and has been extended through the second half of 2026.

Foreign Currency Transaction Gains and Losses Related to Euro-denominated Debt

We adjust for the effect of unrealized foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt that are not designated as hedging instruments for accounting purpose. As the fluctuations in foreign currency exchange rates continue to remain volatile, we believe this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

2026 Proxy Statement | A-3

Gains and Losses From Divestiture

In May 2025, we recorded a gain resulting from an immaterial divestiture in our IOS segment. In June 2024, prior to the Separation, we divested and transferred ownership of Invetech, excluding the Motion Solution Business, to its management team (the “Invetech Divestiture”). We adjust for gains and losses from divestitures because we believe the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Gains and Losses from Equity Investments

We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.

In addition, we adjust for remeasurement gains and losses, including impairment loss, on equity investments. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Gain on Sale of Property and Charitable Contribution Expense

On March 14, 2024, prior to the Separation, we completed a transaction to sell land and certain office buildings in our Precision Technologies segment for $90 million, for which we received $20 million cash proceeds and a $70 million promissory note secured by a letter of credit. We received $10 million of principal in August and the remaining in November 2024. During the year ended December 31, 2024, we recorded a gain on sale of property of $63.1 million in the Consolidated Statements of Earnings.

Concurrently, during the first quarter of 2024, we pledged to make a charitable donation of $20 million to the Fortive Foundation (“the Foundation”), a related party, without any donor imposed conditions or restrictions. In the third quarter of 2024, $20 million of the promissory note due in November 2024 was reassigned to the Foundation. We recorded a charitable contribution expense of $20 million within the “Other non-operating expense, net” line in the Consolidated Statements of Earnings.

We adjust for the gain on sale of property and charitable donation expense because we believe the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Russia Ukraine Conflict

In connection with the invasion of Ukraine by Russian forces, the Company exited business operations in Russia in the second quarter of 2022, other than for ASP’s sterilization products, which are exempt from international sanctions as humanitarian products. Our business in Russia and Ukraine accounted for less than 1.0% of total revenue and less than 0.2% of total assets for the fiscal year ended December 31, 2021.

As a result of the exit of our business operations in Russia, the Company recorded a pre-tax charge totaling $17.9 million during the twelve month periods ended December 31, 2022 to reflect the write-off of net assets, the write-off of the cumulative translation adjustment in earnings for legal entities deemed substantially liquidated, and to record provisions for employee severance and legal contingencies. These costs are identified as the “Russia exit and wind down costs” in the Consolidated Statements of Earnings. We adjust for the non-recurring Russia exit and wind down costs because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Adjustments on Litigation Resolution

In the event that a potential liability related to a legal contingency for an acquired entity existing at the time of the acquisition is allocated to the corresponding purchase price, we will adjust for the subsequent non-recurring effect of the gain or loss recognized upon resolution because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

A-4 | Fortive Corporation

Convertible Notes

On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our Convertible Notes. The Convertible Notes matured on February 15, 2022 and were settled in cash.

On January 1, 2022, we adopted ASU 2020-06, which amends the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Although the Convertible Notes were, pursuant to the terms of the corresponding indenture, repaid in cash only and retired without issuance of additional shares of common stock, we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the share impacts of applying the if-converted method for purposes of calculating Adjusted average common stock and common equivalent shares outstanding. In addition, although the Company paid interest accrued on the Convertible Notes in cash, the interest expense is not included in the GAAP diluted net earnings and from GAAP diluted net earnings per share under the if-converted methodology. Because we paid the interest expense in cash and because the interest expense was included in the prior year’s results, we have added the cash interest expense on the Convertible Notes during the three months ended April 1, 2022 in calculating the adjusted net earnings for the same period.

Gain on Retained Investment in Vontier and Loss on Extinguishment of Debt

On October 9, 2020, we completed the Vontier separation and retained 19.9% of the shares of Vontier common stock immediately following the Separation (“Retained Vontier Shares”). We did not retain a controlling interest in Vontier and therefore the fair value of our Retained Vontier Shares was included in our assets of continuing operations as of December 31, 2020, and subsequent fair value changes are included in our results from continuing operations for the year ended December 31, 2021.

On January 19, 2021, we completed the Debt-for-Equity Exchange of 33.5 million shares of common stock of Vontier, representing all of the Retained Vontier Shares, for $1.1 billion in aggregate principal amount of indebtedness of the Company held by Goldman Sachs & Co., including (i) all $400.0 million of the 364-day delayed-draw term loan due March 22, 2021 and (ii) $683.2 million of the delayed-draw term loan due May 30, 2021. The change in fair value of the Retained Vontier Shares and the resulting gain of $57.0 million was recorded in the year ended December 31, 2021. We recorded a loss on extinguishment of the debt included in the Debt-for-Equity Exchange of $94.4 million in the year ended December 31, 2021.

Additionally, on February 9, 2021 we repurchased $281 million of the Convertible Notes at fair value using the remaining cash proceeds received from Vontier in the separation and other cash on hand. In connection with the repurchase, we recorded a loss on debt extinguishment during the year ended December 31, 2021 of $10.5 million.

We adjust for the non-recurring effect of the gain on our investment in the Retained Vontier Shares and the corresponding loss on debt extinguishment because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Discrete Non-Cash Tax benefit

We adjust for discrete tax expense items that resulted from the Separation of Ralliant. These discrete items are non-recurring expenses that resulted from the US GAAP calculation of income taxes from continuing operations and do not reflect our current or future cash tax obligations.

As a result of revaluation of deferred tax assets required due to changes in tax rates in Switzerland, we recognized a non-cash tax benefit during the year ended December 31, 2023. We adjust for this non-cash tax benefit because we believe such benefit occurs with inconsistent frequency and for reasons that are unrelated to our commercial performance. We believe such adjustment facilitates comparison with prior and future periods and provides our investors with additional insight into our ongoing tax expenses.

We adjust for non-cash discrete tax expense items that resulted from the separation of Vontier. These discrete items are non-recurring, non-cash expenses that resulted from the US GAAP calculation of income taxes from continuing operations and do not reflect our current or future cash tax obligations.

2026 Proxy Statement | A-5

Free Cash Flow

We use the term “free cash flow” when referring to net cash provided by operating activities calculated according to GAAP less payments for capital expenditures.

Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Core Revenue Growth*

COMPONENTS OF REVENUE GROWTH	YEAR ENDED DECEMBER 31, 2025	FIRST HALF 2025	SECOND HALF 2025

Total revenue growth (GAAP)	1.9%	0.3%	3.5%

Excluding impact of:

Acquisition and divestiture	0.2%	0.2%	0.3%

Currency exchange rates	-0.4%	0.2%	-1.2%

Core revenue growth (Non-GAAP)	1.7%	0.7%	2.6%

Adjusted Net Earnings*

	YEAR ENDED DECEMBER 31,	FIRST HALF	SECOND HALF

	2025	2025	2025

Net Earnings from Continuing Operations (GAAP)	$532.7	$224.2	$308.5

Pretax amortization of acquisition related intangible assets	367.5	182.8	184.7

Pretax acquisition, divestiture, and Separation related items	42.0	1.6	40.4

Pretax discrete restructuring charges	32.0	11.4	20.6

Pretax foreign currency transaction (gains) and losses related to Euro-denominated debt	0.7	—	0.7

Pretax gain from divestiture (a)	(2.2)	(2.1)	(0.1)

Tax effect of the adjustments reflected above (a)	(66.6)	(29.0)	(37.6)

Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$906.1	$388.9	$517.2

* The results in the tables are presented on a continuing operations basis to give effect to the separation of Ralliant.

(a)
The gain from divestiture in 2025 had no tax effect. The tax effect of the adjustments includes all other line items.

A-6 | Fortive Corporation

Adjusted Net EPS *

	YEAR ENDED DECEMBER 31,		FIRST HALF		SECOND HALF

	2025	2024	2025	2024	2025	2024

Net Earnings from Continuing Operations (GAAP)	$1.59	$1.37	$0.65	$0.50	$0.95	$0.87

Pretax amortization of acquisition related intangible assets	1.10	1.05	0.53	0.52	0.57	0.53

Pretax acquisition, divestiture, and Separation related items	0.13	0.01	—	—	0.12	—

Pretax discrete restructuring charges	0.10	0.03	0.03	—	0.06	0.03

Pretax foreign currency transaction (gains) and losses related to Euro-denominated debt	—	—	—	—	—	—

Pretax gain from divestiture (a)	(0.01)	—	(0.01)	—	—	—

Pretax losses from equity investments	—	0.11	—	0.04	—	0.07

Pretax charitable contribution expense	—	0.06	—	0.06	—	—

Tax effect of the adjustments reflected above (a)	(0.20)	(0.22)	(0.07)	(0.10)	(0.12)	(0.11)

Adjusted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$2.71	$2.41	$1.13	$1.02	$1.58	$1.39

* The results in the table are presented on a continuing operations basis to give effect to the separation of Ralliant.

(a)
The gain from divestiture in 2025 had no tax effect. The tax effect of the adjustments includes all other line items.

The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.

Adjusted EPS Used in Pay vs. Performance Table **

	YEAR ENDED DECEMBER 31,

	2025	2024	2023	2022	2021 (a)

Net Earnings Per Share Attributable to Common Stockholders from Continuing Operations (GAAP) (b)	$1.59	$2.36	$2.43	$2.10	$1.65

Dividends on the mandatory convertible preferred stock to apply if-converted method (b)	—	—	—	—	0.10

Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding (b)	—	—	—	—	(0.05)

Net Earnings Per Share from Continuing Operations (GAAP)	1.59	2.36	2.43	2.10	1.70

Interest on the Convertible Notes to apply if-converted method (c)	—	—	—	—	—

Tax effect of the Convertible Notes to apply if-converted method	—	—	—	—	—

Diluted Net Earnings Per Share from Continuing Operations (GAAP)	1.59	2.36	2.43	2.10	1.70

Pretax amortization of acquisition related intangible assets and non-cash impairments	1.10	1.28	1.06	1.06	0.89

Pretax acquisition, divestiture, and Separation related items (d)	0.13	0.17	0.01	0.08	0.19

Pretax discrete restructuring charges	0.10	0.06	0.16	—	0.03

Pretax gains and losses from divestiture (e)	(0.01)	0.07	—	—	—

Pretax losses from equity investments (f)	—	0.11	0.05	0.05	0.03

Pretax gain on sale of property and charitable contribution expense	—	(0.12)	—	—	—

Pretax Russia exit and wind down costs	—	—	—	0.05	—

Pretax gain on litigation resolution	—	—	—	—	(0.08)

Pretax non-cash interest expense associated with our 0.875% Convertible Notes	—	—	—	—	0.08

Pretax loss on debt extinguishment, net of gain on Vontier common stock	—	—	—	—	0.13

Tax effect of the adjustments reflected above (e)	(0.20)	(0.23)	(0.21)	(0.19)	(0.21)

Discrete tax expense (benefits) (g)	—	0.19	(0.07)	—	—

Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$2.71	$3.89	$3.43	$3.15	$2.75

** The Adjusted EPS presented here are presented in the manner set forth in the Pay vs. Performance table and on a basis utilized to determined the compensation for the corresponding period set forth in the Pay vs. Performance. The results for 2021 in the table above are presented on a continuing operations basis to give effect to the separation of Vontier Corporation in 2020. The results for 2024, 2023, 2022, and 2021 in the table above have not been recast to give effect to the separation of Ralliant Corporation in 2025. The results for 2025 in the table above are presented on a continuing operations basis to give effect to the separation of Ralliant.

2026 Proxy Statement | A-7

(a)
The mandatory convertible preferred stock (MCPS) converted shares were converted on July 1, 2021. The per share adjustment for 2021 was calculated assuming the MCPS converted shares had converted at the beginning of the period prior to their conversion on July 1, 2021. The per share adjustments for 2020 and 2019 were calculated assuming the MCPS converted shares had been outstanding.
(b)
On July 1, 2021, all outstanding shares of our MCPS converted at a rate of 14.0978 common shares per share of preferred stock into an aggregate of approximately 19.4 million shares (net of fractional shares). Prior to their conversion on July 1, 2021, the MCPS were anti-dilutive for the years ended December 31, 2021 and 2019, and as such, GAAP net earnings per share was calculated using net earnings from continuing operations attributable to common stockholders, and the number of MCPS Converted Shares assumes the conversion of all 1.38 million shares applying the “if-converted” method. The MCPS were dilutive for the year ended December 31, 2020 and the “if-converted” method was applied in calculating earnings per share, and as such, no additional shares were assumed to be converted and net earnings per share was calculated using net earnings from continuing operations.
(c)
Beginning with our adoption of ASU 2020-06 on January 1, 2022 we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share, as well as excluded the assumed share settlement.
(d)
Includes pretax transaction costs, acquisition related fair value adjustments to inventory and deferred revenue, integration costs, acquisition-related restructuring charges, and costs related to the planned separation of Ralliant.
(e)
The gains and losses from divestiture and the gain on fair value change in Vontier common stock had no tax effect. The dividend on the MCPS is not tax deductible. The tax effect of the adjustments includes all other line items.
(f)
Includes pretax losses from equity method investments. The year ended December 31, 2022 also includes an $8.1 million pretax impairment loss on an equity investment.
(g)
The 2024 amount was related to discrete tax expense items that resulted from the planned separation of Ralliant. The 2023 amount related to the revaluation of deferred tax assets resulting from changes in tax rates in Switzerland.

The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.

Adjusted EBITDA*

	YEAR ENDED DECEMBER 31,		FIRST HALF		SECOND HALF

$ IN MILLIONS	2025	2024	2025	2024	2025	2024

Revenue (GAAP)	$4,159.1	$4,080.9	$2,009.5	$2,004.4	$2,149.6	$2,076.5

Net Earnings (GAAP)	$532.7	$482.5	$224.2	$177.8	$308.5	$304.7

Interest expense, net	120.5	152.8	64.1	82.7	56.4	70.1

Income taxes	69.5	23.8	49.1	39.2	20.4	(15.4)

Depreciation	70.1	61.6	34.4	29.9	35.7	31.7

Amortization	367.5	369.3	182.8	185.1	184.7	184.2

Earnings before interest, taxes, depreciation and amortization (EBITDA) (Non-GAAP)	1,160.3	1,090.0	554.6	514.7	605.7	575.3

Pretax acquisition, divestiture, and Separation related items	42.0	1.9	1.6	1.6	40.4	0.3

Pretax discrete restructuring charges	32.0	10.6	11.4	—	20.6	10.6

Pretax foreign currency transaction (gains) and losses related to Euro-denominated debt	0.7	—	—	—	0.7	—

Pretax gain from divestiture	(2.2)	—	(2.1)	—	(0.1)	—

Pretax losses from equity investments	—	39.4	—	13.2	—	26.2

Pretax charitable contribution expense	—	20.0	—	20.0	—	—

Adjusted EBITDA (Non-GAAP)	$1,232.8	$1,161.9	$565.5	$549.5	$667.3	$612.4

NET Earnings Margin (Non-GAAP)	12.8%	11.8%	11.2%	8.9%	14.4%	14.7%

Adjusted EBITDA Margin (Non-GAAP)	29.6%	28.5%	28.1%	27.4%	31.0%	29.5%

* The results in the table are presented on a continuing operations basis to give effect to the separation of Ralliant.

(a)
Includes pretax transaction costs, acquisition related fair value adjustments to inventory, integration costs, acquisition-related restructuring charges, and costs related to the separation of Ralliant.

A-8 | Fortive Corporation

Adjusted Gross Profit and Adjusted Gross Profit Margin*

	YEAR ENDED DECEMBER 31,		FIRST HALF		SECOND HALF

$ IN MILLIONS	2025	2024	2025	2024	2025	2024

Revenue (GAAP)	$4,159.1	$4,080.9	$2,009.5	$2,004.4	$2,149.6	$2,076.5

Gross Profit (GAAP)	$2,641.1	$2,619.1	$1,283.0	$1,282.1	$1,358.1	$1,337.0

Discrete Restructuring Charges	11.0	0.6	6.7	0.0	4.3	0.6

Adjusted Gross Profit (Non-GAAP)	$2,652.1	$2,619.7	$1,289.7	$1,282.1	$1,362.4	$1,337.6

Gross Profit (GAAP) Margin	63.5%	64.2%	63.8%	64.0%	63.2%	64.4%

Adjusted Gross Profit Margin (Non-GAAP)	63.8%	64.2%	64.2%	64.0%	63.4%	64.4%

Free Cash Flow*

$ IN MILLIONS	YEAR ENDED DECEMBER 31, 2025	FIRST HALF 2025	SECOND HALF 2025

Operating Cash Flows (GAAP):	$1,035.7	$396.8	$638.9

Less: Purchases of property, plant & equipment (capital expenditure) (GAAP)	(105.1)	(46.1)	(59.0)

Free Cash Flow (Non-GAAP):	$930.6	$350.7	$579.9

Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$906.1	$388.9	$517.2

Free Cash Flow Conversion on Adjusted Net Earnings from Continuing Operations	102.7%	90.2%	112.1%

* The results in the tables are presented on a continuing operations basis to give effect to the separation of Ralliant.

2026 Proxy Statement | A-9

FORTIVE

Fortive Corporation
6920 Seaway Boulevard, Everett, WA 98203
425.446.5000 | www.fortive.com

Printed with inks containing soy and/or vegetable oils

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Fortive fortive corporation 6920 seaway blvd Everett, 98203 scan to view materials & vote vote by internet before the meeting – go to www.proxyvote.com or scan the qr barcode above use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. eastern time on June 8, 2026 for shares held directly and by 11:59 p.m. eastern time on June 4, 2026 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction card during the meeting – go to www.virtualshareholdermeting.com/ftv2026 you may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote by phone – 1-800-690-6903 use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. eastern time on June 4, 2026 for shares held in a plan. Gave your proxy card in hand when you call and then follow the instructions. Vote by mail mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote processing, c/o broadridge, 51 mercedes way, edgewood, ny 11717. To vote, mark blocks below in blue or black ink as follows: v96029-p49192-z92383 keep the portion for your records this proxy card is valid only when signed and dated detach and return this portion only fortive corporation the board of directors recommends you vote for the following: 1. To elect the following nominees to serve as directors, each for a one- year term expiring at the 2027 annual meeting of sharejolders and until his on her successor is duly elected and qualified: nominees: for against abstain the board of directors recommends you vote for proposal 2. For against abstain 1a. Daniel l. comas 2. To approve on an advisory basis fortive’s named executive officer compensation. 1b. sharmistha Dubey the board of directors recommends you vote for proposal 3. For against abstain 1c. rajji p. hayes 3. To ratify the appointment of Ernst & young llp as fortive’s independent registered public accounting firm for the year ending December 31,2026. 1d. wright Lassiter lll 1e. kate d. mitchell note: to consider and act upon such other business as may properly come before the meeting and any adjournment or postponement thereof. 1f. Gregory j. moore 1g. Jeannine p. sargent 1h. Olumide o. soroye please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [please sign within box] date signature (joint owners) date

11

Important notice regarding the availability of proxy materials for the annual meeting: The notice and proxy statement and annual report are available at www.proxyvote.com Fortive corporation Annual meeting of shareholders June 9, 2026 This proxy is solicited by the board of directors The shareholders(s) hereby appoint(s) peter c. underwood and Daniel B kim, and each of them, as proxy holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of fortive corporation that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held in virtual only meeting format at 3:00 p.m.,PDT on June 9, 2026, via www.virtualshareholdermeeting.com/FTV2026 and any adjournment or postponement thereof (with discretionary authority under proposal 1 to vote for a substitute nominee designated by the board of directors in the event a nominee is unable to serve or for good cause will not serve) and in their discretion on such other matters as may properly come before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted: FOR the election of each of the director nominees listed in proposal 1, and FOR proposals 2 and 3. Continued and to be signed on reverse side